     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             LONGHORN STEAKS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                     GEORGIA                  58-1498312
                  (State or other           (I.R.S. Employer
                  jurisdiction of            Identification
                     incorporation)                 No.)

                                  BUILDING 200
                               8215 ROSWELL ROAD
                             ATLANTA, GEORGIA 30350
                                 (770) 399-9595
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RICHARD E. RIVERA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LONGHORN STEAKS, INC.
                                  BUILDING 200
                               8215 ROSWELL ROAD
                             ATLANTA, GEORGIA 30350
                                 (770) 399-9595
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                 WILLIAM H. AVERY                                  MARGARET D. FARRELL
                MARK F. MCELREATH                                HINCKLEY, ALLEN & SNYDER
                  ALSTON & BIRD                                     1500 FLEET CENTER
               ONE ATLANTIC CENTER                            PROVIDENCE, RHODE ISLAND 02903
            1201 WEST PEACHTREE STREET                                (401) 274-2000
           ATLANTA, GEORGIA 30309-3424
                  (404) 881-7000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                                PROPOSED        MAXIMUM
         TITLE OF EACH CLASS                                    MAXIMUM        AGGREGATE       AMOUNT OF
            OF SECURITIES                   AMOUNT TO BE     OFFERING PRICE     OFFERING      REGISTRATION
          TO BE REGISTERED                 REGISTERED(1)      PER SHARE(2)      PRICE(2)         FEE(2)
- ------------------------------------------------------------------------------------------------------------
Common Stock.........................     2,393,683 shares       $8.66        $45,225,500       $15,595
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of Common Stock, no par value per share ("LSI Common Stock"), issuable by the Registrant upon consummation of the merger of a subsidiary of Registrant with and into Bugaboo Creek Steak House, Inc. ("BCS"), assuming exercise of all rights to purchase common stock, par value $.01 per share, of BCS ("BCS Common
     Stock") as well as the estimated maximum number of shares of LSI Common
     Stock issuable by the Registrant to parties related to BCS pursuant to the WPC Agreements (as hereinafter defined).
(2) Pursuant to Rules 457(f)(1) and 457(c), the registration fee was computed on the basis of the average of the high and low prices of BCS Common Stock as reported on The Nasdaq Stock Market's National Market on June 10, 1996 ($8.54), and pursuant to Rule 457(f)(2) and 457(c) on the basis of the aggregate book value of the shares and/or interests to be acquired pursuant to the WPC Agreements, and based on the estimated maximum number of shares of BCS Common Stock (5,225,000) that may be exchanged for the LSI Common Stock being registered.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             LONGHORN STEAKS, INC.

                                     PART I

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

        FORM S-4 ITEM NUMBER AND CAPTION               CAPTION OF LOCATION IN PROSPECTUS
- ------------------------------------------------  -------------------------------------------
                            A.  INFORMATION ABOUT THE TRANSACTION
  1. Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus...  Outside front cover page; facing page
  2. Inside Front and Outside Back Cover Pages
       of Prospectus............................  Available Information; Table of Contents
  3. Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information............  Summary
  4. Terms of the Transaction...................  Summary; General Information; The Merger;
                                                    Certain Differences in the Rights of LSI
                                                    Shareholders and BCS Stockholders; Annex
                                                    A; Annex B; Annex C
  5. Pro Forma Financial Information............  Summary; Pro Forma Combined Financial
                                                    Information
  6. Material Contacts with Company Being
       Acquired.................................  Summary; The Merger
  7. Additional Information Required for
       Reoffering by Persons and Parties Deemed
       to be Underwriters.......................  Not applicable
  8. Interests of Named Experts and Counsel.....  Not applicable
  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not applicable
                            B.  INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3
       Registrants..............................  Available Information; Summary; Certain
                                                    Differences in the Rights of LSI
                                                    Shareholders and BCS Stockholders
 11. Incorporation of Certain Information by
       Reference................................  Incorporation of Certain Information by
                                                    Reference
 12. Information with Respect to S-3 or S-2
       Registrants..............................  Not applicable
 13. Incorporation of Certain Information by
       Reference................................  Not applicable
 14. Information with Respect to Registrants
       Other than S-2 or S-3 Registrants........  Not applicable
                      C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. Information with Respect to S-3
       Companies................................  Not applicable
 16. Information with Respect to S-2 or S-3
       Companies................................  Not applicable
 17. Information with Respect to Companies Other
       than S-2 or S-3 Companies................  Summary; Bugaboo Creek Steak House, Inc.

        FORM S-4 ITEM NUMBER AND CAPTION               CAPTION OF LOCATION IN PROSPECTUS
- ------------------------------------------------  -------------------------------------------
                            D.  VOTING AND MANAGEMENT INFORMATION
 18. Information if Proxies, Consents or
       Authorizations are to be Solicited.......  Incorporation of Certain Information by
                                                    Reference; Summary; General Information;
                                                    Bugaboo Creek Steak House, Inc.; The
                                                    Merger; Other Matters
 19. Information if Proxies, Consents or
       Authorizations are not to be Solicited or
       in an Exchange Offer.....................  Not applicable

                             LONGHORN STEAKS, INC.
                        BUILDING 200, 8215 ROSWELL ROAD
                             ATLANTA, GEORGIA 30350

                                                                          , 1996

Dear Shareholder:

     You are cordially invited to attend the special meeting of shareholders
("Special Meeting") of Longhorn Steaks, Inc. ("LSI") to be held at           at
       , local time, on        , 1996.

     At this important meeting, you will be asked to consider and vote upon the approval of the issuance of shares of LSI common stock in connection with several agreements and plans of merger, as well as a purchase agreement, all dated as of June 14, 1996, which provide for: (i) the merger of a wholly-owned subsidiary of LSI with and into Bugaboo Creek Steak House, Inc. ("BCS"); (ii) the merger of several related corporations with and into a wholly-owned subsidiary of LSI; and (iii) the purchase by a wholly-owned subsidiary of LSI of a certain parcel of real estate from parties related to BCS (the agreements and plans of merger and the purchase agreement are hereinafter referred to as the "Merger Agreements" and the transactions contemplated thereby are referred to as the "Merger").

     If the Merger is consummated each outstanding share of BCS common stock, each outstanding share of capital stock or membership interest of the related corporations and the interest in the real estate, will be converted into or exchanged for the right to receive shares of LSI common stock on the basis set forth in the Merger Agreements and described in the enclosed Joint Proxy Statement/Prospectus. Approval of the issuance of LSI common stock in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of LSI common stock present and voting at the Special Meeting.

     Enclosed are the: (i) Notice of Special Meeting, (ii) Joint Proxy Statement/Prospectus and (iii) Proxy for the Special Meeting. The Joint Proxy Statement/Prospectus describes in more detail the Merger Agreements and the Merger, including a description of the conditions to consummation of the Merger, and contains financial and other information about BCS. Please give this information your careful attention.

     The Board of Directors has unanimously approved and adopted the Merger Agreements and consummation of the transactions contemplated therein, and unanimously recommends that you vote FOR approval of the issuance of LSI common stock in connection with the Merger.

     In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed Proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote in person, even if you previously returned your Proxy.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Richard E. Rivera
                                          President and Chief Executive Officer

                             LONGHORN STEAKS, INC.
                                  BUILDING 200
                               8215 ROSWELL ROAD
                             ATLANTA, GEORGIA 30350

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT        ON           , 1996

                                                                          , 1996
To the Shareholders of Longhorn Steaks, Inc.:

     NOTICE IS HEREBY GIVEN that the special meeting of shareholders ("Special
Meeting") of Longhorn Steaks, Inc. ("LSI") will be held at           , at      ,
local time, on        , 1996, for the following purposes:

     1. THE MERGER. To consider and vote upon a proposal to approve the issuance of shares of the no par value common stock of LSI ("LSI Common Stock") pursuant to: (i) the Agreement and Plan of Merger, dated as of June 14, 1996, (the "BCS Merger Agreement"), among Bugaboo Creek Steak House, Inc. ("BCS"), LSI and Whip Merger Corporation, a wholly-owned subsidiary of LSI ("WMC"), pursuant to which, among other matters, WMC will merge with and into BCS (the "BCS Merger"), with BCS becoming a wholly-owned subsidiary of LSI and each share of BCS common stock being converted into the right to receive shares of LSI Common Stock; (ii) the Agreements and Plans of Merger, each dated as of June 14, 1996, (each a "WPC Merger Agreement"), among LSI, Whip Pooling Corporation, a wholly-owned subsidiary of LSI ("WPC") and each of Bentley's Restaurant, Inc., Hemenway Sea Foods, Inc., Old Grist Mill Tavern, Inc. and GOS Properties Limited Liability Company (each a "WPC Merger Party"), pursuant to which, among other matters, each of the WPC Merger Parties will merge with and into WPC (the "WPC Mergers"), and each share of capital stock or membership interest in each WPC Merger Party will be converted into the right to receive shares of LSI Common Stock; and (iii) the Purchase and Sale Agreement, dated as of June 14, 1996, by and among Edward P. Grace, III, Samuel J. Orr, Jr. (each a "WPC Purchase Party," and together with the WPC Merger parties, the "WPC Parties") and WPC (the "WPC Purchase Agreement," and together with WPC Merger Agreements, the "WPC Agreements"), pursuant to which, among other matters, WPC will purchase (the "WPC Purchase") from Messrs. Grace and Orr, all of their interest in a certain partial of real estate in Seekonk, Massachusetts (the "WPC Property") in exchange for the right to receive shares of LSI Common Stock. (The BCS Merger Agreement and the WPC Agreements are hereinafter referred to as the "Merger Agreements" and the transactions contemplated thereby are referred to as the "Merger").

     2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on           , 1996,
are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the issuance of shares of LSI Common Stock in the Merger requires the affirmative vote of the holders of a majority of the shares of LSI Common Stock present and voting at the Special Meeting.

     THE BOARD OF DIRECTORS OF LSI UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF LSI COMMON STOCK IN THE MERGER.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Anne D. Huemme
                                          Secretary

                        BUGABOO CREEK STEAK HOUSE, INC.
                              1275 WAMPANOAG TRAIL
                      EAST PROVIDENCE, RHODE ISLAND 02915

                                                                          , 1996

Dear Stockholder:

     You are cordially invited to attend the special meeting of stockholders ("Special Meeting") of Bugaboo Creek Steak House, Inc. ("BCS") to be held at
                        at             , local time, on             , 1996.

     At this important meeting, you will be asked to consider and vote upon the adoption of an Agreement and Plan of Merger, dated as of June 14, 1996 (the "BCS Merger Agreement"), which provides for the merger (the "BCS Merger") of a wholly-owned subsidiary of Longhorn Steaks, Inc. ("LSI") with and into BCS. If the BCS Merger is consummated, BCS will become a wholly-owned subsidiary of LSI and each outstanding share of BCS common stock will be converted into the right to receive shares of LSI common stock on the basis set forth in the BCS Merger Agreement and described in the enclosed Joint Proxy Statement/ Prospectus. Adoption of the BCS Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BCS common stock.

     Enclosed are the: (i) Notice of Special Meeting, (ii) Joint Proxy Statement/Prospectus and (iii) Proxy for the Special Meeting. The Joint Proxy Statement/Prospectus describes in more detail the BCS Merger Agreement and the BCS Merger, including a description of the conditions to consummation of the BCS Merger and the effects of the BCS Merger on the rights of BCS stockholders, and contains financial and other information about BCS and LSI. Please give this information your careful attention.

     The Board of Directors has unanimously approved and adopted the BCS Merger Agreement and consummation of the transactions contemplated therein, and unanimously recommends that you vote FOR adoption of the BCS Merger Agreement.

     In view of the importance of the action to be taken, we urge you to complete, sign, and date the enclosed Proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote in person, even if you previously returned your Proxy.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Edward P. Grace, III
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                        BUGABOO CREEK STEAK HOUSE, INC.
                              1275 WAMPANOAG TRAIL
                      EAST PROVIDENCE, RHODE ISLAND 02915
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT           ON           , 1996
                             ---------------------

                                                                          , 1996

To the Stockholders of Bugaboo Creek Steak House, Inc.:

     NOTICE IS HEREBY GIVEN that the special meeting of stockholders ("Special Meeting") of Bugaboo Creek Steak House, Inc. ("BCS") will be held at
at      , local time, on        , 1996, for the following purposes:

     1. THE MERGER. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 14, 1996 (the "BCS Merger Agreement"), by and among BCS, Longhorn Steaks, Inc. ("LSI") and Whip Merger Corporation ("WMC"), pursuant to which, among other matters, WMC will merge with and into BCS (the "BCS Merger"), with BCS becoming a wholly-owned subsidiary of LSI and each share of BCS common stock being converted into the right to receive shares of common stock of LSI, all as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the BCS Merger Agreement is set forth in Annex A to the accompanying Joint Proxy Statement/Prospectus and is hereby incorporated by reference herein.

     2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on           , 1996,
are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Adoption of the BCS Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of BCS common stock.

     THE BOARD OF DIRECTORS OF BCS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE BCS MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Corinne A. Sylvia
                                          Secretary

         PROXY STATEMENT                     PROXY STATEMENT
      LONGHORN STEAKS, INC.          BUGABOO CREEK STEAK HOUSE, INC.
 SPECIAL MEETING OF SHAREHOLDERS     SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON             , 1996     TO BE HELD ON             , 1996

                                   PROSPECTUS

                             LONGHORN STEAKS, INC.
                                  COMMON STOCK
                              (NO VALUE PER SHARE)
                             ---------------------

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, $.01 par value ("BCS Common Stock"), of Bugaboo Creek Steak House, Inc., a Delaware corporation ("BCS"), in connection with the solicitation of proxies by the BCS Board of Directors for use at the special meeting of
stockholders to be held at        , local time, on             , 1996, at
               , and at any adjournment or postponements thereof (the "BCS Meeting"). The purpose of the BCS Meeting is to consider and vote upon, among other things, a proposal to adopt an Agreement and Plan of Merger, dated as of June 14, 1996 (the "BCS Merger Agreement"), by and among BCS, Longhorn Steaks, Inc., a Georgia corporation ("LSI"), and Whip Merger Corporation ("WMC"), which provides for, among other things, the merger of WMC with and into BCS (the "BCS Merger"), with BCS becoming a wholly-owned subsidiary of LSI. See "Summary," "The Merger" and Annex A to this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus is being furnished to the holders of common stock, no par value ("LSI Common Stock"), of LSI, in connection with the solicitation of proxies by the LSI Board of Directors for use at the special
meeting of shareholders to be held at        local time on             , 1996,
at                      , Atlanta, Georgia        , and at any adjournment or
postponements thereof (the "LSI Meeting"). The purpose of the LSI Meeting is to consider and vote upon, among other things, a proposal to approve the issuance of shares of LSI Common Stock pursuant to (i) the BCS Merger Agreement, pursuant to which, among other matters, WMC will merge with and into BCS with BCS becoming a wholly-owned subsidiary of LSI and each share of BCS Common Stock being converted into the right to receive shares of LSI Common Stock; (ii) the Agreements and Plans of Merger, each dated as of June 14, 1996, (each a "WPC Merger Agreement"), among LSI, Whip Pooling Corporation, a wholly-owned subsidiary of LSI ("WPC") and each of Bentley's Restaurant, Inc., Hemenway Sea Foods, Inc., Old Grist Mill Tavern, Inc. and GOS Properties Limited Liability Company (each a "WPC Merger Party") pursuant to which, among other matters, each of the WPC Merger Parties will merge with and into WPC (the "WPC Mergers") and each share of capital stock or membership interest in each WPC Merger Party will be converted into the right to receive shares of LSI Common Stock; and (iii) the Purchase and Sale Agreement, dated as of June 14, 1996, by and among Edward P. Grace, III, Samuel J. Orr, Jr. (each a "WPC Purchase Party," and together with the WPC Merger Parties, the "WPC Parties") and WPC (the "WPC Purchase Agreement," and together with the WPC Merger Agreements, the "WPC Agreements"), pursuant to which, among other matters, WPC will purchase (the "WPC Purchase") from Messrs. Grace and Orr, all of their interest in a certain parcel of real estate in Seekonk, Massachusetts (the "WPC Property") in exchange for the right to receive shares of LSI Common Stock (the BCS Merger Agreement and the WPC Agreements are hereinafter referred to as the "Merger Agreements" and the transactions contemplated thereby are referred to as the "Merger").

     Upon consummation of the Merger: (i) each outstanding share of BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive that fraction of a share of LSI Common Stock (the "BCS Exchange Ratio") obtained by dividing $10.25 by the average of the daily last sale prices for the shares of LSI Common Stock for the twenty consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") ending at the close of trading on the fifth trading day immediately preceding the closing date of the Merger and rounded to the third decimal place (the "Base Period Trading Price"); (ii) each outstanding share of the common stock of Bentley's Restaurant, Inc. ("BRI Common Stock") issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "BRI Exchange Ratio") obtained by dividing (a) the

                                                        (continued on next page)
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is             , 1996,
and it is first being mailed or otherwise
delivered to LSI shareholders and BCS stockholders on or about             ,
1996.

quotient of $40 divided by 1,000 shares of BRI Common Stock outstanding, by (b) the Base Period Trading Price; (iii) each outstanding share of the common stock of Hemenway Sea Foods, Inc. ("HSF Common Stock") issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "HSF Exchange Ratio") obtained by dividing (a) the quotient of $1,893,288 divided by 1,000 shares of HSF Common Stock outstanding, by (b) the Base Period Trading Price;
(iv) each outstanding share of the common stock of Old Grist Mill Tavern, Inc. ("OGM Common Stock") issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "OGM Exchange Ratio") obtained by dividing (a) the quotient of $1,506,672 divided by 100 shares of OGM Common Stock outstanding, by (b) the Base Period Trading Price; (v) each percentage membership interest of GOS Properties Limited Liability Company issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "GOS Exchange Ratio") obtained by dividing (a) the quotient of $1,000,000, less any mortgage indebtedness of GOS Properties Limited Liability Company, divided by 100 (the total percentage interest of the members of GOS Properties Limited Liability Company) by (b) the Base Period Trading Price; and (vi) the purchase price for the WPC Property of $1,000,000 shall be paid by WPC through the assumption of the mortgage indebtedness on the WPC Property and the transfer to Messrs. Grace and Orr of that number of shares of LSI Common Stock (rounded up to the nearest whole share) obtained by dividing the difference between the purchase price and the mortgage indebtedness assumed by WPC, by the Base Period Trading Price.

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of LSI relating to the estimated maximum 2,393,683 shares of LSI Common Stock issuable in the Merger. See "Certain Differences in the Rights of LSI Shareholders and BCS Stockholders."

                             AVAILABLE INFORMATION

     LSI and BCS are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information filed by LSI and BCS with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     This Joint Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), which has been filed by LSI with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). This Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to LSI and BCS and the securities to which this Joint Proxy Statement/Prospectus relates. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: LONGHORN STEAKS, INC., BUILDING 200, 8215 ROSWELL ROAD, ATLANTA, GEORGIA 30350, ATTN: CORPORATE SECRETARY, (770) 399-9595. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE LSI MEETING.

     All information contained herein with respect to LSI and its subsidiaries has been supplied by LSI, all information with respect to BCS and its subsidiaries has been supplied by BCS and all information with respect to the WPC Merger Parties and the WPC Property has been supplied by the WPC Parties.

     No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by LSI, BCS or the WPC Parties. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities to which this Joint Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of LSI, BCS, any of their respective subsidiaries, any of the WPC Merger Parties or the WPC Party since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this Joint Proxy Statement/Prospectus in any jurisdiction in which such an offer or solicitation is not lawful.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by LSI with the Commission (LSI File No. 0-19924) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/ Prospectus:

          (i) LSI's Annual Report on Form 10-K for the year ended December 31, 1995;

          (ii) LSI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (iii) the description of LSI Common Stock and LSI Rights set forth in LSI's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by LSI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy
Statement/Prospectus and prior to the date of the LSI Meeting are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

     Any statement contained herein, in any amendment or supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any amendment or supplement hereto.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    3
Incorporation of Certain Information by Reference.....................................    4
Summary...............................................................................    6
General Information...................................................................   19
Bugaboo Creek Steak House, Inc........................................................   23
The Merger............................................................................   40
Pro Forma Combined Financial Information..............................................   66
Notes to Pro Forma Combined Financial Information.....................................   72
Certain Differences in the Rights of LSI and BCS Stockholders.........................   74
Experts...............................................................................   82
Legal Matters.........................................................................   82
Other Matters.........................................................................   82
ANNEXES:
  ANNEX A -- Agreement and Plan of Merger, dated as of June 14, 1996, by and among
             LSI, WMC and BCS.........................................................  A-1
  ANNEX B -- Opinion of The Robinson-Humphrey Company, Inc............................  B-1
  ANNEX C -- Opinion of Tucker Anthony Incorporated...................................  C-1
  ANNEX D -- Consolidated (Combined) Financial Statements of Bugaboo Creek Steak
             House, Inc...............................................................  D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Annexes hereto, and in the documents incorporated by reference in this Joint Proxy Statement/Prospectus. The BCS Merger Agreement is set forth in Annex A to this Joint Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the BCS Merger. LSI shareholders and BCS stockholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Annexes. As used in this Joint Proxy Statement/Prospectus, the terms "LSI" and "BCS" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

  Longhorn Steaks, Inc.

     As of July 15, 1996, LSI operated and franchised 80 restaurants, including 77 Longhorn Steakhouses in the southeastern and midwestern United States. Longhorn Steakhouse restaurants are casual dining, full-service restaurants that serve lunch and dinner, offer full liquor service and feature a menu consisting of fresh cut, carefully aged steaks, as well as salmon, shrimp, chicken, ribs, pork chops and prime rib.

     For the year ended December 31, 1995, and for the three months ended March 31, 1996, LSI reported total revenues of $109.3 million and $33.6 million respectively, and net income of $4.1 million and $1.4 million, respectively. As of March 31, 1996, LSI had total consolidated assets of $75.1 million and consolidated shareholders' equity of $55.2 million.

     LSI's principal executive offices are located at Building 200, 8215 Roswell Road, Atlanta, Georgia 30350, and its telephone number is (770) 399-9595. For additional information regarding LSI and its business, see "Available Information," "Incorporation of Certain Information by Reference," and
"-- Selected Financial Data."

  Bugaboo Creek Steak House, Inc.

     BCS owns and operates restaurants featuring two distinctive concepts -- Bugaboo Creek Steak House(R) and The Capital Grille(R). Bugaboo Creek Steak House, a casual dining restaurant, serving entrees of seasoned steaks, classic prime rib, spit-roasted half chickens, smoked baby back ribs, grilled salmon, a variety of freshwater fish, hamburgers, salads and sandwiches, creates an entertaining experience for families and couples alike in the setting of a lively Canadian Rocky Mountain lodge. The Capital Grille is a traditional fine dining restaurant which appeals to affluent guests and business executives. The Capital Grille menu offerings include appetizers such as chilled baby lobster and beluga caviar and entrees of dry-aged steaks, lamb and veal chops, lobster, grilled salmon and chicken. As of July 15, 1996, BCS owned and operated 18 restaurants (14 Bugaboo Creek Steak House restaurants and four The Capital Grille restaurants). In addition, BCS manages three dinnerhouse restaurants under management contracts, which restaurants will be acquired by LSI in the WPC Mergers.

     For the year ended June 25, 1995, and the forty weeks ended March 31, 1996, BCS reported net restaurant sales of $29.9 million and $37.9 million, respectively, and net income of $2.2 million and $1.5 million, respectively. As of March 31, 1996, BCS had total consolidated assets of $39.6 million and stockholders' equity of $24.5 million.

     BCS's principal executive offices are located at 1275 Wampanoag Trail, East Providence, Rhode Island 02915, and its telephone number is (401) 433-5500. For additional information regarding BCS and its business, see "Bugaboo Creek Steak House, Inc."

  Bentley's Restaurant, Inc.

     Bentley's Restaurant, Inc. ("BRI") owns and operates "Monterey," a dinnerhouse restaurant specializing in steaks, prime rib and seafood featuring a salad bar, that has been operating since 1984. BRI is 100% owned by Mr. Edward
P. Grace, III. See "The Merger -- Interests of Certain Persons in the Merger."

  Hemenway Sea Foods, Inc.

     Hemenway Sea Foods, Inc. ("HSF") owns and operates "Hemenway's Sea Food and Oyster Bar," a fine dining seafood restaurant featuring fresh fin fish and shellfish from around the world. The restaurant opened in 1985 in downtown Providence, Rhode Island. HSF is owned equally by Mr. Edward P. Grace, III and Mr. Samuel J. Orr, Jr. See "The Merger -- Interests of Certain Persons in the Merger."

  Old Grist Mill Tavern, Inc.

     Old Grist Mill Tavern, Inc. ("OGM") owns and operates the "Old Grist Mill Tavern," a dinner restaurant which specializes in steaks, prime rib and seafood. The restaurant, which is situated on the site of an historical mill in Seekonk, Massachusetts, adjacent to a mill pond and waterfall, has been operating since 1976. OGM is owned equally by Mr. Edward P. Grace, III and Mr. Samuel J. Orr, Jr. See "The Merger -- Interests of Certain Persons in the Merger."

  GOS Properties Limited Liability Company

     GOS Properties Limited Liability Company ("GOS") has as its sole asset the land and building leased to BCS for the Bugaboo Creek Steak House located in Springfield, Virginia. GOS is owned equally by Mr. Edward P. Grace, III, Mr. Samuel J. Orr, Jr. and Mr. Guy B. Snowden. See "The Merger -- Interests of Certain Persons in the Merger."

  WPC Property

     The WPC Property consists of a parcel of real estate located in Seekonk, Massachusetts, which is the site of the Old Grist Mill Tavern. The WPC Property is owned equally by Mr. Edward P. Grace, III and Mr. Samuel J. Orr, Jr. See "The Merger -- Interests of Certain Persons in the Merger."

THE MEETINGS

  LSI Meeting; Record Date

     The LSI Meeting will be held at        , local time on           , 1996, at
          . At the LSI Meeting, LSI's shareholders will consider and vote upon approval of the issuance of LSI Common Stock in connection with the Merger, and transact such other business as may properly come before the LSI Meeting. LSI's
Board of Directors has fixed the close of business on           , 1996, as the
record date for determining the LSI shareholders entitled to receive notice of and to vote at the LSI Meeting (the "LSI Record Date"). As of the LSI Record
Date, there were        shares of LSI Common Stock issued and outstanding and
entitled to be voted at the LSI Meeting. For additional information with respect to the LSI Meeting, including the LSI Record Date and votes required for approval, see "General Information."

     Approval of the issuance of shares of LSI Common Stock in the Merger requires the affirmative vote of the holders of the majority of the shares of LSI Common Stock present and voting at the LSI Meeting. As of the LSI Record Date, LSI's directors and executive officers, and their affiliates, held approximately 17.2% of the outstanding shares of LSI Common Stock entitled to vote at the LSI Meeting. See "General Information -- Votes Required." As of the Record Date, BCS, its directors and executive officers, and their affiliates, held no shares of LSI Common Stock.

  BCS Meeting; Record Date

     The BCS Meeting will be held at           , local time on             ,
1996, at                             . At the BCS Meeting, BCS's stockholders
will consider and vote upon adoption of the BCS Merger Agreement and the consummation of the transactions contemplated therein, and transact such other business as may properly come before the BCS Meeting. BCS's Board of Directors
has fixed the close of business on             , 1996, as the record date for
determining the BCS stockholders entitled to receive notice of and to vote at the BCS Meeting (the "BCS Record Date"). As of the BCS Record Date, there were shares of BCS Common Stock issued and outstanding entitled to be voted at the BCS Meeting. For additional information with respect to the BCS Meeting, including the BCS Record Date and votes required for adoption, see "General Information."

     Adoption of the BCS Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of BCS Common Stock entitled to vote at the BCS Meeting. As of the BCS Record Date, BCS's directors and executive officers, and their affiliates, held approximately 64.0% of the outstanding shares of BCS Common Stock entitled to vote at the BCS Meeting. See "The Merger -- Voting Agreement." Pursuant to the Voting Agreement (as defined herein), Edward P. Grace, III the holder of 2,415,000 shares, 46.2% of the outstanding shares, of BCS Common Stock has agreed to vote all of such shares in favor of adoption of the BCS Merger Agreement and has granted LSI and certain of its executive officers a proxy to vote those shares in favor of adoption of the BCS Merger Agreement. See "General Information -- Votes Required." As of the BCS Record Date, LSI, its directors and executive officers, and their affiliates, held no shares of BCS Common Stock.

THE MERGER

     The BCS Merger Agreement provides that WMC shall merge with and into BCS, which shall be the surviving corporation of the BCS Merger and, as a result thereof, become a wholly-owned subsidiary of LSI. At the time the BCS Merger becomes effective, each outstanding share of BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive shares of LSI Common Stock. The WPC Merger Agreements provide that each of the WPC Merger Parties shall merge with and into WPC, a wholly-owned subsidiary of LSI, which shall be the surviving corporation of the WPC Mergers. At the time the WPC Mergers become effective, each outstanding share of capital stock or membership interest in each WPC Merger Party shall cease to be outstanding and shall be converted into and exchanged for the right to receive shares of LSI Common Stock. The WPC Purchase Agreement provides that WPC will purchase from Messrs. Grace and Orr, all of their interest in the WPC Property in exchange for the right to receive shares of LSI Common Stock. If the issuance of LSI Common Stock pursuant to the Merger Agreements is approved at the LSI Meeting, the BCS Merger Agreement is adopted at the BCS Meeting, all required governmental and other consents and approvals are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the BCS Merger Agreement is set forth in Annex A to this Joint Proxy Statement/Prospectus. See "The Merger."

     The Merger Agreements provide that, at the effective time of the Merger:
(i) each outstanding share of BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive that fraction of a share of LSI Common Stock (the "BCS Exchange Ratio") obtained by dividing $10.25 by the average of the daily last sale prices for the shares of LSI Common Stock for the twenty consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market ending at the close of trading on the fifth trading day immediately preceding the closing date of the Merger and rounded to the third decimal place (the "Base Period Trading Price"); (ii) each outstanding share of BRI Common Stock issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "BRI Exchange Ratio") obtained by dividing (a) the quotient of $40 divided by 1,000 shares of BRI Common Stock outstanding, by
(b) the Base Period Trading Price; (iii) each outstanding share of the HSF

Common Stock issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "HSF Exchange Ratio") obtained by dividing (a) the quotient of $1,893,288 divided by 1,000 shares of HSF Common Stock outstanding, by (b) the Base Period Trading Price; (iv) each outstanding share of the OGM Common Stock issued and outstanding shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "OGM Exchange Ratio") obtained by dividing (a) the quotient of $1,506,672 divided by 100 shares of OGM Common Stock outstanding, by
(b) the Base Period Trading Price; (v) each percentage membership interest of GOS shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "GOS Exchange Ratio") obtained by dividing (a) the quotient of $1,000,000 less any mortgage indebtedness of GOS, divided by 100 (the total percentage interest of the members of GOS), by (b) the Base Period Trading Price; and (vi) the purchase price for the WPC Property, $1,000,000, shall be paid by WPC through the assumption of the mortgage indebtedness on the WPC Property and the transfer to Messrs. Grace and Orr of that number of shares of LSI Common Stock (rounded up to the nearest whole share) obtained by dividing the difference between the purchase price and the mortgage indebtedness assumed by WPC, by the Base Period Trading Price. (The exchange ratios described in (i) through (vi) above are hereinafter referred to as the "Exchange Ratios.")

     For the purposes of calculating the Exchange Ratios described above, the Merger Agreements provide that the Base Period Trading Price shall be deemed to equal (i) $27.25 in the event the Base Period Trading Price is greater than $27.25 or (ii) $24.00 in the event that the Base Period Trading Price is less than $24.00.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

     The Board of Directors of LSI believes that the Merger is in the best interest of LSI and its shareholders and has unanimously approved the issuance of LSI Common Stock pursuant to the Merger Agreements and the consummation of the transactions contemplated therein. The LSI Board of Directors unanimously recommends that the LSI shareholders vote FOR approval of the issuance of shares of LSI Common Stock pursuant to the Merger Agreements. In deciding to approve the issuance of LSI Common Stock pursuant to the Merger Agreements and the consummation of the transactions contemplated therein, LSI's Board of Directors considered a number of factors, including the terms of the Merger, the compatibility of the operations of BCS, LSI, the WPC Merger Parties and the WPC Property, and the financial condition, results of operations, and future prospects of BCS, LSI, the WPC Merger Parties and the WPC Property. See "The Merger -- Reasons for the Merger."

     The Board of Directors of BCS believes that the BCS Merger is in the best interests of BCS and its stockholders and has unanimously approved the BCS Merger Agreement and the consummation of the transactions contemplated therein. The BCS Board of Directors unanimously recommends that the BCS stockholders vote FOR adoption of the BCS Merger Agreement and the consummation of the transactions contemplated therein. In deciding to approve the BCS Merger Agreement and the consummation of the transactions contemplated therein, BCS's Board of Directors considered a number of factors, including the terms of the BCS Merger, the compatibility of the operations of BCS and LSI, and the financial condition, results of operations, and future prospects of BCS and LSI. See "The Merger -- Reasons for the Merger."

OPINION OF FINANCIAL ADVISORS

     The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), the financial advisor to LSI, delivered its opinion, dated June 14, 1996, and the date of this Joint Proxy Statement/Prospectus (the "Robinson-Humphrey Opinion"), that, as of such dates, the Exchange Ratios in the Merger are fair to LSI and its shareholders from a financial point of view. Tucker Anthony Incorporated ("Tucker Anthony"), the financial advisor to BCS, delivered an opinion on June 14, 1996, and delivered a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Tucker Anthony Opinion"), that as of such dates, the consideration to be received by BCS stockholders other than the principal stockholder and affiliates (the "BCS Stockholders") in connection with the BCS Merger is fair, from a financial point of view, to the BCS Stockholders. The full text of the Robinson-Humphrey Opinion and the Tucker Anthony Opinion dated as the date of this Joint Proxy Statement/Prospectus, which describe the procedures followed, assumptions made, limitations on the review taken and other matters in connection with rendering such opinions, are set forth in Annex B and Annex C, respectively, to this Joint Proxy Statement/Prospectus and should be read in their entirety by the LSI shareholders and the BCS stockholders, respectively. For additional information regarding the opinions of Robinson-Humphrey and Tucker Anthony a discussion of the qualifications of each financial advisor, see "The Merger -- Opinion of Financial Advisors."

EFFECTIVE TIME

     If the issuance of LSI Common Stock pursuant to the Merger Agreements is approved by the requisite vote of the LSI shareholders and the BCS Merger Agreement is adopted by the requisite vote of the BCS stockholders, all required governmental and other consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that certificates and/or articles of merger reflecting the Merger become effective with the authorities of the relevant jurisdictions where LSI, BCS and the WPC Parties are organized (the "Effective Time"). Assuming satisfaction of all conditions to consummation, the Merger is expected to become effective during the third calendar quarter of 1996. LSI and BCS each has the right, acting unilaterally, to terminate the BCS Merger Agreement and LSI has the right, acting unilaterally, to terminate the WPC Agreements, should the BCS Merger not be consummated by December 31, 1996. See "The Merger -- Effective Time" and "-- Amendment, Waiver, and Termination."

DELIVERY OF LSI CERTIFICATES

     Promptly after the Effective Time, each record holder of shares of BCS Common Stock outstanding at the Effective Time and each record holder of shares of capital stock of or interest in a WPC Merger Party or the WPC Property outstanding at the Effective Time will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of certificates or other documents evidencing such stock or interest in exchange for LSI Common Stock. LSI shall not be obligated to deliver the consideration to which any former holder of such stock or interest is entitled until such holder surrenders such holder's certificate or certificates or other documents representing such holder's shares or interests for exchange. The certificate or certificates or other documents so surrendered shall be duly endorsed as the exchange agent may require. See "The Merger -- Distribution of LSI Certificates."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The BCS Merger and the mergers of Bentley's Restaurant, Inc., Hemenway Sea Foods, Inc. and Old Grist Mill Tavern, Inc. with and into WPC (together the "Tax-Free Mergers") are intended to be tax-free reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss will be recognized for federal income tax purposes by LSI, BCS, WMC, WPC, BRI, HSF and OGM (collectively, the "Tax-Free Parties") as a result of the Tax-Free Mergers, except that gain or loss may be recognized (i) with respect to cash received, and (ii) for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code. A condition to consummation of the Tax-Free Mergers is the receipt by each of LSI, BCS and the relevant WPC Merger Parties of an opinion of Alston & Bird, counsel to LSI, as to the qualification of the Tax-Free Mergers as tax-free reorganizations and certain other federal income tax consequences of the Tax-Free Mergers and related transactions.

     The Merger of GOS with and into WPC and the purchase of the WPC Property by LSI pursuant to the WPC Purchase Agreement, will not qualify as a tax-free reorganization within the meaning of the Code, and, as a result, a gain or loss could be recognized for federal income purposes by the members of GOS and the WPC Purchase Parties. See "The Merger -- Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PERSON AND OTHER FACTORS, EACH HOLDER OF BCS COMMON STOCK OR CAPITAL STOCK OF OR INTERESTS IN A WPC PARTY OR THE WPC PROPERTY IS URGED TO CONSULT SUCH PERSON'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH PERSON OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

CONVERSION OF STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES

     Upon consummation of the BCS Merger all rights with respect to BCS Common Stock pursuant to stock options ("BCS Options") granted by BCS under its existing stock option plans (the "BCS Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to LSI Common Stock, and LSI shall assume each BCS Option, in accordance with the terms of the BCS Stock Plan and stock option agreement by which it is evidenced, after giving effect to the BCS Exchange Ratio. See "The Merger -- Conversion of Stock Options."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of BCS's management and Board of Directors have interests in the Merger in addition to their interests as stockholders of BCS generally. These include, among other things, provisions in the BCS Merger Agreement relating to indemnification and eligibility for certain LSI employee benefits. In addition, Mr. Edward P. Grace III, President, Chief Executive Officer and Chairman of the Board of Directors of BCS, and Messrs. Samuel J. Orr, Jr. and Guy B. Snowden, each a director of BCS, own interests in one or more of the WPC Parties, Mr. Grace will be elected to the LSI Board of Directors and will receive certain limited registration rights with regard to the shares of LSI Common Stock he receives in the Merger. As of June 14, 1996, the directors and officers of BCS held no shares of LSI Common Stock. See "The Merger -- Management and Operations After the Merger" and " -- Interests of Certain Persons in the Merger."

CONDITIONS TO CONSUMMATION

     Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the issuance of LSI Common Stock pursuant to the Merger Agreements by the requisite vote of LSI shareholders; (ii) adoption of the BCS Merger Agreement by the requisite vote of BCS stockholders;
(iii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger, including expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"); (iv) receipt by LSI of letters from LSI's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment and letters from BCS's independent auditors to the effect that such auditors are not aware of any matters relating to BCS or any of the WPC Parties which would preclude the Merger from qualifying for pooling-of-interests accounting treatment; and (v) satisfaction of certain other usual conditions, including the receipt of the tax opinion discussed above. In addition, consummation of the BCS Merger is subject to the performance by the WPC Parties of the agreements and covenants contemplated by the WPC Agreements prior to or substantially simultaneously with the Effective Time for the BCS Merger. The foregoing are the material conditions to the consummation of the Merger. See "The Merger -- Conditions to Consummation" and " -- Amendment, Waiver, and Termination."

REGULATORY APPROVALS

     The consummation of the Merger is subject to the expiration or termination of the statutory waiting period under the HSR Act and various approvals of local liquor licensing authorities. See "The Merger -- Regulatory Approvals."

CONDUCT OF BUSINESS PENDING THE MERGER

     BCS and the WPC Parties have agreed in the Merger Agreements to, among other things, operate their business only in the ordinary course and to take no action that would adversely affect their ability to perform their covenants and agreements under the Merger Agreements. In addition, BCS has agreed not to take certain actions relating to the operation of BCS pending consummation of the BCS Merger without the prior written consent of LSI, except as otherwise permitted by the BCS Merger Agreement, including, among other things: (i) becoming responsible for any obligation for borrowed money in excess of an aggregate of $50,000, except in the ordinary course of business in accordance with past practices; (ii) repurchasing, redeeming or otherwise acquiring any shares of BCS capital stock; (iii) subject to certain exceptions, issuing any additional shares of its capital stock or giving any person the right to acquire any such shares, or issuing any long-term debt; (iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers or employees; or (v) modifying or adopting any employee benefit plans, including any employment contract. See "The
Merger -- Conduct of Business Pending the Merger."

TERMINATION

  BCS Merger

     The BCS Merger Agreement may be terminated, and the BCS Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of BCS and LSI. In addition, the BCS Merger Agreement may be terminated, and the BCS Merger abandoned, prior to the Effective Time by either LSI or BCS if (i) the other party breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the BCS Merger Agreement and such breach, individually or in the aggregate, has a Material Adverse Effect, as defined in the BCS Merger Agreement, on the non-breaching party, (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal,
(iii) the LSI shareholders fail to approve the issuance of LSI Common Stock pursuant to the Merger Agreements at the LSI Meeting, (iv) the BCS stockholders fail to adopt the BCS Merger Agreement and the transactions contemplated thereby at the BCS Meeting, (iv) any of the conditions precedent to the obligations of the terminating party to consummate the BCS Merger cannot be satisfied or fulfilled by December 31, 1996, (v) the BCS Merger has not been consummated by December 31, 1996, and (vi) for a period of any five consecutive trading days prior to the Effective Time of the BCS Merger, the last sale price of the LSI Common Stock on the Nasdaq National Market shall be less than $21.00 per share.

     In addition, LSI may unilaterally terminate the BCS Merger Agreement in the event that BCS shall have notified LSI of the receipt of a tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving BCS or any of its subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, BCS or substantial equity interests in, or all or substantially all of the assets of, any of BCS's subsidiaries (each an "Acquisition Proposal"), and notified LSI of the determination of the Board of Directors of BCS to cause any of BCS or its subsidiaries to furnish non-public information to the person making such Acquisition Proposal and, within thirty days following BCS's receipt of such Acquisition Proposal, the Board of Directors of BCS shall have failed to reaffirm its approval of the BCS Merger and the transactions contemplated by the BCS Merger Agreement, or shall have resolved not to reaffirm the BCS Merger, or shall have affirmed, recommended or authorized entry into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the assets of BCS. BCS may unilaterally terminate the BCS Merger Agreement if prior to approval by the stockholders of BCS of the BCS Merger Agreement, the Board of Directors of BCS shall have recommended to the stockholders of BCS any other Acquisition Proposal or resolved to do so if the Board of Directors of BCS, after consulting with and considering the advice of outside counsel, reasonably determines in good faith that such actions would be required to comply with its fiduciary duties to BCS stockholders under applicable law and after having consulted with and considered the advice of outside counsel and BCS's financial advisor, the Board of Directors of BCS reasonably determines in good faith that the potential acquiror is highly qualified. (The events described in this paragraph which would provide for the unilateral termination of the BCS Merger Agreement by LSI or BCS are hereinafter referred to as

"Termination Events") See "The Merger -- Amendment, Waiver, and Termination" and "-- Expenses and Fees."

  The WPC Mergers

     The WPC Merger Agreements may be terminated, and the WPC Mergers abandoned, at any time prior to the Effective Time by the mutual consent of the Boards of Directors of LSI and the WPC Merger Parties. In addition, the WPC Merger Agreements may be terminated and the WPC Mergers abandoned prior to the Effective Time by either LSI or the WPC parties if (i) any approval of any regulatory authority required for consummation of the WPC Mergers and other transactions contemplated by the WPC Merger Agreements has been denied by final non-appealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (ii) LSI or BCS shall have terminated the BCS Merger Agreement for any reason. The WPC Merger Agreements may also be unilaterally terminated by LSI in the event that the BCS Merger shall not have been consummated by December 31, 1996, if the failure to consummate the BCS Merger is not caused by a breach of the BCS Merger Agreement by LSI.

  WPC Purchase Agreement

     Pursuant to WPC Purchase Agreement, WPC may, at its option, terminate the WPC Purchase Agreement if: (i) the sellers do not deliver the documents and materials necessary to close the purchase; (ii) the transactions contemplated by the BCS Merger Agreement are not closed; or (iii) the lender under the loan secured by the WPC Property does not consent to the transfer of the WPC Property and the assumption of its loan by WPC. The sellers may, at their option, terminate the WPC Purchase Agreement if: (i) WPC does not deliver the documents and materials necessary to close the purchase; (ii) WPC does not deliver the LSI Common Stock required to be paid as consideration for the purchase; (iii) WPC does not assume all of seller's obligations under the loan; (iv) the BCS Merger is not closed; or (v) the lender does not consent to the transfer of the WPC Property and the assumption of the loan by WPC.

     In addition, the WPC Purchase Agreement provides that WPC may, at its option, terminate the WPC Purchase Agreement if all or any material part of the WPC Property is (i) subject to a bona fide threat of condemnation or taken thereby, or (ii) damaged or destroyed, and if such condemnation would, or would be reasonably likely to, give LSI right to elect not to consummate the BCS Merger. The WPC Purchase Agreement may be amended only by an amendment in writing duly executed by each of the parties affected thereby.

FAILURE TO EXERCISE TERMINATION RIGHT

     Among other termination rights of the parties, the BCS Merger Agreement may be terminated by either LSI or BCS in its sole discretion if the last sale price of the LSI Common Stock on the Nasdaq National Market is less than $21.00 per share for any period of five consecutive trading days prior to the Effective Time. In determining whether to elect to terminate the BCS Merger Agreement in these circumstances, the LSI and/or BCS Board of Directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, the market for restaurant industry stocks in general, the relative value of the LSI Common Stock in the market, the value of BCS, and the advice of its financial advisors and legal counsel. By approving the BCS Merger Agreement, the LSI shareholders and the BCS stockholders would be permitting their Boards of Directors to determine, in the exercise of their fiduciary duties, to proceed with the BCS Merger even if the market price of the LSI Common Stock declines substantially from its price on the date the BCS Merger Agreement was executed and delivered.

EXPENSES AND FEES

     The Merger Agreements provide that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreements, except that each of LSI and BCS shall pay one-half of the filing fees payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus and printing costs incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus. If the BCS Merger Agreement is terminated by LSI or by BCS as the result of a Termination Event, then BCS has agreed to pay LSI's out-of-pocket costs and expenses, including cost of counsel, investment bankers, actuaries and accountants up to, but not exceeding, $750,000.

     If, within ten months following the termination of the BCS Merger Agreement by LSI or BCS upon the occurrence of a Termination Event, any third party acquires, merges with, combines with, or purchases a significant amount of the assets of, or purchases 20% or more of the voting securities of, BCS or enters into a binding agreement to do the foregoing, then such third party (or BCS in the event that such third party fails to pay) will be required, prior to the earlier of consummation of such transaction or execution of any letter of intent or definitive agreement relating to such transaction, to pay LSI $2,000,000, less any amounts previously paid by BCS to LSI as a result of the termination of the BCS Merger Agreement.

ACCOUNTING TREATMENT

     It is anticipated that the Merger will qualify as a "pooling-of-interests" transaction for accounting and financial reporting purposes. See "The
Merger -- Accounting Treatment."

RESALE OF LSI COMMON STOCK

     The LSI Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more stockholders) of BCS, LSI or the WPC Merger Parties under applicable federal securities laws. In addition, BCS and the WPC Merger Parties have agreed to use their reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in substantially the form attached to the Merger Agreements relating to such restrictions on sale or other transfer. See "The Merger -- Resale of LSI Common Stock."

VOTING AGREEMENT

     LSI, BCS and Mr. Edward P. Grace, III (the "Stockholder") have entered into a voting agreement (the "Voting Agreement"). The Voting Agreement provides that the Stockholder will vote the Stockholder's shares of BCS Common Stock, 2,415,000 shares or 46.2% of the shares outstanding as of June 14, 1996, in favor of the BCS Merger, the execution and delivery by BCS of the BCS Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the BCS Merger Agreement; provided that the BCS Merger Agreement has not been amended so as to reduce the consideration payable in the BCS Merger to a lesser amount of LSI Common Stock. The Voting Agreement also provides that the Stockholder will vote the Stockholder's shares of BCS Common Stock against any of the following (each a "Competing Transaction"): any merger agreement or merger (other than the BCS Merger Agreement and the BCS Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BCS or any amendment of BCS's Certificate of Incorporation or Bylaws or other proposal or transaction that would in any manner impede, frustrate, prevent or nullify the BCS Merger, the BCS Merger Agreement or any of the other transactions contemplated by the BCS Merger Agreement. The Stockholder has also agreed not to, and not to permit any, of his representatives to, directly or indirectly, solicit, initiate or encourage the submission of, any takeover proposal or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.

     The Voting Agreement will terminate upon the earlier of the Effective Time or the date upon which the BCS Merger Agreement is terminated in accordance with its terms. See "The Merger -- Voting Agreement."

MARKET PRICES AND DIVIDENDS

     LSI Common Stock is traded on the Nasdaq National Market under the symbol "LOHO" and BCS Common Stock is traded on the Nasdaq National Market under the symbol "RARE." The following table sets forth the high and low sale prices per share of LSI Common Stock and BCS Common Stock on the Nasdaq National Market with respect to each quarterly period since January 1, 1994. The tables show quarterly periods according to LSI's fiscal year, which ends on December 31 of each year. LSI has not declared or paid any cash dividends or distributions on its capital stock since its initial public offering in 1992. BSC has not declared or paid any cash dividends or distributions on its capital stock since its initial public offering in 1994. Neither LSI nor BCS intends to pay any cash dividends on its common stock in the foreseeable future because the present policy of each of their Boards of Directors is to retain all earnings to support operations and finance the expansion of the respective businesses.

                                                                SALES PRICES      SALES PRICES
                                                                PER SHARE OF      PER SHARE OF
                                                                 LSI COMMON        BCS COMMON
                                                                   STOCK             STOCK
                                                                ------------      ------------
                                                                HIGH     LOW      HIGH     LOW
                                                                ----     ---      ----     ---
FISCAL 1994
  Quarter ended March 31, 1994................................  $12 1/2  $ 7 3/4   --       --
  Quarter ended June 30, 1994.................................   12        8 1/4  $16 1/4  $ 9  /16
  Quarter ended September 30, 1994............................   10 1/2    8       13 1/2    8 3/4
  Quarter ended December 31, 1994.............................   10 1/8    7 7/8   13 1/4    9 1/2
FISCAL 1995
  Quarter ended March 31, 1995................................   11        8 1/2   14        9 1/2
  Quarter ended June 30, 1995.................................   14 1/2   10 1/2   14        9 1/2
  Quarter ended September 30, 1995............................   18 3/4   13 3/4   10 3/4    6 1/2
  Quarter ended December 31, 1995.............................   18 1/4   14 1/2   10 1/8    7 3/4
1996
  Quarter ended March 31, 1996................................   24 3/4   15 1/2   10 1/4    6   /16
  Quarter ended June 30, 1996.................................   29 1/2   21 3/4    9 3/4    7 1/2
  Quarter ended September 30, 1996 (through July 10, 1996)....   25 1/2   22        8 7/8    8 1/2

     On June 14, 1996, the last trading day prior to public announcement that LSI and BCS had executed the BCS Merger Agreement, the last reported sale prices per share of LSI Common Stock and BCS Common Stock on the Nasdaq National Market were $22 and $8 3/4, respectively. On July 10, 1996, the last reported sale prices per share of LSI Common Stock and BCS Common Stock on the Nasdaq National Market were $23 and $8 1/2, respectively. BCS STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR THE LSI COMMON STOCK AND BCS COMMON STOCK.

     As of the BCS Record Date, there were approximately           record
holders of BCS Common Stock.

     The Merger Agreements provide for the filing of a listing application with the Nasdaq National Market covering the shares of LSI Common Stock issuable pursuant to the Merger. It is a condition to consummation of the Merger that such shares of LSI Common Stock be authorized for listing on the Nasdaq National Market effective upon official notice of issuance. See "The Merger -- Conditions to Consummation."

SELECTED FINANCIAL DATA

     Set forth below is certain unaudited historical consolidated selected financial data relating to LSI. This information should be read in conjunction with the historical financial statements of LSI, including the respective notes thereto, incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference." For certain unaudited historical consolidated (combined) selected financial data relating to BCS, see "Bugaboo Creek Steak House, Inc. -- Selected Consolidated Financial Data." See also Annex D -- Consolidated (Combined) Financial Statements of Bugaboo Creek Steak House, Inc.

                  SELECTED FINANCIAL DATA OF LSI (HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table sets forth selected historical financial data of LSI and has been derived from and should be read in conjunction with LSI's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference." Interim unaudited historical data reflect, in the opinion of management of LSI, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data, and unaudited results of operations for the three months ended March 31, 1996, are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

                                   THREE MONTHS
                                       ENDED
                                     MARCH 31,               FISCAL YEARS ENDED DECEMBER 31,
                                 -----------------   ------------------------------------------------
                                  1996      1995       1995      1994      1993      1992      1991
                                 -------   -------   --------   -------   -------   -------   -------
                                    (UNAUDITED)
INCOME STATEMENT DATA:
  Revenues.....................  $33,645   $23,219   $109,289   $86,514   $70,386   $49,868   $39,007
  Operating income.............    2,242       904      5,693     1,252     4,626     4,658     1,605
  Net income...................    1,440       700      4,137     1,514     3,355     3,436     1,398
PER SHARE DATA:
  Net income...................  $  0.20   $  0.11   $   0.61   $  0.23   $  0.53
  Book value...................     8.31        --       8.09        --        --
  Weighted average common
     shares outstanding........    7,141     6,523      6,776     6,522     6,289
PRO FORMA EARNINGS DATA(1):
Earnings before income taxes as
  reported.....................                                                     $ 4,819   $ 1,398
Income tax provision...........                                                       1,743       522
                                                                                    -------   -------
          Pro forma net
            earnings...........                                                     $ 3,076   $   876
                                                                                    =======   =======
Pro forma net earnings per
  share........................                                                     $   .62
                                                                                    =======
BALANCE SHEET DATA (AT PERIOD
  END):
  Total assets.................   75,082             $ 67,919   $54,393   $51,288   $25,518   $ 7,723
  Long-term obligations,
     excluding current
     installments..............    9,500                5,000        --        --        --     1,208
  Total stockholders' equity...   55,233               53,589    48,109    46,584    21,951       444

- ---------------

(1) For the year ended December 31, 1991 and through March 30, 1992, LSI elected S Corporation status and therefore was not subject to corporate income taxes. Pro forma net earnings and pro forma net earnings per share give effect for income taxes as if LSI had been a C Corporation during these periods.

PRO FORMA FINANCIAL DATA

     The pro forma pooled information presented below provides financial information giving effect to the Merger on a pooling-of-interests basis for the periods presented. The pro forma pooled financial information of BCS, the WPC Merger Parties and the WPC Property has been adjusted to conform reporting periods, presentation format, and accounting policies to those of LSI. The weighted average common and common equivalent shares outstanding and related per share data of BCS, the WPC Merger Parties and the WPC Property, combined, have been adjusted to reflect the maximum number of shares assumed to be issued pursuant to the Exchange Ratios. The pro forma pooled information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The pro forma pooled information is derived from the Pro Forma Combined Financial Information appearing elsewhere herein and should be read in conjunction with those statements.

   LSI, BCS, THE WPC MERGER PARTIES AND THE WPC PROPERTY -- PRO FORMA POOLED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                         YEARS ENDED DECEMBER 31,
                                                 THREE MONTHS ENDED   ------------------------------
                                                   MARCH 31, 1996       1995       1994       1993
                                                 ------------------   --------   --------   --------
                                                    (UNAUDITED)
Income statement data:
  Revenues.....................................       $ 52,187        $156,380   $115,029   $ 89,692
  Operating income.............................          3,346           9,344      4,034      7,177
  Net earnings.................................          2,044           6,474      3,531      4,764
  Earnings per common and common equivalent
     share.....................................            .21             .71        .40        .62
  Weighted average common and common equivalent
     shares outstanding........................      9,532,173       9,167,614  8,773,056  7,737,773
Balance sheet data:
  Total assets.................................        117,685         108,173        N/A        N/A
  Long-term obligations, excluding current
     installments..............................         20,908          14,006        N/A        N/A
  Total shareholders' equity...................         80,353          78,153        N/A        N/A
  Book value per share.........................           8.79            8.67        N/A        N/A

    BCS, THE WPC MERGER PARTIES AND THE WPC PROPERTY EQUIVALENT -- PRO FORMA
                                   POOLED(1)

                                                                         YEARS ENDED DECEMBER 31,
                                                 THREE MONTHS ENDED   ------------------------------
                                                   MARCH 31, 1996       1995       1994       1993
                                                 ------------------   --------   --------   --------
Earnings per common and common equivalent
  share........................................       $    .09        $    .30   $    .17   $    .26
Book value per share...........................           3.75            3.70        N/A        N/A

- ---------------

(1) These amounts are calculated by multiplying the "LSI, BCS, WPC Merger Parties and the WPC Property -- Pro Forma Pooled" data by the Exchange Ratios.

     The pro forma combined information presented below provides financial information giving effect to the Merger on a pooling-of-interests basis and the acquisition by LSI of Lone Star Steaks, Inc., and two franchise restaurants, one each in Greensboro and High Point, North Carolina, and the formation of a joint venture in North Carolina and South Carolina, all on a purchase accounting basis, as if all such transactions had occurred at the beginning of the respective periods presented. The pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger or the acquisitions and the joint venture occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future combined financial position. The pro forma combined financial information is derived from the Pro Forma Combined Financial Information appearing elsewhere herein and should be read in conjunction with those statements.

  LSI, BCS, THE WPC MERGER PARTIES AND THE WPC PROPERTY -- PRO FORMA COMBINED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS
                                                                      ENDED           YEAR ENDED
                                                                  MARCH 31, 1996   DECEMBER 31, 1995
                                                                  --------------   -----------------
                                                                   (UNAUDITED)
Income statement data:
  Revenues......................................................    $   53,330        $   164,006
  Operating income..............................................         3,382              9,554
  Net income....................................................         2,008              6,151
  Earnings per common and common equivalent share...............           .21                .67
  Weighted average common and common equivalent shares
     outstanding................................................     9,532,173          9,214,719
Balance sheet data:
  Total assets..................................................       119,808            110,670
  Long-term obligations, excluding current installments.........        21,184             14,006
  Total shareholders' equity....................................        80,353             78,153
  Book value per share..........................................          8.70               8.58

    BCS, THE WPC MERGER PARTIES AND THE WPC PROPERTY EQUIVALENT -- PRO FORMA
                                  COMBINED(1)

                                                                   THREE MONTHS
                                                                      ENDED           YEAR ENDED
                                                                  MARCH 31, 1996   DECEMBER 31, 1995
                                                                  --------------   -----------------
Earnings per common and common equivalent share.................      $  .09             $ .29
Book value per share............................................        3.72              3.66

- ---------------

(1) These amounts are calculated by multiplying the "LSI, BCS, the WPC Merger Parties and the WPC Property -- Pro Forma Combined" information by the Exchange Ratios.

                              GENERAL INFORMATION

THE MEETINGS

  LSI Meeting

     This Joint Proxy Statement/Prospectus is being furnished by LSI to its shareholders in connection with the solicitation of proxies by the Board of Directors of LSI from holders of the outstanding shares of LSI Common Stock for use at the Special Meeting of the shareholders of LSI to be held
at               , local time, on                  , 1996, at
                                             , and at any adjournments and
postponements thereof (the "LSI Meeting"), to consider and vote upon a proposal to approve the issuance of LSI Common Stock pursuant to the Merger Agreements, and to transact such other business as may properly come before the LSI Meeting.

     The Merger Agreements provide for transactions whereby (i) a wholly-owned subsidiary of LSI will merge with and into BCS, (ii) several related corporations, the WPC Merger Parties, will merge with and into WPC, a wholly-owned subsidiary of LSI, and (iii) WPC will purchase a certain parcel of real estate from the WPC Purchase Parties. At the Effective Time of the Merger Agreements, each share of BCS Common Stock, each outstanding share of capital stock or membership interest of the WPC Merger Parties, and the interest of WPC Purchase Parties in the WPC Property, will be converted into or exchanged for the right to receive shares of LSI Common Stock on the basis set forth in the Merger Agreements and described below. See "The Merger -- Exchange Ratios."

  BCS Meeting

     This Joint Proxy Statement/Prospectus is being furnished by BCS to its stockholders in connection with the solicitation of proxies by the Board of Directors of BCS from holders of the outstanding shares of BCS Common Stock for
use at the Special Meeting of the stockholders of BCS to be held at          ,
local time, on                  , 1996, at
                                             , and at any adjournments and
postponements thereof (the "BCS Meeting"), to consider and vote upon a proposal to adopt the BCS Merger Agreement and consummation of the transactions contemplated therein, and to transact such other business as may properly come before the BCS Meeting.

     The BCS Merger Agreement provides for a transaction whereby a wholly-owned subsidiary of LSI will merge with and into BCS, with BCS as the surviving corporation of the BCS Merger becoming a wholly-owned subsidiary of LSI. At the Effective Time, each share of issued and outstanding BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive a fraction of a share of LSI Common Stock. See "The Merger -- Exchange Ratios."

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

  LSI

     The LSI Board of Directors has fixed the close of business on             ,
1996, as the record date for determining the LSI shareholders entitled to receive notice of and vote at the LSI Meeting (the "LSI Record Date"). Only holders of record of LSI Common Stock as of the LSI Record Date are entitled to notice of and vote at the LSI Meeting. As of the LSI Record Date there were shares of LSI Common Stock issued and outstanding held by
               holders of record. Holders of LSI Common Stock are entitled to one vote on each matter considered and voted on at the LSI Meeting for each share of LSI Common Stock held of record at the close of business on the LSI Record Date. The presence, in person, or by properly executed proxy, of the holders of the majority of the outstanding shares of LSI Common Stock entitled to vote at the LSI Meeting is necessary to constitute a quorum of the holders of the LSI Common Stock at the LSI Meeting. Abstentions and "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as shares present for purposes of determining the presence of a quorum. Broker non-votes will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption, and as a result will have no effect on the outcome of the vote to issue LSI Common Stock pursuant to the Merger Agreements. For purposes of determining whether a proposal has received sufficient votes for adoption, abstentions will be counted as votes cast and, as a result, abstentions will have the effect of a vote against the issuance of LSI Common Stock pursuant to the Merger Agreements.

     Proxies in the form enclosed are solicited by LSI's Board of Directors. Shares of LSI Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR approval of the issuance of LSI Common Stock pursuant to the Merger Agreements, and as determined by a majority of the members of the LSI Board of Directors as to any other matter that may come before the LSI Meeting. Any holder of LSI Common Stock who returns the signed proxy but fails to provide instructions as to the matter in which such holder's shares are to be voted will be deemed to have voted FOR the approval of the issuance of LSI Common Stock pursuant to the Merger Agreements.

     An LSI shareholder who has given a proxy may revoke it at any time prior to its exercise at the LSI Meeting or prior to the receipt by LSI of proxies voting in favor of the issuance of LSI Common Stock pursuant to the Merger Agreements by all shareholders, by (i) giving written notice of revocation to the Secretary of LSI, (ii) properly submitting to LSI a duly executed proxy bearing a later date, or (iii) voting in person at the LSI Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to LSI as follows: Longhorn Steaks, Inc., Building 200, 8215 Roswell Road, Atlanta, Georgia 30350, Attn: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with LSI's Corporate Secretary or other person responsible for tabulating votes on behalf of LSI.

     The expense of soliciting proxies for the LSI Meeting will be paid by LSI, although BCS has paid one-half of the cost of filing fees and printing and mailing this Joint Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, LSI will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of LSI Common Stock. Such holders, after inquiry by LSI, will provide information concerning the quantity of proxy and other materials needed to supply such materials to beneficial owners, and LSI will reimburse them for the expense of mailing the proxy materials to such persons.

  BCS

     The BCS Board of Directors has fixed the close of business on             ,
1996, as the record date for determining the BCS stockholders entitled to receive notice of and to vote at the BCS Meeting (the "BCS Record Date"). Only holders of record of BCS Common Stock as of the BCS Record Date are entitled to notice of and to vote at the BCS Meeting. As of the Record Date, there were 5,225,000 shares of BCS Common Stock issued and outstanding and held by holders of record. Holders of BCS Common Stock are entitled to one vote on each matter considered and voted on at the BCS Meeting for each share of BCS Common Stock held of record at the close of business on the BCS Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of BCS Common Stock entitled to vote at the BCS Meeting is necessary to constitute a quorum of the holders of BCS Common Stock at the BCS Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. Broker non-votes will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for adoption, however, because the proposal to approve the BCS Merger will require the affirmative vote of a majority of the outstanding shares of BCS Common Stock, broker non-votes will have the effect of a vote against the BCS Merger. For purposes of determining whether a proposal has received sufficient votes for adoption, abstentions will be counted as votes cast and, as a result, abstentions will have the effect of a vote against the BCS Merger.

     Proxies in the form enclosed are solicited by BCS's Board of Directors. Shares of BCS Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR adoption of the BCS Merger Agreement and consummation of the transactions contemplated therein, and as determined by a majority of the members of the BCS Board of Directors as to any other matter that may come before the BCS Meeting. Any holder of BCS Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted FOR the adoption of the BCS Merger Agreement and consummation of the transactions contemplated therein.

     A BCS stockholder who has given a proxy may revoke it at any time prior to its exercise at the BCS Meeting or prior to the receipt by BCS of proxies voting in favor of the BCS Merger by all stockholders, by (i) giving written notice of revocation to the Secretary of BCS, (ii) properly submitting to BCS a duly executed proxy bearing a later date, or (iii) voting in person at the BCS Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to BCS as follows: Bugaboo Creek Steak House, Inc., 1275 Wampanoag Trail, East Providence, Rhode Island 02915,
Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy statement unless, before the shares are voted, notice of such death or incapacity is filed with BCS's Corporate Secretary or other person responsible for tabulating votes on behalf of BCS.

     The expense of soliciting proxies for the BCS Meeting will be paid by BCS, although LSI has paid one-half of the cost of filing fees and printing and mailing this Joint Proxy Statement/Prospectus. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, BCS will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of BCS Common Stock. Such holders, after inquiry by BCS, will provide information concerning the quantity of proxy and other materials needed to supply such materials to beneficial owners, and BCS will reimburse them for the expense of mailing the proxy materials to such persons.

VOTES REQUIRED

  LSI

     Approval of the issuance of LSI Common Stock pursuant to the Merger Agreements requires the presence of a quorum and the affirmative vote of the holders of a majority of the shares of LSI Common Stock present and voting at the LSI Meeting. Broker non-votes will have no effect on the outcome of the vote to issue LSI Common Stock pursuant to the Merger Agreements, however abstentions will have the effect of a vote against the issuance of LSI Common Stock pursuant to the Merger Agreements.

     As of the LSI Record Date, LSI directors and executive officers, and their affiliates, beneficially owned approximately 17.2% of the outstanding shares of LSI Common Stock entitled to vote at the LSI Meeting. As of the LSI Record Date, BCS and its directors and executive officers, and their affiliates, held no shares of LSI Common Stock.

  BCS

     Adoption of the BCS Merger Agreement and consummation of the transactions contemplated therein requires the presence of a quorum and the affirmative vote of the holders of a majority of the outstanding shares of BCS Common Stock entitled to vote thereon at the BCS Meeting. Both broker non-votes and abstentions will have the effect of a vote against the BCS Merger. The Stockholder, who holds 2,415,000 shares, or 46.2% of the outstanding shares, of BCS Common Stock, has agreed to vote all of such shares in favor of the adoption of the BCS Merger Agreement. See "The Merger -- Voting Agreement."

     As of the Record Date, BCS directors and executive officers, and their affiliates, beneficially owned approximately 64.0% of the outstanding shares of BCS Common Stock entitled to vote at the BCS Meeting. As of the BCS Record Date, LSI and its directors and executive officers, and their affiliates, held no shares of BCS Common Stock, but pursuant to the Voting Agreement, had the power to vote 46.2% of the outstanding shares of BCS Common Stock in favor of adoption of the BCS Merger Agreement. See "The Merger -- Voting Agreement."

RECOMMENDATION OF BOARD OF DIRECTORS

  LSI

     For the reasons described below, the Board of Directors of LSI has unanimously approved the issuance of LSI Common Stock pursuant to the Merger Agreements, has unanimously adopted the Merger Agreements, and believes the Merger is the best interest of LSI and its shareholders, and unanimously recommends that shareholders of LSI vote FOR approval of the issuance of the LSI Common Stock pursuant to Merger Agreements. See "The Merger -- Reasons for the Merger."

  BCS

     For the reasons described below, the Board of Directors of BCS has unanimously adopted the BCS Merger Agreement, believes the BCS Merger is in the best interests of BCS and its stockholders, and unanimously recommends that stockholders of BCS vote FOR adoption of the BCS Merger Agreement and the consummation of the transactions contemplated therein. See "The
Merger -- Reasons for the Merger."

                        BUGABOO CREEK STEAK HOUSE, INC.

BUSINESS

  Overview

     BCS is a Delaware corporation organized in 1993 which owns and operates restaurants through separate subsidiaries organized for each restaurant. BCS became a public company on April 6, 1994. BCS's executive offices are located at 1275 Wampanoag Trail, East Providence, Rhode Island 02915.

     BCS has two distinctive restaurant concepts: Bugaboo Creek Steak House and The Capital Grille. In both concepts, BCS operates on the premise that a restaurant must not only provide high quality food and attentive service, but must also create a stimulating and entertaining environment. Bugaboo Creek Steak House restaurants are currently located in eight states in the northeast and mid-Atlantic regions of the United States. The Capital Grille restaurants are currently located in Providence, Rhode Island; Boston and Chestnut Hill, Massachusetts; and the District of Columbia. Two The Capital Grille restaurants are currently under construction and will be opened by December 31, 1996. See "Expansion Strategy" below.

  Restaurant Style; Menus and Markets Served

     Bugaboo Creek Restaurants. The Bugaboo Creek Steak House concept appeals to the casual dining guest by creating an entertaining restaurant experience for families and couples alike in the setting of a lively Canadian Rocky Mountain lodge. Knotty pine walls and exposed beams generously outfitted with snow shoes, skis, fly fishing and other sporting equipment, wildlife photos, hunting trophies and other artifacts of the Canadian Rockies surround the guest with the invigorating atmosphere of the outdoors. Perched on the walls, beams and fieldstone fireplaces, Moxie the Moose(TM), Bill the Buffalo(TM) and other electronically animated wildlife characters come to life unexpectedly to engage guests with tales of the Bugaboos, a dazzling glacier-formed mountain range. While waiting for a table, guests may also encounter Timber the Tree(TM), poised between the dining room and the Trading Post, where Bugaboo Creek Steak House sportswear and souvenirs are sold. The servers complete the setting, assuming names and characters in keeping with the Canadian Rockies theme and guiding their guests through the menu offerings, which range from appetizers, such as the Bunyan Onion(R) and Whitewater Bugs(R), to entrees of seasoned steaks, classic prime rib, spit-roasted half chickens, smoked baby back ribs, grilled salmon, a variety of freshwater fish, hamburgers, salads and sandwiches. A complete children's menu is also available. All full dinners include fresh baked honey wheat mountain loaf, salad and potatoes or a fresh vegetable at no additional cost. Prices range from $4.50 to $8.95 for appetizers and from $8.95 to $19.95 for dinner entrees, with lower prices on the children's menu. The average check per guest at Bugaboo Creek Steak House restaurants was approximately $16.00 during the fiscal year ended June 30, 1996. Beverages, including alcohol and soft drinks, account for approximately 20% of the net restaurant sales of the Bugaboo Creek Steak House restaurants.

     BCS currently operates fourteen Bugaboo Creek Steak House restaurants, which range from 7,800 to 11,000 square feet in total area, and seat between 260 to 335 guests. See "Properties," below. BCS believes that future Bugaboo Creek Steak House units typically will be approximately 7,200 square feet and seat 265 guests. See "Restaurant Operations -- Site Selection" and "Expansion Strategy" below, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Capital Grille Restaurants. The Capital Grille concept uses traditional architectural details and decorative finishes designed to appeal to affluent dining guests and business executives. From the coffered ceilings, mahogany millwork and custom lighting fixtures to oriental rugs, marble and hardwood floors, polished brass hardware and beveled glass details, every aspect of the ambiance invites The Capital Grille guests to indulge themselves and, for the duration of their meal, to enter the realm of luxury and prestige reserved, in days gone by, for the members of exclusive clubs. BCS accents the traditional fine dining ambiance of The Capital Grille with a contemporary display kitchen, providing open sight lines from most tables to the chef's working area.

     The Capital Grille menu offerings include appetizers such as chilled baby lobster and beluga caviar and entrees of dry-aged steaks, lamb and veal steak, lobster, grilled salmon and chicken. Guests at The Capital Grille may also choose from over 300 selections on its award-winning wine list. Traditional rich desserts such as creme brulee and white chocolate mousse complete the dining experience. Appetizer prices range from $7.95 to $36.95 at lunch and dinner. Entree prices range from $6.95 to $20.95 at lunch and from $14.95 to $26.95 at dinner (not including seafood priced at market). The average check per guest at The Capital Grille was approximately $53.00 during the fiscal year ended June 30, 1996. Due to the popularity of its extensive wine list, beverages, including alcohol and soft drinks, account for approximately 37% of the net restaurant sales at The Capital Grille restaurants.

     The Capital Grille restaurants operate in renovated locations ranging in size from 6,500 to 8,500 square feet providing seating for approximately 175 to 275 guests. See "Properties," below. BCS anticipates that most new The Capital Grille restaurants will also operate in renovated locations of comparable sizes. See "Restaurant Operations -- Site Selection" and "Expansion Strategy" below, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Restaurant Operations

     Management and Employees. BCS seeks to attract and retain high caliber restaurant managers by providing them with an appropriate balance of autonomy and direction and with an attractive salary and financial incentive package. To provide those incentives, BCS has developed a management performance compensation program, under which General Managers work with senior management to prepare annual budgets and performance plans for their restaurants. All General Managers are eligible to receive cash bonuses of up to approximately 50% of base salary in accordance with BCS's performance compensation policy as well as stock options upon appointment to General Manager. More experienced General Managers, who have demonstrated the ability to achieve planned objectives, may be promoted to the Managing Partner level, enabling them to increase their performance compensation potential.

     Each of BCS's restaurants has one General Manager or Managing Partner, one Kitchen Manager and two or three assistant managers. The General Manager or Managing Partner of each restaurant carries primary responsibility for the day-to-day operations of the entire restaurant and is responsible for maintaining the standards of quality and performance, as well as the policies, established by BCS.

     To assure that its employees properly implement BCS's commitment to consistently high quality food and attentive service, BCS has developed manuals regarding its policies and procedures for all aspects of restaurant operation, including food handling and preparation and dining room and beverage service operations. New employees are trained by experienced employees who have demonstrated their familiarity with and ability to consistently implement BCS policies. BCS believes that by requiring its employees to adhere to these policies and using experienced employees to train new ones, it provides the consistently high quality of food and service its guests desire. BCS also believes that the affiliation of Bugaboo Creek Steak House with The Capital Grille raises the quality of food and service at Bugaboo Creek Steak House, because the same managerial philosophy is applied in both the fine dining and the casual dining operations in activities such as purchasing, staffing and training.

     BCS policy strongly encourages the promotion of existing managers to General Managers and existing non-management employees into management positions. Management trainees must demonstrate their competence in every job in a restaurant during an 8 to 10 week training period before being considered for promotion. BCS considers its relations with its managers to be very good.

     The Bugaboo Creek Steak House restaurants have approximately 85 staff members, while The Capital Grille units employ approximately 60 staff members.

     Since most of the BCS's restaurants are, at this time, open primarily for dinner, BCS believes it has an advantage in attracting and retaining servers and managers who find the shorter hours an attractive lifestyle alternative to restaurants serving both lunch and dinner. In addition, BCS policy is generally to assign each server tables with seating for no more than twelve to fourteen guests, which enables the server to provide attentive service. BCS believes it provides a supportive work environment which, combined with the volume of guests in its restaurants, attracts experienced servers.

     Management of Growth. A number of BCS's officers and significant employees have been associated with Edward P. Grace, III, the founder of BCS, for several years, working together in a variety of restaurant operation and management capacities. Prior to 1994, those individuals and Mr. Grace developed BCS's restaurant concepts, original recipes and operating policies and procedures, establishing benchmarks for quality in food and service and a team approach to the operation and management of the BCS restaurants. Since BSC's initial public offering in April 1994, in order to implement its expansion strategy, BCS has augmented its senior management team with the addition of five individuals with extensive experience in growth oriented, multi-unit dinnerhouse organizations.

     Site Selection. The site selection process is fundamental to the success of an individual restaurant, and senior management devotes significant time and resources to analyzing each prospective site. Local market demographics, population density, average household income levels and site specific characteristics such as visibility, accessibility and traffic volume, are considered. Factors which favor a Bugaboo Creek Steak House restaurant include proximity to retail, office and entertainment centers, and other generators of a high volume of middle-market traffic. For The Capital Grille restaurants, BCS gives particular importance to factors that support its sophisticated image, such as proximity to metropolitan retail, business and cultural centers. As a result, identification of locations suitable for The Capital Grille units normally takes longer than for Bugaboo Creek Steak House sites. For both restaurants, BCS also considers existing local competition and, to the extent such information is available, the sales of other comparably priced restaurants operating in the area.

     Centralized Purchasing. Centralized purchasing is intended to provide consistently high quality ingredients in sufficient quantities and at competitive prices. Most food, including meat, canned and dry goods and other supplies are shipped directly to the restaurants and invoices, upon approval by restaurant management, are processed for payment by the central office. In order to assure consistent beef costs, BCS has entered into a contract to purchase specified quantities of beef at fixed prices through the end of calendar 1996. The quantities purchased under the contract are based on what management believes to be conservative estimates of actual requirements for such period. To obtain the highest quality ingredients available at the lowest possible cost, in New England BCS purchases fresh produce and seafood at wholesale markets and directly distributes these goods to restaurants. The savings obtained by purchasing directly, rather than through distributors, more than offsets the costs of internal distribution and provides increased quality control at lower prices. Outside New England, BCS uses local vendor distribution because of the smaller number of BCS restaurants in a given area.

     Seasonality. Although individual restaurants have seasonal patterns of performance that depend on local factors, aggregate sales by BCS's restaurants have not displayed pronounced seasonality, other than higher sales during the Christmas holidays which fall into BCS's third fiscal quarter. Extreme weather, especially during the winter months, may also adversely affect sales.

Expansion Strategy

     BCS's expansion strategy is based upon three principles which build on its commitment to provide consistently high quality food and attentive service:

          Invest in Architectural, Decorative and Entertainment Features to Create Stimulating and Entertaining Environments. BCS has made, and intends to continue to make, substantial investments in architectural, decorative and entertainment features in its restaurants because it believes that guests are drawn not only by high quality food and attentive service, but also by the sense of superior value and satisfaction they obtain in the Bugaboo Creek Steak House and The Capital Grille settings. At Bugaboo Creek Steak House, BCS creates a festive mountain lodge atmosphere by combining the wholesome appeal of the outdoors with the entertainment value of novel Canadian Rocky Mountain artifacts and electronically animated wildlife characters. At The Capital Grille, BCS creates an ambiance of luxury, prestige and tradition with sophisticated architectural details and decorative finishes. BCS believes that its investment in creating these environments produces an enhanced dining experience.

          Build A Broad Customer Base. The wholesome appeal of Bugaboo Creek Steak House targets a broader customer base than many other casual dining restaurants, which rely heavily on young, unmarried adults and couples. The festive lodge atmosphere and entertainment features of Bugaboo Creek Steak House seek to appeal to entire families as well as couples. The sophisticated image of The Capital Grille attracts affluent guests and business executives. By targeting the full spectrum of casual and fine dining guests, BCS seeks to build a broad customer base.

          Clustered Expansion. Whenever possible, BCS intends to cluster Bugaboo Creek Steak House restaurants principally in the suburbs of medium sized and larger cities to achieve advertising, management and operational efficiencies. The clustering approach may, at times, result in the reduction of average store sales within a market. The Capital Grille units will be located primarily in the downtown, or similar demographic areas, of major cities. BCS intends to continue to focus its development of Bugaboo Creek Steak House restaurants in the northeastern and mid-Atlantic United States and will consider any major U.S. city for additional The Capital Grille restaurants.

     In calendar 1996, BCS has opened three Bugaboo Creek Steak House restaurants and one The Capital Grille restaurant and plans to open two additional The Capital Grille restaurants. Several additional restaurant sites are also currently under review.

     BCS has no immediate plans to franchise. However, BCS believes that franchising may be appropriate outside its near-term expansion territory and if potential franchisees with the necessary dinnerhouse experience, stature and financing express interest, BCS may pursue appropriate franchising opportunities.

Competition

     The restaurant industry is intensely competitive. Bugaboo Creek Steak House restaurants compete with other casual dining restaurants on the basis of the price-value relationship, location, service and atmosphere. The Capital Grille restaurants compete with other fine dining restaurants primarily on the basis of quality, service and ambiance. Many competitors for both of BCS's concepts are well established and have substantially greater financial and other resources than BCS.

     One of BCS's strategic principles is to make substantial investments in architectural, decorative and entertainment features designed to provide a stimulating and entertaining environment in an effort to develop consumer loyalty to its restaurant concepts. Although BCS makes this investment in order to create what it believes will be a sustainable competitive advantage, by committing more capital to each restaurant than its competitors, BCS may have less financial flexibility than its competitors to respond to changing consumer trends.

     The restaurant industry generally is affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. In addition, factors such as inflation, increased food, labor and benefits costs (including government mandated health insurance and minimum wage increases) and the lack of experienced management and hourly employees may adversely affect the restaurant industry in general and BCS's restaurants in particular.

     BCS believes its ability to compete effectively will continue to depend upon its ability to offer high quality menu items with superior service in distinctive dining environments.

Employees

     As of July 15, 1996, BCS had approximately 1,500 employees, of whom 8 are executive officers, 80 are restaurant management personnel and the remainder are office staff and hourly restaurant personnel. Many of BCS's hourly restaurant employees work part-time. None of BCS's employees are covered by a collective bargaining agreement. BCS considers its employee relations to be good.

Trademarks

     BCS has registered the Bugaboo Creek Steak House(R) name and associated design and The Capital Grille(R) name as service marks with the United States Patent and Trademark Office and has United States service mark or trademark registration for: "The Flavor of the Canadian Rockies(R)", "Bunyan Onion(R)", "Whitewater Bugs(R)", "Campfire Chicken and Worms(R)" and "Whine(R)".

     BCS regards its trade dress and many of its registered and unregistered trademarks and service marks as having significant value and as being important factors in the marketing of its restaurants. Some of BCS's more significant marks, which appear in its advertisements, menus and elsewhere, are widely recognized in its markets. BCS's policy is to pursue registration of marks it considers most significant, to oppose vigorously any infringement of its marks and to protect its trade dress aggressively. To date BCS has been successful in enforcing its rights in its trade dress, and is vigorously defending a claim that BCS infringes the trade dress and certain named menu items of a Minneapolis based restaurant company.

Government Regulation

     BCS is subject to a variety of federal, state and local laws. Each of BCS's restaurants is subject to licensing and regulation by a number of government authorities, including alcoholic beverage control, health, safety, sanitation, building and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

     A substantial portion of BCS's revenues is attributable to the sale of alcoholic beverages. Approximately 20% of net restaurant sales at Bugaboo Creek Steak House restaurants and approximately 37% of net restaurant sales at The Capital Grille restaurants are currently derived from the sale of beverages, including alcohol. Alcoholic beverage control regulations require each of BCS's restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of restaurant operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages.

     The failure of a restaurant to obtain or retain liquor or food service licenses would severely adversely affect the restaurant's operations. To reduce this risk, each BCS restaurant is operated in accordance with procedures intended to assure compliance with applicable codes and regulations.

     BCS is subject in certain states to "dram shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. BCS presently carries liquor liability coverage as part of its existing $1,000,000 comprehensive general liability insurance, as well as excess liability coverage of $10,000,000 per occurrence, with a $10,000 deductible. BCS has never been named as a defendant in a lawsuit involving "dram shop" liability.

     BCS's restaurant operations are also subject to federal and state laws governing such matters as the minimum hourly wage, unemployment tax rates, sales tax and similar matters. Significant numbers of BCS's service, food preparation and other personnel are paid at rates related to the federal or state minimum wages, and increases in the minimum wage would increase BCS's labor costs.

     The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental laws and regulations.

PROPERTIES

     All of BCS's existing restaurants, except for the Bugaboo Creek Steak House in Henrietta, New York which is owned, are located in either leased space and/or in owned buildings on leased land. Initial lease periods range from five to 20 years, with all of the leases providing for options to renew which would extend all leases to at least 15 year terms. All of BCS's leases provide for a minimum annual rent, and most call for additional rent based on sales volume (generally 3% to 5%) at the particular location when sales exceed specified minimum levels. Generally, the leases are net leases which require BCS to pay the cost of insurance, taxes and a portion of the lessors' operating costs. The following table sets forth BCS's current operating restaurants and their respective opening dates:

      OPENING DATE              LOCATION
- -------------------------  -------------------
BUGABOO CREEK STEAK HOUSE
October 1992.............  Warwick, RI
July 1993................  Seekonk, MA
February 1994............  Springfield, VA
April 1994...............  Peabody, MA
October 1994.............  Watertown, MA
February 1995............  Manchester, CT
May 1995.................  Albany, NY
June 1995................  Gaithersburg, MD
July 1995................  Franklin Mills, PA
September 1995...........  Henrietta, NY
November 1995............  Portland, ME
January 1996.............  Framingham, MA
March 1996...............  Poughkeepsie, NY
June 1996................  Braintree, MA

      OPENING DATE              LOCATION
- -------------------------  -------------------
THE CAPITAL GRILLE
July 1990................  Providence, RI
October 1991.............  Boston, MA
November 1994............  Washington, DC
July 1996................  Chestnut Hill, MA

     The Bugaboo Creek Steak House restaurant in Springfield, Virginia is leased from GOS Properties Limited Liability Company, an affiliated company.

     BCS's executive offices are located in approximately 6,500 square feet of leased space in East Providence, Rhode Island, under a lease expiring in December 1998.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following statement of income and balance sheet data were derived from the audited consolidated (combined) financial statements of BCS. The financial data for the 40 weeks ended March 31, 1996, was derived from unaudited financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which BCS considers necessary for a fair presentation of the financial position and the results of operations for this period. The following financial data should be read in conjunction with the Consolidated (Combined) Financial Statements and Notes thereto included as Annex D to this Joint Proxy Statement/Prospectus.

                                                FORTY WEEKS ENDED             FISCAL YEARS ENDED
                                            -------------------------   ------------------------------
                                             MARCH 31,     APRIL 2,     JUNE 25,   JUNE 26,   JUNE 27,
                                               1996          1995         1995       1994       1993
                                            -----------   -----------   --------   --------   --------
                                             (IN THOUSANDS, EXCEPT PER SHARE AND RESTAURANT OPERATING
                                                   (UNAUDITED)        DATA)
STATEMENT OF INCOME DATA:
Net restaurant sales......................  $    37,921   $    21,522   $ 29,940   $ 17,124   $ 10,013
Restaurant costs and operating expenses:
  Food and beverage costs.................       14,042         7,861     11,048      6,183      3,660
  Restaurant operating expenses...........       16,305         8,594     12,003      6,683      4,004
  Depreciation and amortization...........        2,468         1,079      1,540        693        408
                                            -----------   -----------   --------   --------   --------
          Total restaurant costs and
            operating expenses............       32,814        17,534     24,591     13,559      8,072
                                            -----------   -----------   --------   --------   --------
Earnings from restaurant operations.......        5,107         3,988      5,349      3,565      1,941
Other (income) expense:
  General and administrative expense......        2,665         1,792      2,528      2,151      1,598
  Other (income) expense, net.............          (33)          (71)       (72)      (215)       (69)
  Interest and dividend income............          (76)         (363)      (386)      (147)        --
  Interest expense........................          188            --         --        128         92
                                            -----------   -----------   --------   --------   --------
Earnings before taxes.....................        2,362         2,629      3,279      1,648        320
Provision for income taxes................          827           910      1,108        495          3
                                            -----------   -----------   --------   --------   --------
          Net income......................  $     1,536   $     1,719   $  2,171   $  1,153   $    317
                                             ==========    ==========    =======    =======    =======
Weighted average shares outstanding.......        5,225         5,226      5,227      3,779      2,486
Earnings per share........................  $      0.29   $      0.33   $   0.42
Supplemental pro forma net income.........                                         $  1,504   $    636
Supplemental pro forma earnings per
  share...................................                                         $   0.42   $   0.27
BALANCE SHEET DATA:
Cash and cash equivalents.................  $       966   $       797   $    728   $    734   $    676
Net working capital.......................          838         4,457        869     12,219       (710)
Total assets..............................       39,627        27,286     29,492     23,225      6,547
Long-term debt and debt to stockholders,
  excluding current portion...............        9,600            --        787         --      2,701
Stockholders' equity......................       24,527        22,422     22,997     20,697      1,320

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following table sets forth, for the periods indicated, the percentages which the items in BCS's Consolidated (Combined) Statements of Income bear to total revenues:

                                                   FORTY WEEKS ENDED           FISCAL YEARS ENDED
                                                  --------------------   ------------------------------
                                                  MARCH 31,   APRIL 2,   JUNE 25,   JUNE 26,   JUNE 27,
                                                    1996        1995       1995       1994       1993
                                                  ---------   --------   --------   --------   --------
                                                  (UNAUDITED)
    Net restaurant sales........................    100.0%      100.0%     100.0%     100.0%     100.0%
    Restaurant costs and operating expenses:
      Food and beverage costs...................     37.0        36.5       36.9       36.1       36.5
      Restaurant operating expenses.............     43.0        40.0       40.1       39.0       40.0
      Depreciation and amortization.............      6.5         5.0        5.1        4.1        4.1
                                                  ---------   --------   --------   --------   --------
              Total restaurant costs and
                operating expenses..............     86.5        81.5       82.1       79.2       80.6
                                                  ---------   --------   --------   --------   --------
    Earnings from restaurant operations.........     13.5        18.5       17.9       20.8       19.4
    Other (income) expense:
      General and administrative expense........      7.0         8.3        8.4       12.6       15.9
      Other (income) expense, net...............     (0.1)       (0.3)      (0.2)      (1.3)      (0.6)
      Interest and dividend income..............     (0.2)       (1.7)      (1.3)      (0.9)       0.0
      Interest expense..........................      0.5          --        0.0        0.8        0.9
                                                  ---------   --------   --------   --------   --------
    Earnings before taxes.......................      6.3        12.2       11.0        9.6        3.2
    Provision for income taxes..................      2.2         4.2        3.7        2.9        0.0
                                                  ---------   --------   --------   --------   --------
    Net income..................................      4.1%        8.0%       7.3%       6.7%       3.2%
                                                  ---------   --------   --------   --------   --------

     Supplemental Pro Forma Net Income: Prior to January 1, 1994 all of the consolidated subsidiaries were S corporations with common ownership, and paid no income taxes other than minimal state tax amounts. Supplemental pro forma net income has been determined by applying actual federal and state tax rates as though BCS were taxed as a consolidated C corporation for the years ended June 26, 1994 and June 27, 1993, and by further adjusting after tax net income for the reduction in compensation paid to stockholders to the extent such amounts exceeded the maximum compensation payable to such individuals under current compensation agreements.

  Forty Weeks Ended March 31, 1996 Compared to Forty Weeks Ended April 2, 1995.

     Restaurants in Operation: During the forty weeks ended March 31, 1996, BCS opened five new Bugaboo Creek Steak House restaurants. As of March 31, 1996, BCS owned and operated sixteen restaurants (thirteen Bugaboo Creek Steak House restaurants and three The Capital Grille restaurants). In addition, BCS manages three dinnerhouse restaurants under management contracts. As of April 2, 1995 there were six Bugaboo Creek Steak House units and three The Capital Grille units in operation.

     Certain operating expenses were affected by the relative youth of units that have been open for less than one year (see Restaurant Costs and Operating Expenses, below). At March 31, 1996, a total of seven of BCS's units had been open for less than one year, and thus were incurring amortization charges for pre-opening costs.

     Two Bugaboo Creek Steak House restaurants and one The Capital Grille restaurant were opened in the same period for the prior year. At April 2, 1995, a total of four units had been open for less than one year, and thus were incurring amortization charges for pre-opening costs.

     A new, smaller Bugaboo Creek Steak House prototype is currently under development. This 7,200 square foot building, which is 2,000 square feet smaller in size than BCS's previous prototype, will have 265 dining seats configured to increase seating efficiency. Management is pleased with the initial sales results at the recently opened Poughkeepsie unit, which has 260 seats, and anticipates that the new prototype design will enable BCS to generate strong returns on lower sales volumes, thereby opening many smaller markets for Bugaboo Creek Steak House development.

     Net Restaurant Sales: For the forty week period ending March 31, 1996, net restaurant sales were $37,920,859, an increase of 76.0% over net restaurant sales of $21,522,184 for the forty week period ended April 2, 1995. The increase reflects the addition of 247 restaurant-weeks, 85% over the previous year, resulting primarily from seven new Bugaboo Creek Steak House restaurants. (A "restaurant-week" is one week during which a single restaurant is open, so that two restaurants open during the same week constitutes two restaurant-weeks.) Average weekly sales for the forty weeks were $70,354, a 4.5% decrease versus the same period last year. Net restaurant sales were severely impacted by record setting winter storms in the northeast and mid-Atlantic United States, as well as the federal government shut down and the lobbyist gift ban.

     Restaurant Costs and Operating Expenses: Year-to-date food and beverage costs of $14,041,662 and $7,860,743 for fiscal years 1996 and 1995, respectively, were 37.0% and 36.5% as a percentage of net restaurant sales. The increase as a percentage of net restaurant sales in fiscal 1996 was the result of higher beef costs experienced early in the fiscal year.

     Operating expenses for the forty week period ending March 31, 1996, increased to $16,304,724 versus $8,594,411 in the prior year and as a percentage of net restaurant sales increased 3.0 percentage points versus the prior year to 43.0%. The increase was due primarily to higher advertising expenditures, operating inefficiencies in the newer units, snow removal and repair expenses and the impact of lower average weekly sales in Bugaboo Creek Steak House units versus the prior year.

     Year-to-date depreciation and amortization expenses were $2,467,545 and $1,078,663 in fiscal years 1996 and 1995, respectively, or 6.5% and 5.0% of respective net restaurant sales. The increase in fiscal 1996 was due principally to increased amortization of new unit pre-opening costs and lower average unit sales. Pre-opening costs of new units are amortized over the first year of a restaurant's operation.

     Earnings from Restaurant Operations: As a result of the above factors, earnings from restaurant operations for the forty weeks grew 28.0% to $5,106,658 from $3,988,367 in the prior year. Restaurant operating profit margins were 13.5% and 18.5% of net restaurant sales for fiscal years 1996 and 1995, respectively. The decline in operating profit margins was largely due to the weather impact on total sales as well as an increase in Bugaboo Creek weeks as a percentage of total restaurant weeks.

     General and Administrative Expense: General and administrative expense of $2,664,750 and $1,792,340 for the forty weeks ended March 31, 1996 and April 2, 1995, respectively, declined as a percentage of respective net restaurant sales to 7.0% from 8.3%. General and administrative expense for the current fiscal year, which are now being spread over a larger sales base, have been affected by investments BCS has made in systems and staff in order to achieve the 85% expansion in year-to-date restaurant-weeks and to prepare for further expansion.

     Other (Income) Expense, Net: Other income consists primarily of management fees, net of allocated overhead expenses, collected from the three non-BCS restaurants under management contracts, as well as miscellaneous receipts from vending machines and recycling collections. Year-to-date other income, net, was $32,789 and $70,755, for fiscal 1996 and 1995, respectively. The reduced income in the current year resulted primarily from lower sales in the managed restaurants, and a corresponding reduction in management fees received.

     Interest and Dividend Income and Expense: Interest and dividend income is derived from investments in marketable securities and the short term investment of excess cash balances. The marketable securities, purchased with the proceeds of the initial public stock offering in April 1994, have been substantially liquidated to fund the development of new restaurants. Thus, in the forty week periods ending March 31, 1996, and April 2, 1995, BCS had interest and dividend income of $75,756 and $362,640, respectively. Of the total interest costs of $353,436, paid and accrued, during the forty weeks ended March 31, 1996, $165,433 related solely to the construction of new units and has been capitalized as part of construction in progress.

Fiscal Year 1995 Compared to Fiscal Year 1994

     Net Restaurant Sales: Fiscal 1995 net restaurant sales were $29,939,836, an increase of 75% from $17,123,747 in fiscal 1994. The increase reflects the addition of five units, four Bugaboo Creek Steak House restaurants and one The Capital Grille restaurant, as well as the full year sales of the three units opened in fiscal 1994. Restaurant weeks increased by 74% to 405 weeks in 1995 versus 233 weeks in the prior year. Comparable restaurant sales increased by 5.1% due primarily to increased guest traffic and to a lesser extent, the partial year impact of a menu price increase of approximately 1% in January 1995. ("Comparable restaurant sales" growth is the percentage increase in current year sales over the same period in the prior year. A restaurant is included in "comparable restaurant sales" commencing with the first quarter following the week in which it has been open for 18 months. This excludes the first six months of operations during which a new unit typically benefits from a high level of initial customer trial.) Average weekly sales of $73,926, a 0.6% increase from 1994, reflect the increased proportion of Bugaboo Creek Steak House restaurant weeks to total restaurant weeks versus the prior year.

     Restaurant Costs and Operating Expenses: Total restaurant costs and expenses for fiscal 1995 increased due to the significant increase in restaurant weeks and the expected short-term operational inefficiencies which occur in new units. Food and beverage costs for the year averaged 36.9% of net restaurant sales, an increase of 0.8 percentage points from fiscal year 1994. The increase resulted primarily from higher beef prices during the last quarter of the year and from the impact of new units. Restaurant operating expenses of $12,003,275 increased from $6,683,244 in the previous year primarily due to the increase in restaurant weeks. Restaurant operating expenses increased 1.1 percentage points to 40.1% of net restaurant sales in fiscal 1995 reflecting the higher labor expense of new units and the increased proportion of Bugaboo Creek Steak House restaurant weeks to total weeks. Labor costs for Bugaboo Creek Steak House restaurants are higher as a percentage of net restaurant sales than The Capital Grille units. Depreciation and amortization increased to $1,539,611 in fiscal 1995 from $692,942 in fiscal 1994 as a result of the additional units. As a percentage of net restaurant sales, depreciation and amortization increased by
1.0 percentage point to 5.1% in fiscal 1995. A majority of this increase is due to higher pre-opening cost amortization. Pre-opening costs of $1,013,681 were capitalized in fiscal 1995, and will be amortized over the first year of operation of each restaurant.

     General and Administrative Expense: General and administrative expense, which includes all out-of-restaurant supervisory staff, accounting and administrative functions, grew to $2,527,866, an increase of $376,647 from the prior year. The increase is attributable to the salaries, benefits and travel expenses associated with a fully staffed executive management team as well as an increase in the general expenses to support an expanding organization. As a percentage of net restaurant sales, general and administrative expense was 8.4%, down from 12.6% in 1994, which included stockholder bonuses of $887,500.

     Other (Income) Expense, Net: Other income of $71,728 in fiscal 1995 was generated by BCS primarily from the management of three non-BCS owned restaurants under management contracts. Beginning April 4, 1994, BCS charged the managed restaurants a flat fee of 6% of gross revenues for such services, plus fees to offset the cost of providing laundry and distribution services. This fee revenue is offset by overhead costs allocated to restaurant management activities. Prior to April 4, 1994, each restaurant was billed for its pro rata share (based on sales) of the actual overhead of Phelps Grace Co. Inc. (PGCI), who provided the management services. Net fees for management activities for fiscal years 1995 and 1994 were $61,226 and $172,150, respectively.

     Interest and Dividend Income: Interest and dividend income increased significantly to $385,949 in fiscal 1995 from $147,197 in fiscal 1994 and was derived from marketable securities purchased with the proceeds from the initial public stock offering in fiscal 1994. The marketable securities were substantially liquidated during the 1995 fiscal year and the proceeds of sales were used primarily to fund the new unit expansion in fiscal 1995.

     Interest Expense: Interest expense of $5,000 incurred in fiscal 1995 has been capitalized as a cost of new unit construction. Interest expense in fiscal 1994 of $128,217 was from debt to banks and stockholders prior to the initial public offering.

Fiscal Year 1994 Compared to Fiscal Year 1993

     Net Restaurant Sales: Net restaurant sales in fiscal 1994 were $17,123,747, an increase of 71% over fiscal 1993. The increase reflects the addition of 91 restaurant weeks, 64% over previous year, resulting from three new Bugaboo Creek Steak House restaurants and a full 52 weeks of operation for the first Bugaboo Creek Steak House restaurant opened in Warwick, Rhode Island during fiscal 1993, as well as an increase in comparable restaurant sales of 3.3%. The increase in comparable restaurant sales represents primarily increases in guest traffic, but also the partial year impact of an increase in menu prices of approximately 2% in January 1994.

     Restaurant Costs and Operating Expenses: Food and beverage costs declined to 36.1% of net restaurant sales, or 0.4 percentage points lower than fiscal 1993. The decline results primarily from lower beef prices during the last half of the year and from improved operating efficiencies. Operating expenses decreased to 39.0% of net restaurant sales, or 1.0 percentage point lower than fiscal 1993. The improvement results from improved labor scheduling and the impact of comparable restaurant sales growth upon these semi-fixed costs. Approximately one-half of operating expenses do not vary significantly with sales volume. Depreciation and amortization remained constant as a percentage of net restaurant sales in fiscal 1994 versus fiscal 1993, but increased from $408,346 to $692,942. The increase results from new restaurants opened during the year.

     General and Administrative Expense: General and administrative expense also includes stockholder bonuses paid based on stock ownership during the period when BCS operated as a group of S corporations with common ownership. These bonuses totaled $887,500 for fiscal 1994 and $992,500 for fiscal 1993. General and administrative expense decreased as a percentage of net restaurant sales to 12.6% in fiscal 1994 from 15.9% in fiscal 1993.

     Other (Income) Expense, Net: Other income of $215,288 and $68,703 in fiscal years 1994 and 1993, respectively, was generated by BCS primarily from the management of three non-BCS restaurants under management contracts. Beginning April 4, 1994, BCS charged the managed restaurants a flat fee of 6% of gross revenues for such services, plus fees to offset the cost of providing laundry and distribution services. This fee revenue is offset by overhead costs allocated to restaurant management activities. Prior to April 4, 1994, each restaurant was billed for its pro rata share (based on sales) of the overhead of PGCI. Net fees for management activities for fiscal years 1994 and 1993 were $172,150 and $30,560, respectively.

Liquidity and Capital Resources

     In fiscal 1996, cash used in investing activities was applied almost entirely to the construction of new restaurants. The investing activities during the period were financed substantially from bank debt and operating cash flows.

     Cash used in investing activities in fiscal 1995 includes the proceeds from the sale of $11,875,340 in marketable securities which were purchased from the proceeds of the initial public offering in April 1994. Purchases of property and equipment, primarily for new restaurants, totaled $15,791,091 during fiscal 1995. In addition to the five new Bugaboo Creek Steak House restaurants noted earlier, there were three Bugaboo Creek Steak House restaurants in various stages of development at fiscal 1995 year end. Accounts payable and accrued expenses as of June 25, 1995, increased by $2,735,046 due in large part to the increased development activity.

     On January 26, 1996, BCS obtained a $20,000,000 unsecured revolving line of credit from Citizens Bank and Fleet Bank to fund future expansion. Cash provided from financing activities in fiscal 1996 consists primarily of $8,800,000 of net cash borrowings against this credit line. The outstanding advances are subject to interest, at BCS's option, at either the Citizen's Bank's prime lending rate, or 200 basis points over the London Interbank Offered Rate.

     Impact of Inflation: Inflation has not been a significant factor in BCS's costs. However, generally menu prices have been adjusted for increases in food and other costs when possible. When practicable, BCS contracts for future food purchases at specified prices to ensure product availability at predictable costs. A large portion of BCS's work force is paid at rates tied to the minimum wage. Any increases in the minimum wage would increase BCS's labor cost. There are no assurances that inflation will not have a material impact on future operations.

     Seasonality: Although individual restaurants have seasonal patterns of performance that depend on local factors, aggregate sales by BCS's restaurants have not displayed pronounced seasonality, other than higher sales during the Christmas holidays which fall into BCS's third fiscal quarter. Extreme weather, especially during the winter months, may also adversely affect sales.

     Other Information: SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, became effective for fiscal years beginning after December 15, 1995. SFAS 121 provides guidance for recognition of impairment losses related to long-lived assets (for example, property, plant and equipment), and certain intangibles and related goodwill for
(1) assets to be held and used and (2) assets to be disposed of. Specifically, any impairment loss to be recognized must be recorded in continuing operations. BCS must adopt SFAS No. 121 in fiscal 1997. BCS does not expect any material impact from implementation of this statement.

BCS Executive Officers and Directors

     Edward P. Grace, III, age 45, Chairman of the Board, Chief Executive Officer and President, has served in such capacities since the founding of BCS. Since 1989, he has been primarily engaged in developing BCS's restaurants, while providing executive services to three additional restaurants which he owns alone or with Samuel J. Orr, Jr., a director of BCS and Mr. Grace's stepfather. From 1974 to 1989, Mr. Grace developed and operated several successful restaurant concepts. Mr. Grace is currently a director of the National Restaurant Association, a trustee of Johnson & Wales University and a trustee of Roger Williams University.

     Mark A. Peterson, age 45, Senior Vice President and Chief Financial Officer, joined BCS in April 1995. Mr. Peterson has served in several executive capacities with the restaurant subsidiary of General Mills, Inc. (1983-1994), including: Senior Vice President, Financial Operations for Red Lobster, Vice President, Controller for The Olive Garden and Vice President, Information Systems. Most recently, Mr. Peterson held the position of Vice President, Controller for Walden Book Company, a subsidiary of K-Mart. Prior experience includes various financial positions with International Multifoods, Inc. and as an auditor for Arthur Andersen & Co.

     James P. Barrasso, age 36, Vice President of Operations for The Capital Grille, joined BCS in April 1996. Mr. Barrasso was most recently the Director of Operations for Morton's of Chicago, which he joined in 1991 as a General Manager. From 1981 to 1991, Mr. Barrasso worked for the Barnsider Management Corporation where he served in various management capacities, including menu development, purchasing and operations supervisor. Mr. Barrasso also holds a degree in Culinary Arts from Johnson & Wales University.

     Ellen C. Moore, age 36, Vice President of Training, joined BCS in January 1996. Previously, Ms. Moore was Director of Training of Levy Restaurants since 1994. Ms. Moore was also the Director of Education for the National Restaurant Association's Educational Foundation from 1988 to 1994.

     Orlando M. Saraiva, age 39, Vice President of Purchasing and Kitchen Administration since 1986, has been associated with Mr. Grace since 1977 and has served in various capacities in Mr. Grace's restaurant operations. Mr. Saraiva's current responsibilities include coordination of purchasing and kitchen administration for all BCS restaurants.

     Corinne A. Sylvia, age 44, Vice President of Administration and Secretary since 1986, has been associated with Mr. Grace since 1983 and is currently responsible for all administrative and human resources matters. Ms. Sylvia was previously employed at Flagstaff Foodservice Distributor (1972-1982), a regional wholesale food distribution company.

     Charles T. Francis, age 53, a Director of BCS since April 1994, has served as President of Ryan, Elliott & Co. of Rhode Island, Inc. (commercial, industrial and office real estate) since 1978.

     Ronald K. Machtley, age 48, a Director of BCS since April 1995, is currently President of Bryant College in Smithfield, Rhode Island. From 1995 to May 1996 he was a partner in the Washington, D.C. law firm,

Wilkinson, Barker, Knauer & Quinn. From January 1989 to January 1995, he served as the Rhode Island First Congressional District's representative to the U.S. House of Representatives. Prior thereto, he was a partner of a private law firm.

     Samuel J. Orr, Jr., age 77, a Director of BCS since December 1993, was an attorney and, until his retirement from the bench, served as a Probate Judge in the State of Connecticut from 1969 until 1982. Mr. Orr is the stepfather of Mr. Grace.

     Guy B. Snowden, age 50, a Director of BCS since December 1993, is currently the Co-Chairman, President and Chief Executive Officer of GTECH Holdings Corporation (lottery products and services). Mr. Snowden was a co-founder of GTECH Corporation, the principal operating subsidiary of GTECH Holdings Corporation, and has been Chief Executive Officer of GTECH Corporation since its inception in 1980. He also served as its Chairman from 1987 to 1990 and has been its President since 1989.

     John A. Yena, age 55, a Director of BCS since October 1995, has served as President of Johnson & Wales University since 1989. Prior thereto he served as Executive Vice President and Dean of the College.

Executive Compensation

     The following table summarizes the compensation paid or accrued by BCS to its chief executive and each executive officer (the "named executive officers") who earned more than $100,000 in salary and bonus for the fiscal year ended June 30, 1996 ("fiscal 1996"), for services rendered in all capacities to BCS during fiscal 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                           ANNUAL COMPENSATION(A)      SECURITIES
                                         --------------------------    UNDERLYING     ALL OTHER
        NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS(B)   OPTIONS/SARS   COMPENSATION
    -----------------------------------  ----   --------   --------   ------------   ------------
    Edward P. Grace, III...............  1996   $150,000   $ 17,500           0               0
      (Chairman, CEO and President)      1995    150,000     23,750           0               0
                                         1994     72,116    562,387      20,000               0
    Mark A. Peterson...................  1996    130,000     14,000      15,000        $ 50,000(d)
      (Senior Vice President and         1995     27,000          0      20,000               0
      CFO)(c)                            1994        N/A        N/A         N/A             N/A
    Clifford G. Cartwright.............  1996     96,463     14,000      10,000               0
      (Vice President of Operations)(e)  1995     93,029     17,750       5,000               0
                                         1994     88,270     19,000      12,500               0

- ---------------

(a) Any perquisites or other personal benefits received from BCS by any of the named executives were substantially less than the reporting thresholds established by the Commission (the lesser of $50,000 or 10% of the individual's cash compensation).
(b) All compensation paid to Mr. Grace during the first six months of fiscal 1994 was paid as bonuses by BCS's operating subsidiaries, based upon their respective interests in earnings.
(c) Mr. Peterson joined BCS in April 1995.
(d) Represents $38,986 for relocation expense reimbursement and $11,014 for tax gross-up payments.
(e) Mr. Cartwright's employment terminated in July 1996.

Employment Arrangements and Other Transactions

     BCS and Mr. Grace have entered into an employment agreement effective January 1, 1994 which provided for a term of three years at an initial annual compensation of $150,000, subject to adjustment in the discretion of the Compensation Committee after the first year, plus a cash bonus under BCS's cash bonus policy up to a maximum of 30% of his then base salary. The employment agreement also provides Mr. Grace with insurance and other benefits and an automobile allowance. Mr. Grace's employment agreement also contains non-competition provisions that prohibit him from acquiring, in addition to his current interests, any new interests in any restaurant business. The period covered by the non-competition provision ends upon the later of the scheduled expiration of the term of employment or one year after Mr. Grace's resignation or termination. To activate this non-competition provision BCS must notify Mr. Grace and continue his salary and benefits during the covered period.

     Option Plans. The following table sets forth, for the named executive officers, information regarding stock options granted during fiscal 1996 pursuant to BCS's 1994 Stock Plan. There were no stock appreciation rights granted during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                                                         REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL
                                     NUMBER       % OF TOTAL                                  RATES
                                       OF        OPTIONS/SARS                             OF STOCK PRICE
                                   SECURITIES     GRANTED TO    EXERCISE                   APPRECIATION
                                   UNDERLYING     EMPLOYEES     OR BASE                 FOR OPTION TERM(A)
                                  OPTIONS/SARS    IN FISCAL      PRICE     EXPIRATION   ------------------
              NAME                  GRANTED          YEAR        ($/SH)       DATE       5%($)     10%($)
- --------------------------------  ------------   ------------   --------   ----------   -------   --------
Edward P. Grace, III............     -0-           -0-               --            --        --         --
Mark A. Peterson................     15,000(b)        7.5%        12.00      1/5/2006   $18,460   $100,470
Clifford G. Cartwright..........     10,000(b)        5.0%        12.00      1/5/2006   $27,690   $150,702

- ---------------

(a) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Commission. They assume the value of BCS Common Stock appreciates 5% or 10% each year, compounded annually, for the ten-year option term. They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value for the options.
(b) These incentive stock options, which were granted under the 1994 Stock Plan are exercisable in three equal annual installments, subject to acceleration on a change of control, and have a term of ten years. The options terminate three months after termination of employment, other than for death, disability or retirement at age 55. The purchase price for the shares on exercise of options may be paid in cash or in shares of BCS Common Stock already owned by the option holder, or by a combination thereof.

     The following table sets forth certain information regarding currently outstanding stock options held by the named executive officers as of the end of fiscal 1996. No options were exercised during fiscal 1996.

                     AGGREGATED YEAR-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED
                                                         OPTIONS/SARS AT        VALUE OF UNEXERCISED IN-THE
                                                      FISCAL YEAR END 1995       MONEY OPTIONS/SARS($)(A)
                       NAME                         EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- --------------------------------------------------  -------------------------   ---------------------------
Edward P. Grace, III..............................        13,334/ 6,666                     0/0
Mark A. Peterson..................................         6,667/28,333                     0/0
Clifford G. Cartwright............................        10,000/17,500                     0/0

- ---------------

(a) Based on the closing price of BCS Common Stock on June 28, 1996 ($8.50), less the exercise price.

Compensation of BCS Directors

     Those directors who are not also officers and employees of BCS receive options to purchase BCS Common Stock under BCS's Non-Employee Director Stock Plan (the "Director Plan") as compensation for their services to BCS, and are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and Committee meetings. Under the Director Plan, each incumbent non-employee director received an initial non-qualified option to purchase 5,000 shares of BCS Common Stock on April 6, 1994, the date of BCS's initial public offering. Non-employee directors elected after April 6, 1994, receive an initial non-qualified option to purchase 5,000 shares of BCS Common Stock on the date of the director's initial election to the Board of Directors. Beginning in 1995, each non-employee director (other than a director first elected at or within six months of the annual stockholders meeting) receives an annual nonqualified option to purchase 5,000 shares of BCS Common Stock as of the first Board meeting after each annual stockholders meeting. All options have an exercise price equal to the market price of BCS Common Stock on the date of the grant and are exercisable for a term of ten years. Options vest over a three year period with 25% vesting six months after the grant date and the balance in three annual installments commencing on the first anniversary of the grant date, unless automatically accelerated in the event of death, disability or a change of control. A total of 100,000 shares have been reserved for issuance under the Director Plan.

     Directors who are also officers and employees of BCS are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

Security Ownership of Directors, Officers and Principal Stockholders of BCS

     The following table sets forth certain information with respect to the
beneficial ownership of BCS Common Stock as of August      , 1996 by each of
BCS's directors, the executive officers named in the Compensation Table appearing under "-- Executive Compensation," all current directors and executive officers of BCS as a group and each person believed to be a beneficial owner of more than 5% of BCS Common Stock.

                                                                            SHARES          PERCENT
                                                                         BENEFICIALLY         OF
              DIRECTORS AND OFFICERS AND 5% SHAREHOLDERS                   OWNED(A)          CLASS
- -----------------------------------------------------------------------  ------------       -------
Edward P. Grace, III(b)................................................     2,428,332(c)      46.4%
Charles T. Francis.....................................................         7,350(d)         *
Ronald K. Machtley.....................................................         3,000(e)         *
Samuel J. Orr, Jr.(f)..................................................       648,450(g)      12.4
Guy B. Snowden.........................................................       190,250(h)       3.6
John A. Yena...........................................................        15,000(i)         *
Clifford G. Cartwright.................................................        52,500(j)       1.2
Mark A. Peterson.......................................................        10,167(k)         *
FMR Corp.(l)...........................................................       478,000         9.15
All current directors and executive officers as a group (10 persons)...     3,401,381(m)      64.9

- ---------------

*   Less than 1%.
(a) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of BCS Common Stock listed as owned by such person or entity. All information with respect to beneficial ownership has been furnished by the respective directors, officers and 5% owners. Except as set forth above, management knows of no
    person who, as of August   , 1996, owned beneficially more than 5% of the
    outstanding BCS Common Stock. Includes, where applicable, shares issuable upon exercise of stock options granted under the Bugaboo Creek Steak House, Inc. Non-Employee Director Stock Plan (the "Director Plan") or the Bugaboo Creek Steak House, Inc. 1994 Stock Plan (the "1994 Stock Plan"), which options are presently or will be exercisable within 60 days of the date of this Joint Proxy Statement/Prospectus.
(b) Mr. Grace's business address is 1275 Wampanoag Trail, East Providence, Rhode Island 02915.
(c) Includes 13,332 shares of BCS Common Stock issuable upon exercise of options granted under the 1994 Stock Plan which are presently or will become exercisable within 60 days.
(d) Includes 6,250 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days; 1,000 shares of BCS

    Common Stock owned jointly by Mr. Francis and his wife; and 100 shares owned by Mr. Francis' son as to which Mr. Francis disclaims beneficial ownership.
(e) Includes 2,500 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days.
(f) Mr. Orr's residence address is 136 N. Collier Boulevard, Marco Island, Florida.
(g) Includes 6,250 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days; 2,200 shares of BCS Common Stock owned by Mr. Orr's wife; and 630,000 shares held by the Samuel J. Orr, Jr., Grantor Retained Annuity Trust dated January 31, 1994, of which Mr. Orr is the Trustee and beneficiary.
(h) Includes 6,250 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days; and 22,000 shares held by trusts for the benefit of Mr. Snowden's children of which Mr. Snowden's wife is a trustee or co-trustee.
(i) Includes 12,500 shares of BCS Common Stock owned of record by Johnson & Wales University. Mr. Yena is an officer of Johnson & Wales University and, for purposes of disclosure of beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended, Mr. Yena may be deemed to be a beneficial owner of the 12,500 shares owned by the University. Includes 2,500 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days.
(j) Includes 10,000 shares of BCS Common Stock issuable upon exercise of options granted under the 1994 Stock Plan which are presently or will become exercisable within 60 days.
(k) Includes 6,667 shares of BCS Common Stock issuable upon exercise of options granted under the 1994 Stock Plan which are presently or will become exercisable within 60 days.
(l) The following information is based upon a Schedule 13G dated February 14, 1996, filed by FMR Corp. with the Commission. As disclosed in the Schedule 13G, FMR Corp.'s beneficial ownership is based on the following: Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and registered investment adviser, is the beneficial owner of 478,000 shares as a result of acting as investment adviser to Fidelity Retirement Growth Fund (the "Retirement Fund") which owns 478,000 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Retirement Fund each has sole power to dispose of the 478,000 shares owned by the Retirement Fund. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of shares owned directly by the Retirement Fund, which power resides with the Retirement Fund's Board of Trustees. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of the Class B shares of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Edward C. Johnson 3d and Abigail P. Johnson own 24.5% of the outstanding voting common stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholder's voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. The business address of FMR Corp., Fidelity, the Retirement Fund and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts.
(m) Includes 55,081 shares of BCS Common Stock issuable upon exercise of options granted under the Director Plan or the 1994 Stock Plan which are presently or will become exercisable within 60 days.

Certain Relationships and Related Transactions

     Management Services Agreements. BCS has entered into management services agreements with BRI, HSF and OGM, pursuant to which BCS provides to these non-BCS restaurants operating supervision, marketing support, centralized purchasing, distribution of fresh seafood, produce and certain meats, routine maintenance and repairs, laundry, accounting, bookkeeping and other management and administrative services. BCS charges these non-BCS restaurants a fee for these services in an amount equal to the total of: (i) 6% of their respective gross revenues; plus (ii) a pro rata share, based on relative sales of all restaurants receiving distribution services from BCS, of the total costs and expenses of providing such services, restaurant supplies, insurance, advertising and other costs incurred for the direct benefit of a non-BCS restaurant and not as ordinary overhead of BCS are reimbursed by the non-BCS restaurants on a weekly basis. During fiscal 1995, total fees for management of these non-BCS restaurants aggregated $396,777.

     Lease of Springfield, Virginia Site. Messrs. Grace, Orr and Snowden are the owners of GOS, a Virginia limited liability company which holds title to the site of the Bugaboo Creek Steak House restaurant located in Springfield, Virginia. Before GOS acquired the site, BCS had negotiated a lease with an independent third party which had the right to acquire the site. When the third party failed to acquire the site, Messrs. Grace, Orr and Snowden formed GOS to acquire it. BCS now leases the site from GOS on the same terms which were negotiated with the independent third party. The lease provides a term of 20 years (assuming exercise of both renewal options) with annual rent as follows:
$130,000 in the initial 10 year term; $156,000 in the first five year renewal term; and $171,600 in the second five year renewal term. The lease also requires additional rent equal to 5% of the amount by which annual gross restaurant revenues exceed: $2,600,000 in the initial 10 year term; $3,120,000 in the first five year renewal term; and $3,432,000 in the second five year renewal term.

     During fiscal 1993 and 1994, BCS advanced to GOS amounts necessary to pay the purchase deposit, mortgage installments and property taxes for the site, which indebtedness was repaid by GOS as rent payments were received under the Virginia lease. As of March 31, 1996, this amount had been paid in full.

                                   THE MERGER

     The following information provides certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Annexes hereto, including the BCS Merger Agreement, a copy of which is set forth in Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and including the WPC Merger Agreements and the WPC Purchase Agreement filed as exhibits to the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part. All LSI shareholders and BCS stockholders are urged to read the Annexes in their entirety.

GENERAL

     The Merger Agreements provide for (i) the merger of a wholly-owned subsidiary of LSI with and into BCS, which shall be the surviving corporation and, as a result thereof, become a wholly-owned subsidiary of LSI, (ii) the merger of several related corporations, the WPC Merger Parties, with and into WPC, a wholly-owned subsidiary of LSI, which shall be the surviving corporation, and (iii) the purchase by WPC of a certain parcel of real estate from parties related to BCS, the WPC Purchase Parties. At the time the Merger becomes effective, each outstanding share of BCS Common Stock, each outstanding share of the capital stock or membership interest of the WPC Merger Parties and the interest of the WPC Purchase Parties in the real estate, will be converted into the right to receive shares of LSI Common Stock. If the issuance of LSI Common Stock pursuant to the Merger Agreements is approved at the LSI Meeting, the BCS Merger Agreement is adopted at the BCS Meeting, all required governmental and other consents and approval are obtained, and all other conditions of the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated.

BACKGROUND OF THE MERGER

  LSI

     In January 1996, while they were both attending a meeting of the National Restaurant Association Board of Directors, Richard E. Rivera, President and Chief Executive Officer of LSI, and Edward P. Grace, III, President and Chief Executive Officer of BCS, discussed, in general terms, their respective companies' concepts, operations and expansion plans. In late February 1996, Messrs. Rivera and Grace again met at which time Mr. Grace described BCS's plans for growth and discussed the potential benefits which might result from combining BCS with a larger restaurant company. Mr. Rivera advised Mr. Grace that LSI was not then in a position to consider a transaction with BCS, but that he would contact Mr. Grace if LSI were in such a position in the future.

     In mid-April 1996, Mr. Rivera called Mr. Grace and indicated that LSI would be interested in exploring a potential transaction with BCS. On April 17, 1996, both companies entered into a mutual confidentiality agreement and the companies subsequently exchanged certain non-public information. On April 24, 1996 representatives of LSI and BCS and their respective financial advisors met to discuss the possible acquisition of BCS by LSI and terms for such an acquisition. Discussions between the companies continued and in late May 1996 management of LSI proposed that the parties attempt to negotiate a definitive merger agreement between them on the basic economic terms reflected in the BCS Merger Agreement. Both companies and their financial advisors and legal counsel met again on May 30 and 31 and June 3, 1996 to discuss the terms of an agreement and to continue with their investigations of each other.

     On Wednesday, June 5, the LSI Board of Directors met to consider the substance of a proposal for the merger of BCS with LSI on the exchange ratio included in the BCS Merger Agreement. At this meeting, Robinson-Humphrey reviewed with the LSI directors its financial analysis of BCS and BCS combined with LSI on a pro-forma basis. The LSI directors considered BCS and its two restaurant concepts and how they would fit with LSI's current concepts. The LSI directors discussed an analysis of BCS's current operations and the actions that LSI management felt should be taken to improve the profitability of existing and future Bugaboo Creek Steak House and The Capital Grille restaurants. The LSI directors considered the attractiveness of these two concepts, their positions in their current geographical areas and expansion opportunities, potential administrative and operational synergies from combining the two operations, as well as the challenges to LSI management in improving the operations and financial performance of the BCS restaurants without diverting attention from continued improvements in LSI operations. Following this discussion, the LSI directors authorized continued negotiations with BCS.

     The LSI Board of Directors met by conference telephone on June 6, 1996 for a report on progress and again authorized continued negotiations with BCS.

     In connection with LSI's continuing investigation of BCS, LSI was advised by its accountants that LSI would be required to acquire the WPC Merger Parties and the WPC Property to be assured of accounting for the BCS Merger on a pooling-of-interests basis. In addition to its continuing investigation of and negotiation with BCS, LSI investigated the assets and operations of the WPC Merger Parties and the WPC Property and negotiated acquisition agreements with their owners who are also major stockholders and directors of BCS.

     On June 14, 1996, LSI's Board of Directors met to review the Merger Agreements that had been negotiated with BCS. The LSI directors reviewed with LSI's legal counsel the terms of the proposed Merger Agreements. Robinson-Humphrey reviewed with the LSI directors its financial summary of BCS's operations and the operations of the WPC Merger Parties and the combination of BCS, the WPC Merger Parties and the WPC Property with LSI on a proforma basis. The LSI directors discussed the fact that LSI's accountants had advised that in order to account for the acquisition of BCS on a pooling-of-interests basis, it would be necessary for LSI to also acquire the WPC Merger Parties and the WPC Property, which are related business assets and are owned by major stockholders of BCS. The LSI directors discussed the proposed method of valuing the WPC Merger Parties and the WPC Property for purposes of this acquisition and the fact that these three restaurants are currently being managed by BCS under management contracts and that the land is occupied by one Bugaboo Creek Steak House and one of the three other restaurants being acquired. The LSI directors considered the issues with respect to the proposed acquisition that had been considered at their June 5 and June 6, 1996, meetings and discussed these in light of management's continued investigation and evaluation of BCS, the WPC Merger Parties and the WPC Property and the terms of the definitive Merger Agreements. At this meeting, Robinson-Humphrey delivered to the LSI Board of Directors their opinion that the consideration to be paid by LSI as reflected in the Merger Agreements was fair, from a financial point of view, to the shareholders of LSI. Following this discussion, the LSI Board of Directors unanimously approved the issuance of LSI Common Stock pursuant to the Merger Agreements and authorized LSI to enter into those agreements.

  BCS

     During the latter half of 1995 and early 1996, BCS received several general indications of potential interest in a transaction with BCS. This, combined with a concern of BCS management as to capital availability to continue its new restaurant expansion plan prompted BCS to retain Tucker Anthony on January 30, 1996, to act as BCS's exclusive financial advisor with respect to preliminarily exploring the range of values that might be obtained in a possible merger or sale of all or a substantial portion of its stock or assets.

     In January 1996, Richard E. Rivera, the President and CEO of LSI, and Edward P. Grace, III, Chairman, President and CEO of BCS, while both were attending a National Restaurant Association Board of Directors meeting, discussed in general terms, their companies' respective concepts, operations and expansion plans. Messrs. Grace and Rivera have known each other for several years and have a high level of mutual respect. In early February 1996, Messrs. Grace and Rivera met again, at which time Mr. Grace described BCS's plans for growth and discussed the potential benefits which might result from combining BCS with a larger restaurant company. Mr. Rivera advised that LSI was not then in a position to consider a transaction with BCS, but that he would contact Mr. Grace if LSI were in such a position in the future. All conversations between BCS and LSI ceased at this time.

     On March 1, 1996, LSI filed a registration statement contemplating the issuance of LSI Common Stock. On March 26, 1996, LSI offered 2,156,250 shares of LSI Common Stock to the public at an offering price of $22.50 per share.

     In mid-April 1996, Mr. Grace received a telephone call from Mr. Rivera who indicated that LSI would be interested in exploring a potential transaction with BCS. On April 17, 1996, both companies entered into a mutual confidentiality agreement and the companies subsequently provided each other with certain non-public information.

     On April 24, 1996, management of the two companies, together with their respective financial advisors, met in Boston, Massachusetts to review the current and future financial and operating performance of BCS and the basis on which a transaction might be structured. At its regularly scheduled meeting on April 25, 1996, the BCS Board of Directors reviewed the status of these discussions and authorized BCS management to continue to explore a possible transaction with LSI. There followed a series of discussions among BCS, LSI and their respective financial advisors which culminated on May 29, 1996, with a preliminary proposal by the management of LSI for the acquisition of BCS by means of a merger in which each BCS stockholder would receive LSI Common Stock with a value equal to $10.25 per share, based on the then current market value of the LSI Common Stock of $27.25 per share. Under the terms of the proposal (which were ultimately reflected as the exchange ratio in the BCS Merger Agreement), the exchange ratio would be adjusted if the value of the LSI Common Stock declined prior to closing so as to maintain the $10.25 per share valuation down to a value for LSI Common Stock of $24.00 per share, with both parties having the right to withdraw from the transaction if the trading price of the LSI Common Stock fell below $21.00 per share for five consecutive days prior to consummation of the transaction. LSI's proposal contemplated that the merger would be accorded pooling-of-interests treatment for accounting purposes and that Mr. Grace, the owner of 46.2% of the BCS Common Stock, would agree to vote his shares of BCS Common Stock in favor of the merger with LSI.

     On May 30 and 31, management of the two companies, together with their respective financial and legal advisors, met in Atlanta, Georgia to review LSI's financial and operating performance and projections and to continue the review of BCS's performance and projections. These discussions were continued in Providence, Rhode Island on June 3rd. Later the same day, the Board of Directors of BCS met to consider LSI's proposal. At the meeting, representatives of Tucker Anthony reviewed the background of the transaction and the terms of the proposal, and discussed their financial analysis with respect thereto. The BCS Board considered LSI's steak house concept and how BCS would fit within the LSI organization, LSI's historical and recent operating performance, competitive position and prospects, and how the proposed transaction would assist BCS in furthering its expansion plans and reviewed other strategic alternatives available to BCS. Based upon the Board's review of LSI's proposal and the preliminary analysis of Tucker Anthony referenced above, the Board members authorized management to continue negotiations with LSI.

     During the next ten days, BCS and its financial and legal advisors negotiated the terms of the BCS Merger Agreement with LSI and continued their review of LSI's financial and operating performance and projections. During this period, both companies were advised by KPMG Peat Marwick LLP, accountants for both BCS and LSI, that in order to assure pooling-of-interests treatment for the transaction, LSI should also acquire three restaurants owned and operated by entities owned by Mr. Grace alone or jointly by Mr. Grace and Samuel J. Orr, a director of BCS -- Bentley's Restaurant, Inc., Hemenway Sea Foods, Inc. and Old Grist Mill Tavern, Inc. -- as well as GOS Properties Limited Liability Company, which is owned by Mr. Grace, Mr. Orr and Guy B. Snowden, also a director of BCS, and owns the real property on which the Bugaboo Creek Steak House restaurant in Springfield, Virginia is located, and real property located in Seekonk, Massachusetts owned by Mr. Grace and Mr. Orr, which is leased to Old Grist Mill Tavern, Inc. The terms of these agreements were negotiated separately by LSI and Mr. Grace in his capacity as sole or joint owner of these restaurants and real estate.

     On June 14, 1996, the Board of Directors of BCS met to consider the proposed BCS Merger Agreement. At the meeting, senior management and BCS's legal advisors summarized the terms of the proposed BCS Merger Agreement and related documents. Representatives of Tucker Anthony reviewed the terms of the proposed BCS Merger, discussed their financial analysis with respect thereto, and orally advised the Board that, as of such date, in their opinion, the consideration to be received by the holders of BCS Common Stock other than the principal stockholder and affiliates ("BCS Stockholders") pursuant to the BCS Merger Agreement was fair to such holders. Based upon the Board's review and consideration of the terms of the proposed BCS Merger Agreement, and, among other things, the oral opinion of Tucker Anthony referenced above, the Board members who were present unanimously determined that the BCS Merger was fair to, and in the best interests of, BCS and the BCS Stockholders, approved the BCS Merger Agreement and recommended that the BCS stockholders approve and adopt the BCS Merger Agreement.

     The BCS Merger Agreement was executed later the same day and a joint press release was issued announcing the BCS Merger Agreement.

REASONS FOR THE MERGER

  LSI

     The LSI Board of Directors, after consideration of relevant business, financial, legal and market factors, approved the issuance of LSI Common Stock pursuant to the Merger Agreements, and the Merger Agreements and the transactions contemplated therein. LSI's Board of Directors did not assign any relative or specific weight to the factors considered.

     The Bugaboo Creek Steak House concept is a well defined, attractive concept that has gained acceptance in its current market in the northeastern United States. This concept appears to have a broad appeal and may be more attractive in some geographical areas than the company's Longhorn Steakhouse concept and, for that reason, may be a better vehicle for expansion by LSI in some geographical areas. The Capital Grille concept will expand LSI's operations into the fine dining segment of the market with a concept that still involves LSI's principal business of serving steaks. The existing geographical concentration of Bugaboo Creek Steak House restaurants primarily in the northeastern United States will give LSI an immediate presence in this important geographical area that would otherwise present LSI additional challenges in expansion. LSI believes that the availability of two casual dining steak concepts will give it greater flexibility in developing new geographical areas with the ability to develop which ever concept LSI believes will do best in a particular geographical area. Although management of the additional restaurants being acquired in the Merger and the development of the BCS concept will place additional demands on LSI senior management and administrative functions, LSI believes that synergies can be obtained in administrative and support areas for the combined businesses that will increase their profitability. LSI currently expects that operations for the three concepts will remain separate.

     THE BOARD OF DIRECTORS OF LSI UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ISSUANCE OF LSI COMMON STOCK PURSUANT TO THE MERGER AGREEMENTS.

  BCS

     At special meetings of the BCS Board held on June 3 and June 14, 1996, BCS's management and representatives of Tucker Anthony made presentations concerning the business and prospects of BCS. At the special meeting of the BCS Board held on June 14, BCS's management and representatives of Tucker Anthony and BCS's legal advisors also made a presentation concerning the proposed acquisition of BCS by LSI, including a review of the terms of the BCS Merger Agreement and the Voting Agreement. At such meeting, the Board (with Mr. Orr absent) unanimously determined that the BCS Merger is fair to, and in the best interests of, BCS and the BCS Stockholders, approved the BCS Merger Agreement and recommended that the BCS stockholders approve and adopt the BCS Merger Agreement.

     In reaching its determination, the BCS Board consulted with BCS's management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (i) the arms-length negotiations with LSI, which resulted in the agreement by LSI to acquire all outstanding BCS Common Stock in exchange for the LSI Common Stock which represented approximately a 20.6% premium (assuming a .390 exchange ratio) over the closing price for the BCS Common Stock immediately prior to the announcement of the signing of the BCS Merger Agreement and approximately a 32.3% premium over the closing price for the BCS Common Stock four weeks prior to the announcement of the BCS Merger (assuming the same exchange ratio noted earlier);

          (ii) the businesses, assets, liabilities, management, strategic objectives, competitive position and prospects as well as the historical and current financial conditions and results of operations of BCS and LSI both before and after giving effect to the BCS Merger (see "Opinion of Financial Advisors -- Tucker Anthony");

          (iii) current market conditions, historical market prices, and trading information for both the BCS Common Stock and the LSI Common Stock (see "Summary -- Market Prices and Dividends");

          (iv) the structure of the BCS Merger, which provides that BCS stockholders will receive an equity interest in a larger restaurant company, with a stronger balance sheet and cash flow and with greater depth of management personnel and training resources;

          (v) the expectation that the BCS Merger will afford the BCS stockholders the opportunity to receive LSI Common Stock in a tax-free transaction;

          (vi) the expectation that the BCS Merger will be beneficial to the employees of BCS;

          (vii) the presentation of Tucker Anthony made to the BCS Board on June 14, 1996, including the opinion of Tucker Anthony that, as of such date, subject to the average trading price of LSI Common Stock being greater than or equal to $21.00, the consideration to be received by the BCS Stockholders in the BCS Merger was fair, from a financial point of view, to the BCS Stockholders; see "Opinion of Financial Advisors -- Tucker Anthony";

          (viii) the expectation that the complementary businesses of BCS and LSI, including their respective operating philosophies and diverse concepts, will provide significant growth opportunities after consummation of the BCS Merger;

          (ix) the belief that LSI's experienced and loyal management team, reputation in the restaurant industry and investment community, and history of profitable operations while maintaining a high growth rate will be beneficial to the continued growth of BCS;

          (x) the review of other strategic alternatives including continuing as an independent company; based upon their review of other strategic alternatives, as well as the terms of the BCS Merger, the BCS Board did not believe that pursuing another strategic alternative could reasonably be expected to provide BCS Stockholders with higher stockholder value than that reflected in LSI's proposal;

          (xii) the BCS Board was informed at its June 14, meeting that Mr. Grace (who owns 46.2% of the outstanding shares of BCS Common Stock) was prepared to enter into the Voting Agreement with LSI and that the Voting Agreement terminated upon termination of the BCS Merger Agreement;

          (xiii) the terms of the BCS Merger Agreement that permit BCS or LSI to terminate the BCS Merger Agreement if the last sale price of LSI Common Stock is less than $21.00 per share for five consecutive trading days prior to the effective date of the BCS Merger; and

          (xiv) the terms of the BCS Merger Agreement that (a) permit the BCS Board to enter into negotiations with a third party that made an unsolicited bona fide proposal to acquire BCS if the BCS Board determined in good faith that such action was required for the BCS Board to comply with its fiduciary duties to stockholders imposed by Delaware corporate law and, after having consulted with and considered the advice of outside counsel and BCS's financial advisor, BCS's Board reasonably determines in good faith that the potential acquirer is highly qualified, (b) permit BCS to unilaterally terminate the BCS Merger Agreement if the BCS Board recommended any other business combination involving BCS, (c) require BCS to pay LSI out-of-pocket expenses incurred in connection with the BCS Merger Agreement up to a maximum of $750,000 in the event that the BCS Merger Agreement was so terminated, (d) require that if within ten months following such termination BCS entered into such a competing transaction, the third party to such transaction pay to LSI the amount of $2,000,000 less any expenses previously paid by BCS to LSI, and (e) contained no other provision that would materially impede the BCS Board from considering and pursuing a better unsolicited offer to acquire BCS that might be made by a third party.

     The foregoing discussion of information and factors considered and given weight by the BCS Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the BCS Merger, the BCS Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. In addition, individual members of the BCS Board may have given different weight to different factors.

     THE BOARD OF DIRECTORS OF BCS UNANIMOUSLY RECOMMENDS THAT THE BCS STOCKHOLDERS VOTE "FOR" ADOPTION OF THE BCS MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

OPINION OF FINANCIAL ADVISORS

     Robinson-Humphrey

     The Board of Directors of LSI retained Robinson-Humphrey to advise it with respect to the fairness to the shareholders of LSI, from a financial point of view, of the Merger. Robinson-Humphrey is an internationally recognized investment banking firm and was selected by the LSI Board based on Robinson-Humphrey's experience and expertise. As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     At the June 14, 1996 meeting of the LSI Board of Directors, Robinson-Humphrey delivered its oral and written opinion that, based upon and subject to various considerations set forth in such opinion, as of June 14, 1996, the consideration agreed to be paid by LSI in the Merger was fair to the LSI shareholders from a financial point of view. No limitations were imposed by the LSI Board of Directors upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion. All references below to Robinson-Humphrey's opinion refer to Robinson-Humphrey's opinion dated June 14, 1996 and as of the date of this Joint Proxy Statement/Prospectus, unless otherwise indicated.

     The full text of the opinion of Robinson-Humphrey which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B, to this Joint Proxy Statement/ Prospectus and is incorporated herein by reference. LSI shareholders are urged to read such opinion carefully in its entirety. Robinson-Humphrey's opinion is directed only to the fairness of the proposed transaction from a financial point of view and does not constitute a recommendation to any LSI shareholder or BCS stockholder as to how such shareholder or stockholder should vote. Summaries of the opinion of Robinson-Humphrey set forth in the Joint Proxy Statement/Prospectus are qualified in its entirety by references to the full text of such opinion. In furnishing its opinion, Robinson-Humphrey did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder.

     In arriving at its opinion, Robinson-Humphrey reviewed and analyzed (i) the Merger Agreements, (ii) publicly available information concerning LSI and BCS which Robinson-Humphrey believed to be relevant to its inquiry, (iii) financial and operating information with respect to the business operations and prospects of LSI and BCS furnished to Robinson-Humphrey by LSI and BCS, (iv) trading histories of LSI Common Stock and BCS Common Stock, (v) a comparison of the historical financial results and present financial condition of LSI and BCS with those of other companies which Robinson-Humphrey deemed relevant, (vi) unaudited financial information provided by the WPC Parties consisting of summary lease terms and summary profit and loss information for each restaurant, (vii) a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions which Robinson-Humphrey deemed relevant, and
(viii) certain historical data relating to percentage premiums paid in acquisitions of publicly traded companies. In addition, Robinson-Humphrey held discussions with the management of LSI and BCS concerning their businesses and operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as Robinson-Humphrey deemed appropriate.

     In connection with its review, Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information provided to it by LSI, BCS, the WPC Merger Parties and Messrs. Grace and

Orr, and did not assume any responsibility for any independent valuation or appraisal of any of the assets or liabilities of LSI, BCS, the WPC Merger Parties or the WPC Property, nor was Robinson-Humphrey provided with any such appraisal. With respect to financial forecasts, Robinson-Humphrey assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of LSI and BCS as to the future financial performance of LSI and BCS, respectively. Robinson-Humphrey assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

     Robinson-Humphrey's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. The opinion did not address the underlying business decision of LSI to effect the Merger. Robinson-Humphrey assumed that the Merger would be consummated on the terms described in the Merger Agreements, without any waiver of any material terms or conditions by LSI.

     Summary of Analyses. The following is a summary of certain analyses performed by Robinson-Humphrey in connection with rendering its opinion. Robinson-Humphrey presented the analyses discussed below at a meeting of the Board of Directors of LSI on June 14, 1996.

     COMPARABLE PUBLIC COMPANY ANALYSIS. Robinson-Humphrey compared certain publicly available financial, operating and market valuation data for selected public companies in the casual dining restaurant industry to the corresponding data for the proposed Merger. The public companies used by Robinson-Humphrey for purposes of this analysis were Apple South, Inc., Applebee's International, Inc., The Cheesecake Factory Inc., Cracker Barrel Old Country Store, Inc., Landry's Seafood Restaurants, Inc., Logan's Roadhouse, Inc., Lone Star Steakhouse & Saloon, Inc., O'Charley's Inc., Outback Steakhouse, Inc., and Rock Bottom Restaurants, Inc. Robinson-Humphrey evaluated, among other things multiples of stock prices as of June 13, 1996 to calendar 1996 estimated earnings (which ranged from 14.3x to 32.6x with an average of 25.5x); multiples of stock prices as of June 13, 1996 to calendar 1997 estimated earnings (which ranged from 11.0x to 25.0x with an average of 19.5x); multiples of total firm value (defined as equity market capitalization plus net debt) to latest twelve months' revenues (which ranged from 0.85x to 4.41x with an average of 2.51x); and multiples of total firm value to latest twelve months' earnings before interest, taxes, depreciation and amortization ("EBITDA") (which ranged from 7.2x to 29.9x with an average of 14.9x). Robinson-Humphrey then compared these multiples to the ratio of the proposed purchase price to BCS's estimated calendar 1996 earnings (21.2x) and estimated calendar 1997 earnings (13.4x). Both of these multiples represent significant discounts to the comparable company averages of 25.5x and 19.5x calendar 1996 and 1997, respectively. The ratio of the proposed total firm value to last twelve months' revenues (1.22x) and last twelve months' EBITDA (9.7x) also represent significant discounts to the comparable company averages of 2.51x and 14.9x last twelve months' revenues and EBITDA, respectively.

     ANALYSIS OF SELECTED MERGERS AND ACQUISITIONS. Robinson-Humphrey evaluated the financial terms of selected mergers and the acquisitions in the restaurant industry from September 1, 1994 through June 4, 1996. This analysis included 11 such transactions, of which 10 had financial terms and transaction multiples that Robinson-Humphrey could identify from publicly available information. These acquirer/acquiree transactions were as follows: Buffets, Inc./HomeTown Buffet, Inc. (1996); Zapata Corp./Houlihan's Restaurant Group, Inc. (1996); Landry's Seafood Restaurants, Inc./Bayport Restaurant Group, Inc. (1996); Quality Dining, Inc./Brueggers Corp. (1996); Quality Dining, Inc./Grady's American (1995); DAKA International, Inc./ Champps Entertainment, Inc. (1995); Lone Star Steakhouse & Saloon/Del Frisco's Double Eagle (1995); Apple South/DF&R Restaurants (1995); Applebee's International Inc./Innovative Restaurant Concepts (1995); and Applebee's International Inc./Pub Venture of New England (1994). The analysis considered, among other things, the multiples of transaction firm value (defined as equity value plus debt assumed minus cash) to latest twelve months' revenues (which ranged from 0.57x to 5.00x with an average of 1.45x), to latest twelve months' EBITDA (which ranged from 5.0x to 25.0x with an average of 9.8x), and to latest twelve months' EBIT (which ranged from 7.7x to 24.1x with an average of 16.2x). This analysis resulted in an implied average equity value for BCS Common Stock and the equity of the WPC Merger Parties and the WPC Property of $56.0 million compared to the transaction equity value of $58.1 million assuming that the price of LSI Common Stock is within the range of $24.00 to $27.25 or $53.8 million based upon the price of LSI Common Stock on June 14, 1996.

     ACQUISITION PREMIUMS ANALYSIS. Robinson-Humphrey analyzed the premiums paid for recent mergers and acquisitions of publicly traded companies with transaction values in the range of $50-100 million. Robinson-Humphrey evaluated transactions that were accounted for using the pooling of interests method, and that took place between January 1, 1991 and June 3, 1996. The median premiums paid over the target's stock price four weeks prior to the announcement date, one week prior to the announcement date and one day prior to the announcement date were 41.9%, 29.7% and 28.8%, respectively. This analysis resulted in an implied equity value for BCS Common Stock of $11.25 per share compared to the implied price under the proposed terms of $10.25 assuming that the price of LSI Common Stock is within the range of $24.00 and $27.25 or $9.50 based upon the price of LSI Common Stock on June 14, 1996. Robinson-Humphrey observed that the particular circumstances and conditions surrounding any individual transaction are unique. Accordingly, Robinson-Humphrey would tend to view the application of average or median acquisition premiums as a less reliable indicator of value than other methodologies.

     PRO FORMA MERGER ANALYSIS. Robinson-Humphrey reviewed certain pro forma financial effects on LSI resulting from the Merger for the projected calendar years 1996, 1997 and 1998. The analysis was based upon certain assumptions, including that the projections provided to Robinson-Humphrey by LSI and BCS management were accurate. Robinson-Humphrey did not assume any pre-tax synergies resulting from the Merger. In each of the years analyzed, the Merger would be additive to LSI's projected earnings per share, excluding merger expenses. In addition, Robinson-Humphrey assumed that the Merger would be accounted for under the pooling-of-interests method of accounting.

     In arriving at its opinion, Robinson-Humphrey performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Robinson-Humphrey. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion.

     The preparation of a business opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable transaction and the comparable public company analyses summarized above, Robinson-Humphrey selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison is identical to LSI or BCS.

     In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond LSI's or BCS's control. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Estimates of values of companies or parts of companies do not purport to be appraisals or necessarily to reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty.

     In the ordinary course of its business, Robinson-Humphrey and its affiliates actively trade in LSI Common Stock for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Robinson-Humphrey has served as managing underwriter for three public offerings of LSI Common Stock and has provided other investment banking services for LSI in the past, receiving customary fees for such services.

     LSI agreed to pay Robinson-Humphrey an advisory fee of $100,000 upon execution of the Merger Agreements, $100,000 upon the delivery of the Robinson-Humphrey opinion and an additional $175,000 upon the closing of the Merger. LSI has also agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, including fees and disbursements of legal counsel. Pursuant to the engagement, LSI has agreed to indemnify Robinson-Humphrey, its controlling persons, affiliates, and their respective partners, directors, officers, agents, consultants, and employees against certain liabilities, including liabilities under the federal securities laws.

  Tucker Anthony

     As part of its retention by BCS to provide investment banking services, Tucker Anthony agreed to render an opinion to the Board of Directors of BCS as to the fairness, from a financial point of view, of the consideration proposed in the BCS Merger. On June 14, 1996, Tucker Anthony delivered its oral opinion to the BCS Board that, as of the date of such opinion, the consideration to be received by the BCS Stockholders pursuant to the BCS Merger Agreement is fair to such holders. Such oral opinion was subsequently confirmed in writing. The full text of the opinion of Tucker Anthony dated as of the date of this Joint Proxy Statement/ Prospectus, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary discussion of the opinion of Tucker Anthony set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion. BCS Stockholders are urged to read the opinion in its entirety. Tucker Anthony's opinion is directed only to the fairness, from a financial point of view, as the date of such opinion, of the consideration to be received by the BCS Stockholders pursuant to the BCS Merger Agreement. Tucker Anthony's opinion is directed to the BCS Board only and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting.

     In arriving at its opinion, Tucker Anthony, among other things; (a) reviewed the BCS Merger Agreement, including the exhibits thereto; (b) reviewed BCS's Annual Reports on Form 10-K and related publicly available financial information of BCS for the two most recent fiscal years ended June 25, 1995, BCS's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, December 10, 1995, and September 17, 1995, and BCS's Proxy Statement dated September 22, 1995, (c) reviewed the Annual Reports on Form 10-K and related publicly available information of LSI for the three fiscal years ended December 31, 1995, the Quarterly Report on Form 10-Q of LSI for the three months ended March 31, 1996, LSI's Proxy Statement dated April 11, 1996, and LSI's Prospectus dated March 26, 1996; (d) reviewed certain other information, including publicly available information relating to the business, earnings, cash flow, assets and prospects of BCS and LSI, respectively; (e) reviewed the income statement, balance sheet, and cash flow forecasts of BCS for the fiscal years ending June 25, 2000, and for calendar years 1996 and 1997 as furnished to Tucker Anthony by BCS (the "BCS Management Projections"); (f) reviewed income statement, balance sheet and cash flow forecasts of LSI for the remaining portion of the 1996 fiscal year and for fiscal years 1997 and 1998 as furnished to Tucker Anthony by LSI; (g) conducted discussions with members of senior management of BCS and LSI, respectively, concerning the past and current business, operations, assets, and financial condition, as well as the future prospects, of BCS and LSI, respectively, (h) reviewed the historical trading activity and ownership data for BCS Common Stock and LSI Common Stock; (i) analyzed certain financial information, operating statistics and market trading information of publicly traded companies that Tucker Anthony deemed comparable or otherwise relevant to its inquiry, and compared BCS from a financial point of view with these companies; (j) analyzed certain financial information and operating statistics of publicly traded companies that Tucker Anthony deemed comparable or otherwise relevant to its inquiry, and compared LSI from a financial point of view with these companies; (k) compared the proposed financial terms of the BCS Merger with certain financial terms, to the extent publicly available, of selected financial studies and analyses and performed such other investigations and took into account such other matters as Tucker Anthony deemed necessary, including general economic and business conditions and certain industry trends and related matters.

     In preparing its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all financial and other information supplied to it by BCS and LSI or that was publicly available, and did not independently verify such information. Tucker Anthony has also relied upon the managements of BCS and LSI, respectively, as to the reasonableness and achievability of the financial forecasts of BCS and LSI (and the assumptions furnished to it), and with BCS's consent has assumed that such forecasts have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of such respective managements as to the future operating performance of BCS and LSI, respectively. Furthermore, Tucker Anthony assumed that the BCS Merger would qualify (a) for pooling-of-interests accounting treatment, and (b) as a reorganization within the meaning of Section 368(a) of the Code. Tucker Anthony was not requested to make, and Tucker Anthony has not made, an independent appraisal or evaluation of assets, properties, facilities, or liabilities of BCS or LSI and it was not furnished with any such appraisal or evaluation.

     Tucker Anthony's opinion was necessarily based upon prevailing market conditions (including market prices for the BCS Common Stock and the LSI Common Stock) and other circumstances and conditions as they existed and could be evaluated as of the date of this opinion, and did not represent Tucker Anthony's opinion as to what the actual value of the BCS Common Stock or the LSI Common Stock would be after the date thereof. Tucker Anthony was not authorized by BCS or the BCS Board to solicit, nor did Tucker Anthony solicit, third-party indications of interest for an acquisition of all or part of BCS.

     In connection with advising the BCS Board of its opinion on June 14, 1996, and in preparing its written and oral presentations to the BCS Board, Tucker Anthony performed a variety of financial and comparative analyses including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses, including those described below, and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Tucker Anthony did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Tucker Anthony believes that its analysis must be considered as a whole and that considering any portion of such analysis and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

     In its analysis, Tucker Anthony made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of BCS or LSI. Any estimates contained in Tucker Anthony's analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     For the purpose of the analyses described below, Tucker Anthony assumed an implied equity value per share for BCS of $10.25 based on .390 times the average closing sale price per share for LSI or $26.25 for the twenty trading days ending of the fifth day prior to the announcement of the Merger. The actual equity value per share of BCS will be determined based on the exchange ratio described above and the average closing sale price per share for LSI for the twenty trading days ending on the fifth day prior to closing. Tucker Anthony's opinion assumes that, and is contingent upon, such average trading of LSI Common Stock being at least $21.00 per share.

     The following is a summary of certain analyses performed by Tucker Anthony in connection with its fairness opinion.

     Analysis of Selected Comparable Publicly Traded Companies. Using public available information, Tucker Anthony compared selected quantitative data (including revenues, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, and earnings per share ("EPS"), and qualitative information (including competitive position, management, stage of concept development, and stage of capital funding) regarding BCS, to similar data of selected publicly-traded restaurant companies competing in the casual dining business segment (the "Casual Dining Companies") and engaged in business considered by Tucker Anthony to be comparable to BCS. Specifically, Tucker Anthony included in its review a group of 13 Casual Dining Companies (excluding BCS, but including LSI) consisting of Applebee's International, Inc., Brinker International, Inc., Chart House Enterprises, Inc., Cooker Restaurant Group, Cracker Barrel Country Stores, Inc., Darden Restaurants, Inc., Lone Star Steakhouse & Saloon, Inc., LSI, Morton's Restaurant Group, Inc., Outback Steakhouse, Inc., Pollo Tropical, Inc., Ryan's Family Steakhouse, Inc. and Sagebrush, Inc.

     The analysis focused primarily on trading multiples and qualitative factors associated with the Casual Dining Companies, as they were deemed by Tucker Anthony to be the most comparable companies to BCS due to their similar business focus. Such ratios included Aggregate Value (market value of equity plus total net debt) as a multiple of latest twelve months ("LTM") revenue, EBITDA, and EBIT, as well as price per share/EPS ("P/E") ratios based on projected calendar year 1996 and 1997 EPS. (Such projected EPS figures for the Casual Dining Companies, other than BCS and LSI which are company-produced, are based upon the means of publicly available information provided by Bloomberg and First Call Corporation).

     The valuation multiples for BCS based on an assumed price of $10.25 per share compare as follows with the adjusted range (excluding the high and low values), the adjusted mean (excluding the high and low values) and the median of the Casual Dining Companies for: Aggregate Value to LTM revenues, 1.3 times for BCS versus an adjusted range of 0.7 to 2.5 times, an adjusted mean of 1.4 times and a median of 1.4 times; Aggregate Value to LTM EBITDA, 10.2 times for BCS versus an adjusted range of 6.4 to 14.7 times, an adjusted mean of 10.7 times, and a median of 11.5 times; Aggregate Value to LTM EBIT, 19.6 times for BCS versus an adjusted range of 10.9 to 23.7 times; an adjusted mean of 16.1 times, and a median of 14.8 times; P/E on calendar 1996 projected EPS, 24.4 times for BCS versus an adjusted range of 14.2 to 24.6 times, an adjusted mean of 19.6 times, and a median of 19.3 times; P/E on calendar year 1997 projected EPS, 18.6 times for BCS versus an adjusted range of 12.7 to 19.4 times, an adjusted mean of 15.7 times, and a median of 15.2 times.

     Because of the inherent differences between the restaurant concepts, operations, and other characteristics of BCS and the selected public companies comprising the Casual Dining Companies, Tucker Anthony believes that an appropriate use of comparable company analysis also involves qualitative judgments concerning differences between the financial and operating characteristics of BCS and the selected public companies, which affects the public trading values of BCS and the selected companies, which judgments are reflected in Tucker Anthony's opinion.

     Analysis of Selected Comparable Merger and Acquisition
Transactions. Tucker Anthony reviewed with the BCS Board the prices and multiples paid for other restaurant companies in recent acquisitions. Tucker Anthony specifically reviewed 18 completed and pending transactions within the restaurant industry which were deemed relevant and for which relevant data was available. Tucker Anthony limited its analysis of comparable transactions to those that were announced between January 1, 1993 and the date of the announcement of the Merger and that had transaction values greater than $20 million. These acquirer/acquiree transactions were as follows: Taco Cabana, Inc./Two Peso's, Inc. (1993); National Pizza Company/NRH Corporation (1993); Restaurant Enterprises Group, Inc./Foodmaker, Inc. (1993); Brinker International, Inc./On the Border Cafes, Inc. (1994); Billy Blues Food Corporation/Marco's Mexican Restaurants, Inc. (1993); Magellan Restaurant Systems/Grill Concepts, Inc. (1994); Applebee's International, Inc./Pub Ventures of New England, Inc. (1994); Applebee's International, Inc./Innovative Restaurant Concepts (1994); Quality Dining, Inc./Grayling Corporation (1994); Apple South, Inc./Marcus Corporation (1995); Apple South, Inc./DF&R Restaurants, Inc. (1995); Shoney's, Inc./TPI Enterprises, Inc. (1995); Lone Star Steakhouse & Saloon/DelFrisco's Double Eagle (1995); DAKA International, Inc./Champps Entertainment, Inc. (1995); Noble Roman's, Inc./Papa Gino's (1996); Landry's Seafood Restaurants, Inc./Bayport Restaurant Group, Inc. (1996); Zapata Corporation/Houlihan's Restaurant Group, Inc. (1996); and Buffets, Inc./Hometown Buffet, Inc. (1996).

     Such analysis indicated the median of the ratios of the aggregate value in the 13 completed public transactions to trailing twelve months revenues, EBITDA and EBIT were 1.2 times, 8.9 times and 12.7 times, respectively. The analysis indicated that the adjusted means of the ratios of the purchase price to trailing twelve months revenues, EBITDA and EBIT were 1.5 times, 9.1 times and
12.6 times, respectively. These results compare to the ratios of the value of the transaction to BCS's trailing twelve months revenues, EBITDA and EBIT of 1.3 times, 10.2 times and 19.6 times. Tucker Anthony also compared the median percentage premium to trading prices four weeks prior to the announcement date of the comparable mergers of 29.8% versus 32.3% for BCS (at the assumed price of $10.25 per share compared to BCS's closing price on May 13, 1996). No acquired business utilized in the analysis of selected comparable merger and acquisition transactions was identical to BCS. Tucker Anthony believes that an appropriate use of comparable merger and acquisitions analysis involves qualitative judgments concerning differences in historical and projected financial and operating characteristics of the comparable acquired businesses, which judgments are reflected in Tucker Anthony's opinion.

     Stock Trading History. Tucker Anthony examined the history of the trading prices, volume and ownership data of BCS Common Stock and LSI Common Stock, the relationship between movements in the prices of BCS Common Stock and LSI Common Stock and movements in certain stock indices specifically an index of comparable companies (the Casual Dining Companies), the Standard and Poor's Restaurant Index, the NASDAQ Composite Index and the Standard and Poor's 500 Composite Index, and the relationship between movements in the prices of BCS Common Stock and LSI Common Stock and press announcements and other public disclosures for the period June 6, 1995 through June 13, 1996. From June 6, 1995 through June 13, 1996 (the last trading date prior to BCS's announcement that it had entered into the BCS Merger Agreement), the highest closing price for BCS Common Stock was $12.25 per share. During the same period, the lowest closing price for BCS Common Stock was $6.25 per share. The weighted average trading price for BCS Common Stock during the 26 weeks preceding the announcement was $8.80 per share and for the preceding 52 weeks the weighted average trading price was $8.56 per share. In the month prior to the announcement of the execution of the BCS Merger Agreement, BCS Common Stock traded in the range of $7.50 to $8.50 per share.

     Tucker Anthony also commented that the traded volume of the LSI Common Stock was substantially greater than that of BCS Common Stock and, therefore, ownership of the LSI Common Stock should provide greater liquidity for the holders of BCS Common Stock.

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Tucker Anthony analyzed the present value of the expected future cash flows that BCS is projected to produce over a period ending June 25, 2000, based upon the BCS Management Projections. Tucker Anthony calculated terminal values of BCS at the end of the period and discounted such terminal values to present values at different discount rates based upon a consideration of a number of factors, including cost of capital, required rates of return to investors, and risks attributable to uncertainty of the projected cash flow. The foregoing analysis resulted in an average present value per share for BCS Common Stock of $10.02, a median of $9.99, and a range of $8.36 to $11.84. As indicated below, this analysis is not necessarily indicative of actual future results and does not purport to reflect the prices at which any securities may trade at the present time or any time in the future.

     Pro Forma Accretion/Dilution Analysis. Tucker Anthony developed a pro forma analysis of the combined entity, excluding any synergies that might result from the BCS Merger. The analyses reflected a combination based on both BCS's and LSI's existing management forecasts for calendar 1996 and 1997. The results of the analyses show that the BCS Merger was accretive to LSI's projected fully-taxed EPS for both calendar years 1996 and 1997, excluding costs associated with the BCS Merger.

     The opinion of Tucker Anthony should be read in its entirety. The summary of the financial and comparative analysis set forth above contains information with respect to all material analyses employed by Tucker Anthony in reaching its opinion but does not purport to be a complete description of the presentation of Tucker Anthony to the BCS Board or the analyses conducted by Tucker Anthony. Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete and/or misleading view of the process underlying its opinion.

     Tucker Anthony is an internationally recognized investment banking firm with substantial experience in transactions similar to the BCS Merger and is familiar with BCS and LSI and their respective businesses. As part of its investment banking business, Tucker Anthony is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. The BCS Board selected Tucker Anthony because of its expertise, reputation, and familiarity with the restaurant industry. In addition, Tucker Anthony was the sole managing underwriter in the initial public equity offering for BCS and has in-depth understanding of BCS's business.

     As compensation for its financial advisory services in connection with the BCS Merger, Tucker Anthony will receive a transaction fee from BCS equal to 1.5% of the Aggregate Value (calculated at the time of closing and including the total indebtedness of BCS for borrowed money then outstanding) of the transaction upon consummation of the Merger. Tucker Anthony is entitled to receive an advisory fee of $50,000, $25,000

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

of which has been paid, with the balance payable as of April 1996, and a fee of $150,000 upon execution of the BCS Merger Agreement and delivery of its fairness opinion, which is payable upon the earlier of the consummation of the transaction or termination of the BCS Agreement. The aforementioned advisory fees will be credited against the above mentioned transaction fee. Whether or not the BCS Merger is consummated, BCS has agreed to reimburse Tucker Anthony for reasonable expenses incurred by Tucker Anthony, including legal fees and disbursements of counsel. BCS has also agreed to indemnify Tucker Anthony and certain related persons against certain liabilities to which Tucker Anthony may become subject as a result of its engagement, including liabilities under the federal securities laws.

     In the past, Tucker Anthony has acted as a financial advisor to BCS and was the sole managing underwriter in BCS's initial public equity offering, and has received customary fees for its underwriting services. In addition, in the ordinary course of its business, Tucker Anthony actively trades the securities of BCS for its own account and the securities of BCS and LSI for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Tucker Anthony has in the ordinary course of business, provided its clients with research coverage of BCS. Tucker Anthony has not acted as financial advisor to LSI, nor has Tucker Anthony acted as manager of any LSI security offering, and has not received any advisory or offering fees from LSI.

EXCHANGE RATIOS

  BCS Exchange Ratio

     The BCS Merger Agreement provides that, at the Effective Time each issued and outstanding share of BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive that fraction of a share of LSI Common Stock (the "BCS Exchange Ratio") obtained by dividing $10.25 by the average of the daily last sale prices for the shares of LSI Common Stock for the 20 consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the fifth trading day immediately preceding the closing date of the Merger (the "Base Period Trading Price").

     Based on the 5,225,000 shares of BCS Common Stock outstanding on the BCS Record Date, LSI would issue between 1,965,366 and 2,231,510 shares of LSI Common Stock in the BCS Merger.

  BRI Exchange Ratio

     The Agreement and Plan of Merger by and among Bentley's Restaurant, Inc. ("BRI"), WPC and LSI, dated as of June 14, 1996, (the "BRI Merger Agreement") provides that at the Effective Time each issued and outstanding share of common stock, no par value, of BRI (the "BRI Common Stock") shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock obtained by dividing (a) the quotient of $40.00 divided by 1,000 shares of BRI Common Stock outstanding as of June 14, 1996, by (b) the Base Period Trading Price. Based on the 1,000 shares of BRI Common Stock outstanding on June 14, 1996, LSI would issue between one and two shares of LSI Common Stock pursuant to the BRI Merger Agreement.

  HSF Exchange Ratio

     The Agreement and Plan of Merger by and among Hemenway Sea Foods, Inc. ("HSF"), WPC and LSI, dated as of June 14, 1996 (the "HSF Merger Agreement"), provides that at the Effective Time each issued and outstanding share of Common Stock, no par value, of HSF (the "HSF Common Stock") shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "HSF Exchange Ratio") obtained by dividing (a) the quotient of $1,893,288 divided by 1,000 shares of HSF Common Stock outstanding as of June 14, 1996, by (b) the Base Period Trading Price. Based on the 1,000 shares of HSF Common Stock outstanding on June 14, 1996, LSI would issue between 69,478 and 78,887 shares of LSI Common Stock pursuant to the HSF Merger Agreement.

  OGM Exchange Ratio

     The Agreement and Plan of Merger by and among Old Grist Mill Tavern, Inc. ("OGM"), WPC and LSI, dated as of June 14, 1996 (the "OGM Merger Agreement"), provides that, at the Effective Time, each issued and outstanding share of Common Stock, $100.00 par value, of OGM (the "OGM Common Stock") shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "OGM Exchange Ratio") obtained by dividing (a) the quotient of $1,506,672.00, divided by 100 shares of OGM Common Stock outstanding as of June 14, 1996, by (b) the Base Period Trading Price. Based on the 100 shares of OGM Common Stock outstanding on June 14, 1996, LSI would issue between 55,290 and 62,778 shares of LSI Common Stock pursuant to the OGM Merger Agreement.

  GOS Exchange Ratio

     The Agreement and Plan of Merger by and among GOS Properties Limited Liability Company ("GOS"), WPC and LSI, dated as of June 14, 1996 (the "GOS Merger Agreement"), provides that, at the Effective Time, percentage membership interest in GOS shall cease to be outstanding and shall be converted into the right to receive that multiple of a share of LSI Common Stock obtained by dividing (a) the quotient of $1,000,000.00 less any mortgage indebtedness of GOS, divided by 100 (the total percentage interests of the members of GOS as of June 14, 1996), by (b) the Base Period Trading Price. Based on the total percentage interests of the members of GOS and the outstanding mortgage indebtedness as of June 14, 1996, LSI would issue between 11,950 and 13,568 shares of LSI Common Stock pursuant to the GOS Merger Agreement.

  WPC Property

     The Purchase and Sale Agreement by and among Edward P. Grace, III, Samuel
J. Orr, Jr. and WPC (the "WPC Purchase Agreement") provides that, at the Effective Time, the purchase price for the WPC Property of $1,000,0000, shall be payable by WPC by (i) WPC's assumption of the mortgage indebtedness on the WPC Property, plus (ii) the transfer to Messrs. Grace and Orr of that number of shares of LSI Common (rounded up to the nearest whole share) obtained by dividing the difference between the purchase price for the WPC Property and the mortgage indebtedness assumed by WPC, by the Base Period Trading Price. Based on the outstanding mortgage indebtedness as of June 14, 1996, LSI would issue between 3,900 and 4,428 shares of LSI Common Stock pursuant to the WPC Purchase Agreement.

     For purposes of calculating the Exchange Ratios, the Base Period Trading Price shall be deemed to equal (i) $27.25 in the event the Base Period Trading Price is greater than $27.25 or (ii) $24.00 in the event the Base Period Trading Price is less than $24.00. Furthermore, in the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to LSI Common Stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratios shall be proportionately adjusted.

FRACTIONAL SHARES

     Pursuant to the terms of the Merger Agreements, each holder of shares of BCS Common Stock or shares of the capital stock or interest in the WPC Merger Parties exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the last sale price per share of LSI Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

CONVERSION OF STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES

     The BCS Merger Agreement provides that, at the Effective Time, all rights with respect to BCS Common Stock pursuant to BCS Options granted under the BCS Stock Plans which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to LSI Common Stock, and LSI shall assume each BCS Option, in accordance with the terms of the BCS Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time: (i) LSI or its Compensation Committee, as appropriate, shall be substituted as the administrator of the BCS Stock Plan,
(ii) each BCS Option assumed by LSI may be exercised solely for shares of LSI Common Stock, (iii) the number of shares of LSI Common Stock subject to such BCS Option shall be equal to the number of shares of BCS Common Stock subject to such BCS Option immediately prior to the Effective Time multiplied by the BCS Exchange Ratio, and (iv) the per share exercise price under each such BCS Option shall be adjusted by dividing the per share exercise price under each such BCS Option by the BCS Exchange Ratio and rounding up to the nearest cent. It is intended that the foregoing assumption be undertaken in a manner that will not prejudice the rights of any holder of a BCS Option under the terms of the BCS Option, the BCS Stock Plan or the corresponding stock option agreement or constitute a "modification" as defined in Section 424 of the Code, as to any stock option which is an "incentive stock option."

EFFECTIVE TIME

     If the issuance of LSI Common Stock pursuant to the Merger Agreements is approved by the requisite vote of LSI shareholders, the BCS Merger Agreement is adopted by the requisite vote of BCS stockholders, and all other required governmental and other consents and approvals are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied or waived (as permitted), the Merger will be consummated and effected on the date and at the time the proper certificates or articles, reflecting the Merger, become effective with the relevant authorities in the jurisdictions in which the parties to the Merger are organized (the "Effective Time"). LSI, BCS and the WPC Parties have mutually agreed to use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of: (i) the effective date (including expiration of any applicable waiting period) of the last required approval or clearance of any regulatory authority having authority over and approving or exempting the Merger, (ii) the date of which the shareholders of LSI approve the issuance of LSI Common Stock pursuant to the Merger Agreements to the extent such approval is required by applicable law, and (iii) the date on which the stockholders of BCS approve the BCS Merger Agreement to the extent such approval is required by applicable law. Assuming satisfaction of all conditions to consummation of the Merger, the Merger is expected to be made effective during the third quarter of 1996. Either LSI or BCS may terminate the Merger Agreements if the Merger has not been consummated by December 31, 1996. See "-- Conditions to Consummation" and
"-- Amendment, Waiver, and Termination."

DISTRIBUTION OF LSI CERTIFICATES

  BCS Merger

     Promptly after the Effective Time, LSI shall cause the exchange agent selected by LSI to mail appropriate transmittal materials to each record holder of BCS Common Stock for use in effecting the surrender and cancellation of certificates for BCS Common Stock in exchange for certificates for LSI Common Stock (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BCS Common Stock shall pass, only upon proper delivery of such certificates to the exchange agent). BCS STOCKHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time, each holder of shares of BCS Common Stock (excluding shares held by BCS or any of its subsidiaries or by LSI or any of its subsidiaries), issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the exchange agent, and the certificates thus surrendered will be canceled. Unless otherwise designated by a BCS stockholder on the transmittal letter, certificates representing shares of LSI Common Stock issued to BCS stockholders in connection with the BCS Merger will be issued and delivered to the tendering BCS stockholder at the address on record with the BCS Common Stock transfer agent. LSI

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

shall not be obligated to deliver the consideration to which any former holder of BCS Common Stock are entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares for exchange. The certificate or certificates so surrendered shall be duly endorsed as the exchange agent may require. No party shall be liable to a holder for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     After the Effective Time, holders of BCS certificates will have no rights with respect to the shares of BCS Common Stock represented thereby other than the right to surrender such certificates and receive in exchange therefor the shares of LSI Common Stock, if any, to which such holders are entitled, as described above. In addition, no dividend or other distribution payable to holders of record of LSI Common Stock will be paid to the holder of any such certificates until such holder surrenders such certificates for exchange as instructed. Subject to applicable law, upon surrender of the certificates, such holder will receive the certificates representing the shares of LSI Common Stock issuable upon the exchange or conversion of such shares, all withheld dividends or other distributions (without interest), and any withheld cash payments (without interest) to which such holder is entitled.

     If any certificate for LSI Common Stock is to be issued in a name other than that in which the certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, shall provide funds for their purchase, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

  The WPC Mergers and the WPC Purchase

     Promptly after the Effective Time, LSI shall cause the exchange agent selected by LSI to mail appropriate transmittal materials to each record holder of capital stock or interest in a WPC Merger Party or the WPC Property, for use in effecting the surrender and cancellation of certificates or other documents evidencing such stock or interest in exchange for LSI Common Stock (which shall specify that delivery shall be effected, and risk of loss entitled to the certificates or other documents theretofore representing shares or interest in a WPC Merger Party or the WPC Property shall pass, only upon proper delivery of such certificates or other documents to the exchange agent). HOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES OR OTHER DOCUMENTS FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time, each holder of capital stock or other interest in a WPC Merger Party or the WPC Property, issued and outstanding at the Effective Time shall surrender the certificate or certificates or other documents representing such shares or interest to the exchange agent, and the certificates or other documents thus surrendered will be cancelled. Unless otherwise designated by a holder of capital stock or interest in a WPC Merger Party or the WPC Property on the transmittal letter, certificates representing shares of LSI Common Stock issued to such holders in connection with the WPC Mergers or the WPC Purchase will be issued and delivered to the tendering holder at the address indicated for the receipt of notices in the relevant WPC Agreement. LSI shall not be obligated to deliver the consideration to which holders of capital stock or interest in a WPC Merger Party or the WPC Property are entitled until such holder surrenders such holder's certificate or certificates or other documents representing such holder's shares or interests for exchange. The certificate or certificates or other documents so surrendered shall be duly endorsed as the exchange agent may require. No party shall be liable to holder for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     After the Effective Time, holders of certificates or other documents representing shares of capital stock or interest in a WPC Merger Party or the WPC Property will have no rights with respect to the shares or interests of a WPC Merger Party or the WPC Property represented thereby other than the right to surrender such certificates or other documents and receive in exchange therefor the shares of LSI Common Stock, if any, to which such holders are entitled, as described above. In addition, no dividend or other distribution payable to holders of record of LSI Common Stock will be paid to the holder of any certificates or documents representing shares or interests in a WPC Merger Party or the WPC Property until such holder surrenders such certificates or other documents for exchange as instructed. Subject to applicable law, upon surrender of the certificates or other documents, such holder will receive the certificates representing the shares of LSI

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

Common Stock issuable upon the exchange or conversion of such shares or interests, all withheld dividends or other distributions (without interest), and any withheld cash payments (without interest) to which such holder is entitled.

     If any certificate for LSI Common Stock is to be issued in a name other than that in which the certificate or other document surrendered for exchange is issued, the certificate or other document so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates or other documents surrendered, shall provide funds for their purchase, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the Merger. This discussion is based on the provisions of the Code, the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactive. The discussion is included for general information purposes only, applies only to BCS stockholders and holders of capital stock of or interests in a WPC Merger Party, who hold their stock as a capital asset, and may not apply to BCS stockholders and holders of capital stock of or interests in a WPC Merger Party who received their stock upon the exercise of employee stock options or otherwise as compensation. LSI, BCS and the WPC Merger Parties have not requested a ruling from the Internal Revenue Service (the "Service"). A condition to consummation of the Merger is the receipt by each of LSI, BCS, BRI, HSF and OGM of an opinion of Alston & Bird, counsel to LSI, as to the qualification of the Tax-Free Mergers as tax-free reorganizations and certain other federal income tax consequences of the Tax-Free Mergers and related transactions, including, without limitation, that (i) no gain or loss will be recognized for federal income tax purposes by BCS stockholders and holders of capital stock in BRI, HSF and OGM (the "Tax-Free Holders") upon the exchange of their shares of BCS Common Stock, BRI Common Stock, HSF Common Stock, and OGM Common Stock, in each instance, for shares of LSI Common Stock (except to the extent of any cash received), and (ii) none of the Tax-Free Parties will recognize gain or loss as a consequence of the Tax-Free Mergers (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under
Section 1502 of the Code).

     LSI believes the Tax-Free Mergers will qualify as tax-free reorganizations within the meaning of Section 368(a) of the Code. Among other things, qualification as a tax-free reorganization is based on the Tax-Free Holders maintaining sufficient equity ownership interest in LSI after the Merger. The Service takes the position for purposes of issuing an advance ruling on reorganizations, that the stockholders of an acquired corporation must maintain a continuing equity ownership interest in the acquiring corporation equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares exchanged for cash in lieu of any fractional shares of LSI Common Stock will be treated as outstanding shares at the Effective Time. Moreover, shares of BCS Common Stock, BRI Common Stock, HSF Common Stock, OGM Common Stock and LSI Common Stock held by the Tax-Free Holders and otherwise sold, redeemed or disposed of prior or subsequent to the Effective Time are taken into account. In addition, management of LSI has no plan or intention to cause LSI to redeem or otherwise reacquire the shares of LSI Common Stock issued in the Tax-Free Mergers. In addition to the foregoing requirements certain additional matters must be true with respect to the Merger. LSI believes that these additional factual matters will be satisfied.

     Provided the Tax-Free Mergers qualify as statutory mergers under applicable state laws, the following will be the material federal income tax consequences:

          (i) Each of the Tax-Free Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the Tax-Free Parties will be "a party to a reorganization" within the meaning of Section 368(b).

          (ii) None of BRI, HSF or OGM will recognize any gain or loss upon the transfer of its assets to WPC in exchange solely for LSI Common Stock and the assumption by WPC of the liabilities of BRI, HSF and OGM.

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

          (iii) No gain or loss will be recognized by LSI or WPC upon receipt by WPC of the assets of BRI, HSF and OGM in exchange solely for LSI Common Stock and the assumption by WPC of the liabilities of BRI, HSF, and OGM.

          (iv) No gain or loss will be recognized by BCS upon the receipt of the assets of WMC solely in exchange for shares of BCS Common Stock and the assumption by BCS of the liabilities, if any, of WMC.

          (v) No gain or loss will be recognized by WMC on the transfer of its assets to BCS solely in exchange for shares of BCS Common Stock and the assumption by BCS of the liabilities of WMC.

          (vi) The basis of the assets of BRI, HSF and OGM in the hands of WPC will, in each instance, be the same as the basis of those assets in the respective hands of BRI, HSF and OGM immediately prior to the Tax-Free Mergers.

          (vii) The basis of the assets of WMC in the hands of BCS will, in each instance, be the same as the basis of those assets in the hands of the WMC immediately prior to the BCS Merger.

          (viii) The holding period of the assets of BRI, HSF and OGM in the hands of WPC will, in each instance, include the period during which such assets were held by BRI, HSF and OGM, respectively.

          (ix) The holding period of the assets of WMC in the hands of BCS will, in each instance, include the period during which such assets were held by WMC.

          (x) No gain or loss will be recognized by the Tax-Free Holders upon the exchange of their shares of BCS Common Stock, BRI Common Stock, HSF Common Stock, and OGM Common Stock solely for shares of LSI Common Stock.

          (xi) No gain or loss will be recognized by LSI upon the receipt of BCS Common Stock solely in exchange for WMC Common Stock.

          (xii) The basis of the shares of LSI Common Stock to be received by the Tax-Free Holders will, in each instance, be the same as the basis of the BCS Common Stock, BRI Common Stock, HSF Common Stock and OGM Common Stock surrendered in exchange therefor.

          (xiii) The holding period of the LSI Common Stock to be received by the Tax-Free Holders will, in each instance, include the period during which the shares of BCS Common Stock, BRI Common Stock, HSF Common Stock and OGM Common Stock surrendered in exchange therefor had been held, provided such shares were held by the Tax-Free Parties as a capital asset at the Effective Time.

          (xiv) Except as to holders of BRI Common Stock, the payment of cash to Tax-Free Holders in lieu of fractional shares of LSI Common Stock will be treated for federal income tax purposes as if the fractional shares were issued as part of the exchange and then redeemed by LSI. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of LSI Common Stock redeemed as provided in Section 302(a) of the Code. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder. Holders of BRI Common Stock shall recognize gain, if any, to the extent of cash received.

     The Merger of GOS with and into WPC and the purchase of the WPC Property by LSI pursuant to the WPC Purchase Agreement, will not qualify as a tax-free reorganization within the meaning of the Code, and, as a result, a gain or loss could be recognized for federal income purposes by the members of GOS and the WPC Purchase Parties. See "The Merger -- Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH HOLDER OF BCS COMMON STOCK OR CAPITAL STOCK OR INTERESTS IN A WPC MERGER PARTY OR THE WPC PROPERTY IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH

HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     BCS will be the surviving corporation resulting from the BCS Merger and will become a wholly-owned subsidiary of LSI. The BCS Merger Agreement provides that from and after the Effective Time, the Board of Directors of BCS shall consist of the directors of WMC immediately prior to the Effective Time. The BCS Merger Agreement also provides that the officers of BCS in office immediately prior to the Effective Time, together with such additional persons as may be elected, shall serve as the officers of BCS from and after the Effective Time in accordance with the bylaws of BCS. Further, the BCS Merger Agreement provides that at or prior to the Effective Time, LSI and its Board of Directors shall have taken such action as is necessary to elect the Chief Executive Officer of BCS, Mr. Edward P. Grace, III, to the LSI Board of Directors effective as of the Effective Time, and further, shall have taken such action as is necessary to elect an additional person to the LSI Board of Directors, as of the Effective Time, which person shall be approved by Mr. Grace.

     WPC, a wholly-owned subsidiary of LSI, will be the surviving corporation resulting from the WPC Mergers and the WPC Purchase. The WPC Agreements provide that from and after the Effective Time, the Board of Directors of WPC shall consist of the directors of WPC immediately prior to the Effective Time. The WPC Agreements also provide that the officers of the WPC in office immediately prior to the Effective Time, together with such additional persons as may be elected, shall serve as the officers of WPC from and after the Effective Time in accordance with the bylaws of WPC.

     Except as set forth above, it is not expected that consummation of the Merger will result in any change in the Board of Directors or management of LSI or any of its other subsidiaries.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As of June 14, 1996, the directors and executive officers of BCS held no shares of LSI Common Stock. As of June 14, 1996, the directors and executive officers of LSI held no shares of BCS Common Stock. Other than as described herein, no director or executive officer of LSI or BCS, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of BCS Options to purchase such stock, in which case the director or officer receives no extra or special benefit from his or her ownership of BCS Common Stock which is not shared on a pro rata basis by all other holders of BCS Common Stock.

  The WPC Mergers and the WPC Purchase

     Certain members of BCS's management and Board of Directors have interests in the Merger in addition to their interests as stockholders of BCS generally.

     Mr. Edward P. Grace, III, the President, Chief Executive Officer of BCS and Chairman of the BCS Board of Directors and Mr. Samuel J. Orr, Jr. and Mr. Guy B. Snowden, each a director of BCS, hold interests in certain of the WPC Merger Parties and the WPC Property and will receive shares of LSI Common Stock in exchange therefor (depending on the Exchange Ratio) as follows:

                                                                            SHARES OF LSI
                                                                           COMMON STOCK TO
                                                                              BE ISSUED
                                                          PERCENTAGE   -----------------------
                         WPC PARTY                        OWNERSHIP    MINIMUM(A)   MAXIMUM(A)
    ----------------------------------------------------  ----------   ----------   ----------
    Bentley's Restaurants, Inc.
      Mr. Grace.........................................       100%           1            2
    Hemenway Sea Foods, Inc.
      Mr. Grace.........................................        50%      34,739       39,444
      Mr. Orr...........................................        50%      34,739       39,444
    Old Grist Mill Tavern, Inc.
      Mr. Grace.........................................        50%      27,645       31,389
      Mr. Orr...........................................        50%      27,645       31,389
    GOS Properties Limited Liability Company
      Mr. Grace.........................................    33 1/3%       3,984        4,523
      Mr. Orr...........................................    33 1/3%       3,984        4,523
      Mr. Snowden.......................................    33 1/3%       3,984        4,523
    WPC Property
      Mr. Grace.........................................        50%       1,950        2,214
      Mr. Orr...........................................        50%       1,950        2,214

- ---------------

(a) The minimum and maximum number of shares of LSI Common Stock issued with respect to the GOS Merger and the acquisition of the WPC Property will depend upon the outstanding balance of mortgage indebtedness secured by the property owned by GOS and the WPC Property at the Effective Time. The numbers set forth above are based on the outstanding balances of such indebtedness on June 14, 1996.

     In each case, the BCS Board of Directors was aware of these factors and considered them, among other matters, in approving the BCS Merger Agreement and the transactions contemplated thereby.

     Indemnification and Insurance. The Merger Agreements provide that LSI shall not for a period of six years after the Effective Time amend, repeal or otherwise modify the Certificate of Incorporation or Bylaws of BCS or the governing instruments of the WPC Merger Parties in a manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees pursuant to the provisions with respect to indemnification set forth therein in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by the Merger Agreements), unless such modification is required by law. Pursuant to the Merger Agreements, LSI has guaranteed the surviving corporation's (BCS with regard to the BCS Merger, and WPC with regard to the WPC Mergers) obligations to provide the indemnification herein described. LSI shall use its reasonable efforts to maintain the existing directors' and officers' liability insurance policies of BCS and the WPC Merger Parties, if any, (or a policy providing at least comparable coverage) for a period of five years after the Effective Time of the Merger; provided, that LSI shall not be obligated to make aggregate premium payments in respect of such policy which exceed, for the portion relating to directors and officers, 200% of the annual premium payments on current policies of BCS and the WPC Merger Parties in effect on June 14, 1996.

     Post-Acquisition Compensation and Benefits. The Merger Agreements provide that, after the Effective Time, LSI will provide generally to officers and employees of BCS and its subsidiaries and the WPC Merger Parties, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of LSI Common Stock), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by LSI and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting and benefit accrual (other than benefit accrual under retirement plans) under such employee benefit plans, service with BCS or its subsidiaries and the WPC Merger Parties prior to the Effective Time will be treated as service with LSI or its subsidiaries. The Merger Agreements also provide that LSI will honor all employment, severance, consulting and other compensation contracts previously disclosed to LSI between BCS or any of its subsidiaries or any WPC Merger Party and any current or former director, officer or employee, and all provisions for vested amounts earned or accrued through the Effective Time under BCS's and the WPC Merger Parties' benefit plans.

     Grace Registration Rights Agreement. In connection with the execution of the Voting Agreement, LSI has agreed to register, under certain circumstances, the shares of LSI Common Stock acquired pursuant to the Merger by the Stockholder, Mr. Edward P. Grace, III, under the Securities Act. Pursuant to the Voting Agreement, LSI has granted to the Stockholder certain limited demand and "piggy-back" registration rights with respect to the shares acquired by the Stockholder in connection with the Merger. Under the terms of these registration rights, if the Stockholder ceases to be a director of LSI within two years of the Effective Time of the Merger, (i) the Stockholder may exercise one demand right to register at least 2% of the then outstanding shares of LSI Common Stock, and (ii) the Stockholder may request "piggy-back" registration in connection with the registration of LSI Common Stock, but LSI may cancel such registration at any time and the Stockholder's request is subject to reduction in the number of Stockholder's shares to be registered by the managing underwriter of such registration. These rights expire two years after the date of the Effective Time of the Merger. LSI has agreed to maintain the availability of prospectuses under such registration statements for a definitive period of time, and such rights are subject to certain "blackout" periods necessary to (i) protect LSI's material non-public information, or (ii) allow LSI's own immediately planned offering to continue unaffected.

CONDITIONS TO CONSUMMATION

     The obligations of LSI, BCS and the WPC Parties to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the shareholders of LSI shall have approved the issuance of LSI Common Stock pursuant to the Merger Agreements by the requisite vote; (ii) the stockholders of BCS shall have adopted the BCS Merger Agreement by the requisite vote; (iii) the required regulatory approvals and clearances described under "-- Regulatory Approvals" shall have been received and shall be in full force and effect with all waiting periods required by law having expired, and no such regulatory approval shall be conditioned or restricted in a manner which would, in the reasonable judgment of the Board of Directors of LSI, so materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreements that had LSI known of such condition it would not have entered into the Merger Agreements; (iv) each party shall have received any required consents of third parties; (v) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of LSI Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) the shares of LSI Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market, subject to effective notice of issuance;
(vii) LSI, BCS, BRI, HSF and OGM shall have received an opinion of Alston & Bird as to certain federal income tax matters (see "-- Certain Federal Income Tax Consequences"); (viii) LSI shall have received letters from LSI's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment and letters from BCS's independent auditors to the effect that such auditors are not aware of any matters relating to BCS or the WPC Parties which would preclude the Merger from qualifying for pooling-of-interests accounting (see "-- Accounting Treatment"); (ix) the accuracy, as of the date of the Merger Agreements and as of the Effective Time, of the representations and warranties of the other parties as set forth in the Merger Agreements; (x) the other parties shall have performed in all material respects all of the agreements, covenants, acts and undertakings to be performed by them pursuant to the Merger Agreements; (xi) each party shall have received customary closing documents, including, without limitation, an opinion of the other party's counsel, dated the closing date, as to certain matters; (xii) LSI shall have received letters from each affiliate of BCS to the extent necessary to assure LSI, in its reasonable judgment, that the transactions contemplated in the Merger Agreements will qualify for pooling-of-interests accounting treatment;
(xiii) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the Merger; (ix) the stockholders' equity of BCS or the relevant WPC Merger Party as of the last fiscal quarter preceding the Effective Time shall not be materially less than such parties' stockholders equity as of March 31, 1996; and (x) BCS and each of the WPC Merger Parties shall have delivered to LSI an audited balance sheet as of June 30, 1996, and the statements of income, changes in stockholders' equity, and cash flows for the fiscal year then ended together with the report of KPMG Peat Marwick LLP thereon, at least 30 calendar days prior to the Effective Time.

     No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

     The conditions to consummation of the Merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the LSI shareholders or the BCS stockholders. See "-- Amendment, Waiver, and Termination."

REGULATORY APPROVALS

     The obligations of LSI, BCS and the WPC Parties to perform the Merger Agreements and consummate the Merger are subject to the consent of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the Merger having been obtained or made and are in full force and effect and the expiration of all waiting periods required by law. Furthermore, no consent from any regulatory authority which is necessary to consummate the Merger shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of LSI would so materially adversely impact the economic or business benefits of the Merger that, had such condition or requirement been known, LSI would not, in its reasonable judgment, have entered into the Merger Agreements.

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. LSI and BCS filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 15, 1996. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of LSI or BCS. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation for the Merger or seeking divestiture of substantial assets of LSI or BCS. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, LSI and BCS believe that the Merger can be effected in compliance with Federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, LSI and BCS would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

     Alcoholic beverage control regulations require the approvals from certain liquor licensing authorities in connection with the Merger. The parties expect that they will be able to obtain all such approvals. Failure to receive, or a delay in obtaining, a liquor license approval could delay or prevent the consummation of the Merger.

AMENDMENT, WAIVER, AND TERMINATION

  The BCS Merger Agreement

     To the extent permitted by law, BCS and LSI, with the approval of their respective Boards of Directors, may amend the BCS Merger Agreement by written agreement at any time without the approval of the shareholders of LSI or the stockholders of BCS, provided that after the adoption of the BCS Merger Agreement by BCS's stockholders, no amendment may decrease the consideration to be received by BCS stockholders without the requisite approval of BCS stockholders.

     Prior to or at the Effective Time, either BCS or LSI, acting through its respective Board of Directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the BCS Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the BCS Merger Agreement, and may waive any of the conditions precedent to the BCS Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

     The BCS Merger Agreement may be terminated, and the BCS Merger abandoned, at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of BCS and LSI (ii) in the event of any inaccuracy of any representation or warranty of the other party contained in the BCS Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the BCS Merger under the applicable standards set forth in the BCS Merger Agreement,
(iii) in the event of a material breach by the other party of any covenant or agreement contained in the BCS Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (iv) if the BCS Merger is not consummated by December 31, 1996, provided that the failure to consummate is not due to the breach by the party electing to terminate, (v) if (1) any approval of any regulatory authority required for consummation of the BCS Merger and the other transactions contemplated by the BCS Merger Agreement has been denied by final non-appealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of LSI or the stockholders of BCS fail to vote their approval of the matters submitted for the approval by such shareholders or stockholders at the LSI Meeting and the BCS Meeting, (vi) if any of the conditions precedent to the obligations of such party to consummate the BCS Merger have not been satisfied, fulfilled, or waived by the appropriate party by December 31, 1996, (vii) by the Board of Directors of LSI or BCS in the event that for any five consecutive trading days prior to the Effective Time the last sale price of the LSI Common Stock on the Nasdaq National Market shall be less than $21.00 per share.

     In addition, LSI may unilaterally terminate the BCS Merger Agreement in the event that BCS shall have notified LSI of the receipt of any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving BCS or any of its subsidiaries or the acquisition of the substantial equity interest in, or a substantial portion of the assets of, BCS or its substantial equity interest in, or all or substantially all of the assets of, any of its subsidiaries (an "Acquisition Proposal") and the determination of the Board of Directors of BCS to cause BCS or any of its subsidiaries to furnish non-public information to such person making such Acquisition Proposal and, within thirty days following BCS's receipt of such Acquisition Proposal, the Board of Directors of BCS shall have failed to reaffirm its approval of BCS Merger and the transactions contemplated by the BCS Merger Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the BCS Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the assets of BCS. (The events described in the preceding sentence shall hereinafter be referred to as a "Termination Event"). See "-- Expenses and Fees."

     BCS may unilaterally terminate the BCS Merger Agreement in the event that prior to such time as the stockholders of BCS shall have adopted and approved the BCS Merger Agreement, the Board of Directors of BCS shall have recommended to the stockholders of BCS any other Acquisition Proposal or resolved to do so, after having consulted with and considered the advice of outside counsel, and reasonably determined in good faith that consideration of any Acquisition Proposal would be required to comply with its fiduciary duties to BCS stockholders under applicable law and after having consulted with and considered the advice of outside counsel and BCS's financial advisor, shall have reasonably determined in good faith that the potential acquiror is highly qualified. See "-- Expenses and Fees."

  WPC Merger Agreements

     To the extent permitted by law, LSI and the WPC Merger Parties, with the approval of their respective Boards of Directors, may amend the WPC Merger Agreements by written agreement at any time. Prior to or at the Effective Time, either LSI or the WPC Merger Parties, acting through their respective Board of Directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the WPC Merger Agreements by the other party, may waive or extend the time for fulfillment by the other party of any of its obligations under the WPC Merger Agreements, and may waive any of the conditions precedent to the WPC Merger Agreements, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

     The WPC Merger Agreements may be terminated, and the WPC Mergers abandoned, at any time prior to the Effective Time by the mutual consent of the Boards of Directors of LSI and the WPC Merger Parties. In addition, the WPC Merger Agreements may be terminated, and the WPC Mergers abandoned, prior to the Effective Time by either LSI or the WPC Merger Parties if (i) any approval of any regulatory authority required for consummation of the WPC Mergers and other transactions contemplated by the WPC Merger Agreements has been denied by final non-appealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (ii) LSI or BCS shall have terminated the BCS Merger Agreement for any reason. The WPC Merger Agreements may also be unilaterally terminated by LSI in the event that the BCS Merger shall not have been consummated by December 31, 1996, if the failure to consummate the BCS Merger is not caused by a breach of the BCS Merger Agreement by LSI.

  WPC Purchase Agreement

     Pursuant to WPC Purchase Agreement, WPC may, at its option, terminate the WPC Purchase Agreement if: (i) the WPC Purchase Parties do not deliver the documents and materials necessary to close the purchase; (ii) the transactions contemplated by the BCS Merger Agreement are not closed; or (iii) the lender under the loan secured by the WPC Property does not consent to the transfer of the WPC Property and the assumption of its loan by WPC. The WPC Purchase Parties may, at their option, terminate the WPC Purchase Agreement if: (i) WPC does not deliver the documents and materials necessary to close the purchase; (ii) WPC does not deliver the LSI Common Stock required to be paid as consideration for the purchase; (iii) WPC does not assume all of the WPC Purchase Parties' obligations under the loan; (iv) the BCS Merger is not closed; or (v) the lender does not consent to the transfer of the WPC Property and the assumption of the loan by WPC.

     In addition, the WPC Purchase Agreement provides that WPC may, at its option, terminate the WPC Purchase Agreement if all or any material part of the WPC Property is (i) subject to a bona fide threat of condemnation or taken thereby, or (ii) damaged or destroyed, and if such condemnation would, or would be reasonably likely to, give LSI right to elect not to consummate the BCS Merger. The WPC Purchase Agreement may be amended only by an amendment in writing duly executed by each of the parties affected thereby.

CONDUCT OF BUSINESS PENDING THE MERGER

     BCS and the WPC Merger Parties generally have agreed in the Merger Agreements, unless the prior consent of LSI is obtained, and except as otherwise contemplated by the Merger Agreements, to operate their businesses only in the ordinary course, to use reasonable efforts to preserve their business organizations and assets and to maintain their rights and franchises and to take no action that would materially adversely affect either the ability of any party to perform its covenants and agreements under the Merger Agreements or the ability of any party to obtain any consents or approvals pursuant to any contract, law, order or permit that are required for the transactions contemplated by the Merger Agreements. In addition, the Merger Agreements contain certain other restrictions applicable to the conduct of the businesses of BCS and the WPC Parties prior to consummation of the Merger.

     In addition, BCS and the WPC Parties have agreed not to solicit, directly or indirectly, any Acquisition Proposal from any other person or entity. They have also agreed not to negotiate with respect to any such proposal, to provide information to any party making such a proposal or to enter into any agreement with respect to any such proposal, except in compliance with legal obligations or the fiduciary obligations of their Boards of Directors. BCS and the WPC Parties have also agreed to direct and use their reasonable efforts to cause their advisors and other representatives not to engage in any of the foregoing activities.

     Pursuant to the Merger Agreements, LSI has agreed that, prior to the Effective Time, it will continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the LSI Common Stock and the business prospects of LSI and to the extent consistent therewith use all reasonable efforts to preserve intact its core businesses and good will. In addition, LSI has agreed not to declare or pay any dividend or make any distribution in respect of LSI Common Stock, and to take no action which would materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the BCS Merger Agreement or materially adversely affect the ability of any party to perform its covenants and agreements under the BCS Merger.

     With regard to the BCS Merger Agreement, BCS has agreed not to take certain actions relating to the operation of its business pending consummation of the BCS Merger without the prior consent of LSI, which consent may not be unreasonably withheld, conditioned or delayed. Those actions generally include, without limitation: (i) amending its Certificate of Incorporation ( "Certificate") or Bylaws; (ii) becoming responsible for any obligation for borrowed money (other than indebtedness under its existing credit line) in excess of an aggregate of $50,000, except in the ordinary course of the business of BCS's subsidiaries consistent with past practices; (iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock; (iv) subject to certain exceptions, issuing, selling or pledging additional shares of any BCS capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (v) adjusting or reclassifying any of its capital stock; (vi) acquiring control over any other entity; (vii) granting any increase in compensation or benefits to its employees or officers (except in accordance with past practice as previously disclosed to LSI or as required by law), paying any bonus (except as previously disclosed to LSI or in accordance with any existing program or plan), entering into or amending any severance agreements with its officers or granting any increase in compensation or other benefits to any of its directors (except in accordance with past practice as previously disclosed to LSI); (viii) entering into or amending any employment contract that it does not have the unconditional right to terminate at any time on or after the Effective Time or upon statutorily required notice without liability, except as previously disclosed to LSI and except for any amendment required by law; (ix) adopting any new employee benefit plan or program or materially changing any existing plan or program; (x) making any significant changes in accounting methods, except for any change required by law; (xi) commencing any litigation other than in accordance with past practice or settling any litigation for material money damages; or (xii) materially amending or terminating any material contracts.

EXPENSES AND FEES

     The Merger Agreements provide that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreements, except that each of LSI and BCS shall pay one-half of the filing fees payable in connection with the Registration Statement and this Joint Proxy
Statement/Prospectus and printing costs incurred in connection with the Registration Statement and this Joint Proxy Statement/Prospectus.

     If the BCS Merger Agreement is terminated by LSI as the result of a Termination Event or by BCS as the result of a Termination Event, then BCS has agreed to pay all of the out-of-pocket costs and expenses of LSI, including cost of counsel, investment bankers, actuaries and accountants up to but not exceeding $750,000, upon presentation of such supporting documentation as BCS may reasonably request.

     If, within ten months following the termination of the BCS Merger Agreement by LSI upon the occurrence of a Termination Event, or by BCS upon the occurrence of a Termination Event, any third party acquires, merges with, combines with, or purchases a significant amount of the assets of, or purchases 20% or more of the voting securities of, BCS or enters into a binding agreement to do the foregoing, then such third party (or BCS in the event that such third party fails to pay) will be required to pay prior to the earlier of consummation of such transaction or execution of any letter of intent or definitive agreement with BCS relating to such transaction, an amount in cash equal to $2,000,000.00 less any amounts previously paid by BCS to LSI as a result of the termination of the BCS Merger Agreement.

ACCOUNTING TREATMENT

     The Merger is anticipated to be accounted for on a pooling-of-interests accounting basis. Under this method of accounting, as of the Effective Time, the assets and liabilities of BCS, the WPC Merger Parties and the WPC Property would be added to those of LSI at their recorded book values and the stockholders' equity accounts of LSI, BCS and the WPC Merger Parties would be combined on LSI's consolidated balance sheet. Consummation of the Merger is conditioned on, among other things, receipt by LSI of letters from LSI's independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment and letters from BCS's independent auditors to the effect that such firm is not aware of any matters relating to BCS and the WPC Parties which would preclude the Merger from qualifying for pooling-of-interests accounting treatment. See "Summary" and "Pro Forma Combined Financial Data."

VOTING AGREEMENT

     The following is a brief summary of certain provisions of a voting agreement between LSI, BCS and Mr. Edward P. Grace, III (the "Stockholder"), the holder of 2,415,000 shares, or 46.2%, of BCS Common Stock (the "Voting Agreement").

     The Voting Agreement provides that the Stockholder will vote such Stockholder's shares of BCS Common Stock in favor of the BCS Merger, the execution and delivery by BCS of the BCS Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the BCS Merger Agreement, provided that the BCS Merger Agreement has not been amended so as to reduce the consideration payable in the BCS Merger to a lesser amount of LSI Common Stock. The Voting Agreement also provides that the Stockholder will vote the Stockholder's shares of BCS Common Stock against any of the following (each a "Completing Transaction"): any merger agreement or merger (other than the BCS Merger Agreement and the BCS Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BCS or any amendment of BCS's Certificate or Bylaws or other proposal or transaction that would in any manner impede, frustrate, prevent or nullify the BCS Merger, the BCS Merger Agreement or any of the other transactions contemplated by the BCS Merger Agreement. The Stockholder has granted an irrevocable proxy to LSI to vote the Stockholder's shares of BCS Common Stock consistent with the foregoing agreements. The Stockholder has also agreed not to, and not to permit any, of its representatives to, directly or indirectly, solicit, initiate or encourage the submission of, any takeover proposal or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.

     The Voting Agreement will terminate upon the earlier of the Effective Time or the date upon which the BCS Merger Agreement is terminated in accordance with its terms.

RESALES OF LSI COMMON STOCK

     The shares of LSI Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of BCS or the WPC Merger Parties for purposes of Rule 145 under the Securities Act as of the date of the BCS Meeting, or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Such affiliates may not sell their shares of LSI Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of LSI, BCS, the WPC Merger Parties and the WPC Property after the consummation of the Merger have been published. LSI may place restrictive legends on certificates representing LSI Common Stock issued to all persons who are deemed to be "affiliates" of BCS or the WPC Merger Parties under Rule 145. In addition, BCS and the WPC Merger Parties have agreed to use their reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in substantially the form attached to the Merger Agreements relating to such restrictions on sale or other transfer. This Joint Proxy Statement/Prospectus does not cover resales of LSI Common Stock received by any person who may be deemed to be an affiliate of BCS or the WPC Merger Parties.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following pro forma combined financial information assumes that the Merger has occurred and been accounted for on a pooling-of-interests basis for all periods presented. It further assumes that LSI's acquisitions of Lone Star Steaks, Inc. ("Lone Star"), two franchise restaurants, one each in Greensboro and High Point, North Carolina ("Greensboro"), and the formation of the Carolina Joint Venture (collectively, the "Purchase Business Combinations") occurred as of the beginning of each period presented.

     The pro forma combined financial information is based upon the historical consolidated financial statements and the notes thereto of LSI, incorporated by reference herein, and of BCS, included in Annex D to the Joint Proxy Statement/Prospectus, and upon the historical financial information of the WPC Merger Parties and the WPC Property. The pro forma combined statements of earnings combine LSI's consolidated statements of earnings for the years ended December 31, 1995, 1994, and 1993 and the three month period ended March 31, 1996 with the corresponding WPC Merger Parties' and the WPC Property's statements of earnings for those same periods and with the corresponding BCS consolidated (combined) statements of earnings for the twelve month periods ended December 10, 1995, December 11, 1994, and December 12, 1993 and the sixteen week period ended March 31, 1996, respectively. The pro forma combined balance sheet combines LSI's March 31, 1996 consolidated balance sheet with the consolidated balance sheet of BCS and the combined balance sheets of the WPC Merger Parties and the WPC Property at March 31, 1996. The pro forma financial information of BCS and the other entities has been adjusted to conform reporting periods, presentation format and accounting policies to those of LSI. The pro forma earnings per common and common equivalent share and weighted average common and common equivalent shares outstanding are based on the combined average number of LSI and BCS common and equivalent shares outstanding during each period, based on the BCS Exchange Ratio and the maximum number of shares assumed to be issued pursuant to the Exchange Ratios. Costs related to the Merger are not reflected in this pro forma financial information, and will be charged to expense as incurred.

     The pro forma combined statement of earnings for the year ended December 31, 1995 presents the results of operations of LSI, BCS, the WPC Merger Parties and the WPC Property, on a pooled basis, combined with (i) the unaudited preacquisition earnings of Lone Star for the period from January 1, 1995 to June 28, 1995, (ii) the unaudited precombination earnings of the two Greensboro restaurants for the period from January 1, 1995 to August 21, 1995, and (iii) the unaudited earnings of the restaurant assets to be contributed to the Carolina Joint Venture for the year ended December 31, 1995. The pro forma combined statement of earnings for the three month period ended March 31, 1996 presents the results of operations of LSI, BCS, the WPC Merger Parties and the WPC Property, on a pooled basis, combined with those of the restaurants of the Carolina Joint Venture, which was formed subsequent to March 31, 1996. The pro forma combined balance sheet as of March 31, 1996 presents the financial position of LSI, BCS, the WPC Merger Parties and the WPC Property, on a pooled basis, combined with the financial position of the Carolina Joint Venture at March 31, 1996.

     The combined pro forma financial information should be read in conjunction with the consolidated (combined) financial statements and the related notes thereto of BCS included elsewhere herein and those of LSI which are incorporated herein by reference.

     The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger or the Purchase Business Combinations had been consummated at the beginning of each of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                             LONGHORN STEAKS, INC.

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    WPC
                                                  MERGER
                                                  PARTIES                                CAROLINA(M)
                                                  AND WPC                                  JOINT
                                                 PROPERTY                                 VENTURE
                       LSI THREE    BCS THREE      THREE                    PRO FORMA      THREE
                         MONTHS       MONTHS      MONTHS                      POOLED      MONTHS
                         ENDED        ENDED        ENDED                      THREE        ENDED                        TOTAL
                       MARCH 31,    MARCH 31,    MARCH 31,    PRO FORMA       MONTHS     MARCH 31,     PRO FORMA     THREE MONTHS
                          1996         1996        1996      ADJUSTMENTS       1996        1996       ADJUSTMENTS        1996
                       ----------   ----------   ---------   -----------    ----------   ---------    -----------    ------------
Restaurant sales.....  $   31,922   $   16,491   $  2,051       $  --       $  50,464     $ 1,174        $  --        $   51,638
Wholesale meat
 sales...............       1,633           --         --          --           1,633          --           --             1,633
Other................          90           32         33         (32)(C)          90          --          (31) (H)           59
                                                                  (33)(D)
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Total Revenues.......      33,645       16,523      2,084         (65)         52,187       1,174          (31)           53,330
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Cost of restaurant
 sales...............      11,413        6,079        755          --          18,247         444           --            18,691
Cost of wholesale
 meat sales..........       1,587           --         --          --           1,587          --           --             1,587
Operating expenses
     --restaurants...      15,819      8,285    1,192         (33)(D)      25,231         621           23(O)         25,875
                                                                  (32)(C)
Operating
 expenses -- meat
 division............         165           --         --          --             165          --           --               165
General and
 administrative
 expenses............       2,419        1,192         --          --           3,611          55          (36)(H)         3,630
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Total costs and
 expenses............      31,403       15,556      1,947         (65)         48,841       1,120          (13)           49,948
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Operating income.....       2,242          967        137          --           3,346          54          (18)            3,382
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Interest income
 (expense)...........         (56)        (118)       (39 )        --            (213 )        (4)          --              (217)
Minority interest....          68           --         --          --              68          --           84(M)            152
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Earnings before
 income taxes........       2,118          849         98          --           3,065          50         (102)            3,013
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Income tax expense...         678          309         --          34(E)        1,021          --          (16)(J)         1,005
                       ----------   ----------   ---------        ---       ----------   ---------       -----       ------------
Net earnings.........  $    1,440   $      540   $     98       $ (34)      $   2,044     $    50        $ (86)       $    2,008
                       ===========  ===========  =========== =============  ===========  ===========  =============  ===============
Earnings per common
 and common
 equivalent share....  $     0.20   $     0.24   $   0.61                   $    0.21                                 $      .21
                       ===========  ===========  ===========                ===========                              ===============
Weighted average
 common and common
 equivalent shares
 outstanding.........   7,141,000    2,231,510    159,663                   9,532,173                                  9,532,173
                       ===========  ===========  ===========                ===========                              ===============

             See notes to pro forma combined financial information.

                             LONGHORN STEAKS, INC.

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    WPC MERGER
                                                                    PARTIES AND                   PRO FORMA  LONE STAR
                                        LSI             BCS        WPC PROPERTY                    POOLED       AND       CAROLINA
                                    YEAR ENDED      YEAR ENDED      YEAR ENDED     PRO FORMA        YEAR     GREENSBORO    JOINT
                                   DEC. 31, 1995   DEC. 10, 1995   DEC. 31, 1995  ADJUSTMENTS       1995       (K,L)     VENTURE(M)
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Restaurant sales..................  $    102,188    $     40,130     $   6,961       $  --        $ 149,279    $3,174     $  4,637
Wholesale meat sales..............         6,495              --            --          --            6,495        --           --
Other.............................           606              27           130         (27)(C)          606        --           --
                                                                                      (130)(D)
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
        Total revenues............       109,289          40,157         7,091        (157)         156,380     3,174        4,637
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Cost of restaurant sales..........        36,521          14,918         2,635                       54,074     1,189        1,784
Cost of wholesale meat sales......         6,159              --            --                        6,159        --           --
Operating
  expenses -- restaurants.........        51,960          19,037         3,960         (27)(D)       74,800     1,606        2,198
                                                                                      (130)(C)
Operating expenses -- meat
  division........................           766              --            --                          766        --           --
Provision for restaurant
  closings........................           155              --            --                          155        --           --
General and administrative
  expenses........................         8,035           3,047            --                       11,082       203          409
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
        Total costs and
          expenses................       103,596          37,002         6,595        (157)         147,036     2,998        4,391
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Operating income..................         5,693           3,155           496          --            9,344       176          246
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Interest income (expense).........           395              81          (185)         --              291        13          (16)
Minority interest.................             5              --            --          --                5        --           --
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Earnings before income taxes......         6,083           3,236           311          --            9,630       189          230
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Income tax expense................         1,946           1,101            --         109(E)         3,156        --           --
                                   -------------   -------------   -------------  -----------     ---------  ----------  ----------
Net earnings......................  $      4,137    $      2,135     $     311       $(109)       $   6,474    $  189     $    230
                                       =========       =========     =========    ========         ========   =======     ========
Earnings per common and common
  equivalent share................  $       0.61    $       0.96     $    1.95                    $    0.71
                                       =========       =========     =========                     ========
Weighted average common and common
  equivalent shares outstanding...     6,776,441       2,231,510       159,663                    9,167,614
                                       =========       =========     =========                     ========


                                                    PRO FORMA
                                                     COMBINED
                                     PRO FORMA         YEAR
                                    ADJUSTMENTS        1995
                                    -----------     ----------
Restaurant sales..................    $    --       $  157,090
Wholesale meat sales..............         --            6,495
Other.............................       (185) (H)         421

                                    -----------     ----------
        Total revenues............       (185)         164,006
                                    -----------     ----------
Cost of restaurant sales..........         --           57,047
Cost of wholesale meat sales......         --            6,159
Operating
  expenses -- restaurants.........         90(O)        78,694

Operating expenses -- meat
  division........................         --              766
Provision for restaurant
  closings........................         --              155
General and administrative
  expenses........................        (63)(H)       11,631
                                    -----------     ----------
        Total costs and
          expenses................         27          154,452
                                    -----------     ----------
Operating income..................       (212)           9,554
                                    -----------     ----------
Interest income (expense).........       (149)(I)          139
Minority interest.................        535(M)           540
                                    -----------     ----------
Earnings before income taxes......       (896)           9,153
                                    -----------     ----------
Income tax expense................       (154)(J)        3,002
                                    -----------     ----------
Net earnings......................       (742)           6,151
                                     ========        =========
Earnings per common and common
  equivalent share................                  $     0.67
                                                     =========
Weighted average common and common
  equivalent shares outstanding...     47,105(K)     9,214,719
                                     ========        =========

             See notes to pro forma combined financial information.

                             LONGHORN STEAKS, INC.

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                     WPC MERGER
                                                                     PARTIES AND
                                         LSI             BCS        WPC PROPERTY                    PRO FORMA
                                     YEAR ENDED      YEAR ENDED      YEAR ENDED      PRO FORMA        POOLED
                                    DEC. 31, 1994   DEC. 11, 1994   DEC. 31, 1994   ADJUSTMENTS     YEAR 1994
                                    -------------   -------------   -------------   -----------     ----------
Restaurant sales..................   $    82,510     $    21,493      $   7,022           --        $  111,025
Wholesale meat sales..............         3,389              --             --           --             3,389
                                             615             186            130         (186)(C)           615
Other.............................                                                      (130)(D)
                                    -------------   -------------   -------------   -----------     ----------
          Total revenues..........        86,514          21,679          7,152         (316)          115,029
                                    -------------   -------------   -------------   -----------     ----------
Cost of restaurant sales..........        29,613           7,790          2,552           --            39,955
Cost of wholesale meat sales......         3,138              --             --           --             3,138
Operating
  expenses -- restaurants.........        42,405           9,422          4,438         (186)(C)        55,949
                                                                                        (130)(D)
Operating expenses -- meat
  division........................           702              --             --           --               702
Provision for restaurant
  closings........................         1,120              --             --           --             1,120
General and administrative
  expenses........................         8,285           1,846             --           --            10,131
                                    -------------   -------------   -------------   -----------     ----------
          Total costs and
            expenses..............        85,263          19,058          6,990         (316)          110,995
                                    -------------   -------------   -------------   -----------     ----------
                                    -------------   -------------   -------------   -----------     ----------
Operating income..................         1,251           2,621            162           --             4,034
                                    -------------   -------------   -------------   -----------     ----------
Interest income (expense).........           530             394           (130)          --               794
                                    -------------   -------------   -------------   -----------     ----------
Earnings before income taxes......         1,781           3,015             32           --             4,828
                                    -------------   -------------   -------------   -----------     ----------
Income tax expense................           267           1,019             --           11(E)          1,297
                                    -------------   -------------   -------------   -----------     ----------
Net Earnings......................         1,514           1,996             32          (11)            3,531
                                      ==========      ==========     ==========     =========        =========
Earnings per common and common
  equivalent share................          0.23            0.95            .20                            .40
                                      ==========      ==========     ==========                      =========
Weighted average common and common
  equivalent shares outstanding...     6,522,444       2,090,949        159,663                      8,773,056
                                      ==========      ==========     ==========                      =========

             See notes to pro forma combined financial information.

                             LONGHORN STEAKS, INC.

                   PRO FORMA COMBINED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     WPC MERGER
                                                                     PARTIES AND
                                         LSI             BCS        WPC PROPERTY                      PRO FORMA
                                     YEAR ENDED      YEAR ENDED      YEAR ENDED      PRO FORMA       POOLED YEAR
                                    DEC. 31, 1993   DEC. 12, 1993   DEC. 31, 1993   ADJUSTMENTS         1993
                                    -------------   -------------   -------------   -----------      -----------
Restaurant sales..................    $  66,338       $  12,247        $ 7,125        $    --         $  85,710
Wholesale meat sales..............        3,504              --             --             --             3,504
Other.............................          544              62            130           (128)(C)           478
                                                                                         (130)(D)
                                    -------------   -------------   -------------   -----------      -----------
          Total revenues..........       70,386          12,309          7,255           (258)           89,692
                                    -------------   -------------   -------------   -----------      -----------
Cost of restaurant sales..........       23,406           4,221          2,516             --            30,143
Cost of wholesale meat sales......        3,174              --             --             --             3,174
Operating
  expenses -- restaurants.........       32,161           5,038          4,369             --            41,568
Operating expenses -- meat
  division........................          734              --             --             --               734
General and administrative
  expenses........................        6,285           2,380             --         (1,511)(F)         6,896
                                                                                         (128)(C)
                                                                                         (130)(D)
                                    -------------   -------------   -------------   -----------      -----------
          Total costs and
            expenses..............       65,760          11,639          6,885         (1,769)           82,515
                                    -------------   -------------   -------------   -----------      -----------
                                    -------------   -------------   -------------   -----------      -----------
Operating income..................        4,626             670            370          1,511             7,177
                                    -------------   -------------   -------------   -----------      -----------
Interest income (expense).........          582            (159)          (151)           100(G)            372
                                    -------------   -------------   -------------   -----------      -----------
Earnings before income taxes......        5,208             511            219          1,611             7,549
                                    -------------   -------------   -------------   -----------      -----------
Income tax expense................        1,853               2             --            930(E)          2,785
                                    -------------   -------------   -------------   -----------      -----------
          Net earnings............    $   3,355       $     509        $   219        $   681         $   4,764
                                     ==========      ==========     ==========      =========         =========
          Earnings per common and
            common equivalent
            share.................    $    0.53       $    0.39        $  1.37                        $    0.62
                                     ==========      ==========     ==========                        =========
Weighted average common and common
  equivalent shares outstanding...    6,288,915       1,289,155        159,663                        7,737,733
                                     ==========      ==========     ==========                        =========

             See notes to combined pro forma financial information.

                             LONGHORN STEAKS, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                     WPC MERGER                               CAROLINA
                                                    PARTIES AND     PRO FORMA     PRO FORMA    JOINT      PRO FORMA     PRO FORMA
                                 LSI        BCS     WPC PROPERTY   ADJUSTMENTS     POOLED     VENTURE    ADJUSTMENTS    COMBINED
                               --------   -------   ------------   -----------    ---------   --------   -----------    ---------
                                                             ASSETS
Current assets:
  Cash and cash
    equivalents..............  $ 3,076    $  966       $   21         $  --       $  4,063     $    3     $      --     $  4,066
  Marketable securities......       --       521           --            --            521         --            --          521
  Receivables................    1,184       452           41          (110)(A)      1,567        124            --        1,691
  Inventories................    4,938     1,819          151            --          6,908         38            --        6,946
  Prepaid expenses and
    other....................      836       631           22            --          1,489          2            --        1,491
  Preopening costs...........    1,566       682           --            --          2,248         --            --        2,248
  Deferred taxes.............       --       512           --            --            512         --            --          512
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
      Total current..........   11,600     5,583          235          (110)        17,308        167            --       17,475
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
Property and equipment,
  net........................   56,147    33,572        2,612            --         92,331        905            --       93,236
Intangible assets............    5,294       431          108            --          5,833         --         1,049(B)     6,882
Property held for sale.......      679        --           --            --            679         --            --          679
Deferred taxes...............      101        --           --            --            101         --            --          101
Other........................    1,261        40          132            --          1,433          2            --        1,435
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
      Total assets...........  $75,082    $39,626      $3,087         $(110)      $117,685     $1,074     $   1,049     $119,808
                               =======    =======   ===========    ==========     ========    =======    ==========     ========
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current debt...............  $    --    $   --       $   38         $  --       $     38     $   --     $      --     $     38
  Accounts payable...........    4,678     2,472          181          (110)(A)      7,221         51            --        7,272
  Accrued expenses...........    4,545     1,230          187            --          5,962          8            --        5,970
  Deferred taxes.............      442        --           --            --            442         --            --          442
  Other......................       --     1,042          269            --          1,311         --            --        1,311
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
      Total current
        liabilities..........    9,665     4,744          675          (110)        14,974         59            --       15,033
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
Long-term debt, excluding
  current installments.......    9,500     9,600        1,808            --         20,908        276            --       21,184
Deferred taxes...............       --       155           --            12(E)         167         --            --          167
Other........................       --       599           --            --            599         --            --          599
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
    Total liabilities........   19,165    15,098        2,483           (98)        36,648        335            --       36,983
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
Minority interest............      684        --           --            --            684        739         1,049(B)     2,472
Stockholders' equity:
  Common stock...............   41,406        52           25            --         41,483         --        20,581(N)    62,064
  Additional
    paid-in-capital..........      919    20,035          546            --         21,500         --       (20,581)(N)      919
  Retained earnings..........   12,908     4,442           33           (12)(E)     17,371         --            --       17,371
  Unrealized loss............                 (1 )         --            --             (1 )       --            --           (1 )
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
    Total stockholders'
      equity.................   55,233    24,528          604           (12)        80,353         --            --       80,353
                               --------   -------      ------      -----------    ---------   --------   -----------    ---------
Total liabilities and
  stockholders' equity.......  $75,082    $39,626      $3,087         $(110)      $117,685     $1,074     $   1,049     $119,808
                               =======    =======   ===========    ==========     ========    =======    ==========     ========

             See notes to pro forma combined financial information.

                             LONGHORN STEAKS, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

     (A) Intercompany receivables and payables among BCS and the WPC Merger Parties totaled $110,000 at March 31, 1996. These intercompany accounts have been eliminated for purposes of presentation in the pro forma combined balance sheet.

     (B) The pro forma adjustment to intangible assets reflects 51% of the difference between the capital contribution credited to the minority partners and the fair value of identified assets contributed to the joint ventures. Notwithstanding this allocation, the minority partners and venture manager will receive minority interest distributions of approximately 65% of net profit, as defined in the joint venture agreement.

     (C) BCS provides purchasing and management services to certain of the WPC Merger Parties for a fee. Fees from these central services arrangements, net of related expenses, are recorded as other revenue in BCS's financial statements. This pro forma adjustment to other revenue and restaurant operating expenses eliminates these net fees and related expenses.

     (D) BCS leases one of its locations, under an operating lease, from one of the WPC Parties. This pro forma adjustment eliminates other revenue from these rentals and the related restaurant operating expense.

     (E) Prior to the Merger the WPC Merger Parties were S Corporations or, limited liability companies and the owners of the WPC Property were a partnership, and accordingly, were not subject to corporate income taxes. This pro forma adjustment to income taxes reflects income taxes as if the other entities were subject to income taxes, assuming a blended rate (Federal and state) of 35% for the three-month period ended March 31, 1996 and for each of the years in the three year period ended December 31, 1995.

     (F) Prior to January 1, 1994, all of the consolidated subsidiaries of BCS were S Corporations with common ownership. Prior to January 1, 1994 stockholder employees of BCS were paid bonuses based upon their respective percentage interests in the S corporations' earnings. This pro forma adjustment to general and administrative expenses is a reduction in compensation to the extent that such compensation exceeded the maximum compensation payable to such individuals under current compensation arrangements since January 1, 1994.

     (G) The pro forma adjustment to interest expense reflects the reversal of interest charges incurred in the period prior to BCS's stock offering that relate to bank and stockholder debt repaid from the proceeds of that offering.

     (H) The pro forma adjustments to franchise revenues and general and administrative expenses reflect: (i) the elimination of franchise fees received from the two Greensboro restaurants during the period January 1, 1995 to August 21, 1995; (ii) the elimination of royalty fees paid by two of the three restaurants previously owned by the Carolina Joint Venture partners; (iii) the addition of goodwill amortization assuming the acquisitions in (K) and (L) and the formation of the joint venture in (M) had been made on January 1, of the period presented and (iv) the elimination of compensation of a Region Manager whose position was supplanted by the Venture Manager as described at Note O.

     (I) The pro forma adjustment to interest expense reflects the accrual of interest on approximately $4.7 million of additional indebtedness assumed to have been incurred January 1, 1995 with the Lone Star and Greensboro acquisitions. The debt is assumed to bear interest at an annual rate of 7.4%.

     (J) Lone Star and the entity which owned the two Greensboro restaurants had elected S corporation status and were not subject to corporate income taxes. The pro forma adjustment to income taxes reflects the income tax effect of the above adjustments, assuming a 32% blended state and federal tax rate.

     (K) Effective June 29, 1995, LSI acquired certain assets of Lone Star for a purchase price, including acquisition expenses, of $3,402,000. The purchase price included cash consideration of $2,152,000 and 96,153 shares of LSI Common Stock issued with a market value at the time of the transaction of $1,250,000. The excess purchase price over the fair value of identifiable assets acquired was $3,002,000 and is being amortized over 25 years.

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

     (L) Effective August 22, 1995, LSI purchased two franchised locations, the Greensboro acquisition, for $2,564,000. The excess purchase price over the fair value of identifiable assets acquired was $1,358,000 and is being amortized over 25 years.

     (M) LSI entered into a joint venture in April 1996 under which LSI contributed the two restaurants acquired in August 1995 (see L above) to the Carolina Joint Venture and received a 51% interest. The joint venture partners contributed restaurant assets of three previously franchised locations. The pro forma adjustment to minority interest reflects the partners' pro forma share of the Carolina Joint Venture's net profit, as defined in the joint venture agreement had the venture been formed on January 1 of each period.

     (N) The pro forma adjustment to common stock and additional paid-in capital reflects the conversion of the BCS, and the WPC Merger Parties and the WPC Property's capital structure to that of LSI.

     (O) The Venture Manager of the Carolina Joint Venture receives certain management fees for its operational management of the venture's restaurants. This pro forma adjustment reflects the expense associated with these fees, had the joint venture agreement been in place.

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

         CERTAIN DIFFERENCES IN THE RIGHTS OF LSI AND BCS STOCKHOLDERS

     At the Effective Time, BCS stockholders automatically will become shareholders of LSI, and their rights as shareholders will be determined by LSI's Articles and Bylaws. BCS is a Delaware corporation governed by the Delaware General Corporation Law ("DGCL"), while LSI is a Georgia corporation governed by the Georgia Business Corporation Code ("GBCC"). Accordingly, set forth below are the material differences between the rights of an LSI shareholder under LSI's Articles and Bylaws and the GBCC, on the one hand, and the rights of a BCS stockholder under BCS's Certificate and Bylaws and the DGCL, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the GBCC and the Articles or Certificate and Bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

  LSI

     The authorized capital stock of LSI consists of 25,000,000 shares of LSI Common Stock and 10,000,000 shares of preferred stock, no par value ("LSI Preferred Stock"). The following description of the capital stock is qualified in all respects by reference to LSI's Amended and Restated Articles of Incorporation, as amended, (the "LSI Articles") and Bylaws, as amended, (the "LSI Bylaws") copies of which are on file at LSI's principal executive offices.

     LSI Common Stock. The holders of LSI Common Stock, subject to such rights as may be granted to the holders of LSI Preferred Stock, elect all directors and are entitled to one vote per share. Holders of LSI Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor subject to any preferential rights of, and sinking fund or redemption or purchase rights with respect to outstanding LSI Preferred Stock, if any. In the event of voluntary or involuntary liquidation, dissolution or winding up of LSI, the holders of LSI Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any LSI Preferred Stock then outstanding. Holders of LSI Common Stock have no preemptive or conversion rights and the LSI Common Stock is not subject to further calls or assessment by LSI. There are no redemption or sinking fund provisions applicable to the LSI Common Stock.

     LSI Preferred Stock. LSI is authorized to issue 10,000,000 shares of LSI Preferred Stock, none of which is outstanding. LSI Preferred Stock may be issued from time to time by the Board of Directors of LSI, without shareholder approval, in such series and with such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors under Georgia law. The issuance of LSI Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of LSI Common Stock since LSI Preferred Stock may be issued having preference with respect to dividends and in liquidation over the LSI Common Stock, and having voting rights, contingent or otherwise, that could dilute the voting rights, net income per share and net book value of the LSI Common Stock. In addition, while the Board of Directors has no current intention of doing so, the ability of the Board of Directors to issue shares of LSI Preferred Stock and to set the voting powers and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof without further shareholder action could help to perpetuate incumbent management of LSI or prevent a business combination involving LSI that is favored by LSI's shareholders. As of the date of this Joint Proxy Statement/Prospectus the Board of Directors has not authorized the issuance of any shares of LSI Preferred Stock, and LSI has no agreements, arrangements or understandings with respect to the issuance of any shares of LSI Preferred Stock.

  BCS

     The authorized capital stock of BCS consists of 20,000,000 shares of BCS Common Stock. The following description of BCS capital stock is qualified in all respects by reference to BCS's Amended and Restated Certificate of Incorporation, as amended (the "BCS Certificate"), and Bylaws, as amended (the "BCS Bylaws"), copies of which are on file at BCS's principal executive offices.

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

     BCS Common Stock. The holders of BCS Common Stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. All shares of BCS Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably in net assets on dissolution. The shares of BCS Common Stock outstanding are duly authorized, validly issued, fully paid and nonassessable and have no preference, conversion, exchange or cumulative voting rights.

DIVIDENDS AND DISTRIBUTIONS

  LSI

     Unless provided otherwise by its articles of incorporation, a Georgia corporation may pay dividends or make other distributions with respect to its shares if after the dividend or distribution the corporation has the ability to pay its debts as they become due and has net assets in excess of all senior claims upon dissolution. LSI's Articles do not further limit LSI's ability to pay dividends or make other distributions on LSI Common Stock except to the extent that LSI Preferred Stock (none of which is outstanding) has preference as to dividends.

  BCS

     A Delaware corporation, unless otherwise restricted by its certificate of incorporation, may pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year (but the directors may not declare and pay dividends out of such net profits if the amount of capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets). BCS's Certificate contains no restriction on dividends on the BCS Common Stock.

LIABILITY OF DIRECTORS

     Both the DBCL and the GBCC allow a corporation to limit the personal liability of directors with certain exceptions.

  LSI

     The LSI Articles provide that a director is not liable to LSI or its shareholders for monetary damages for breaches of his duty of care or other duties except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  BCS

     The BCS Certificate provides that no director shall be personally liable to BCS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to BCS or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of a dividend or repurchase of stock; or (iv) any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  LSI

     The GBCC authorizes a corporation to indemnify a director or officer against loss or expense incurred in connection with any action, suit or proceeding (other than an action by or in the right of a corporation in which the director was adjudged liable to the corporation) if it is determined that the director or officer acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful and, in the case of adjudicated liability, only if the director or officer did not derive an improper personal

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

benefit. Pursuant to LSI's Bylaws and indemnification agreements between LSI and each of its officers and directors, LSI is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and reasonable expense incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of LSI. LSI is obligated to pay in advance the reasonable expenses of the directors and officers incurred in defending such proceedings if (i) the indemnified party furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the first sentence above and (ii) the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. A director will not be indemnified if he is adjudged liable to LSI or is subjected to injunctive relief in favor of LSI: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  BCS

     BCS will indemnify to the fullest extent permitted by the DGCL, as it exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits BCS to provide broader indemnification rights than said law permitted BCS to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or the person of whom he is the legal representative, is or was a director or officer of BCS or is or was serving at the request of BCS as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith, so long as the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of BCS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. At the indemnified person's request, BCS must advance the expenses incurred by the indemnified person in defending such proceeding provided that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer of BCS in advance shall be made only upon delivery to BCS of an undertaking by such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

     As to actions by or in the right of BCS, the DGCL prohibits indemnification of a person serving as a director, officer, employee or agent of BCS, or serving at the request of BCS as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter as to which such person has been adjudged liable to BCS unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, such person is entitled to indemnity for such expenses which such court deems proper.

DIRECTORS AND CLASSES OF DIRECTORS

  LSI

     The Board of Directors of LSI is divided into three classes as nearly equal in number as the total number of directors permits. Directors are elected to each class at successive annual meetings to serve three year terms. Any newly created or eliminated directorships resulting from an increase or decrease in the number of authorized directors are divided equally among the three classes so as to maintain such classes as nearly equal as possible. Any director or the entire Board of Directors of LSI may be removed from office only for cause and upon the affirmative vote of at least 75% of the holders of all classes of LSI stock, voting as a single class. In the event LSI Preferred Stock is issued, the holders of LSI Preferred Stock may be given the right to elect, acting as one class, one or more additional members of the Board of Directors. If such right is given to holders of LSI Preferred Stock, the members of the Board of Directors elected by the holders of LSI Preferred Stock

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

may only be removed by the holders of LSI Preferred Stock in accordance with the terms of the LSI Preferred Stock.

     The above-mentioned provisions (the "LSI Board Provisions") with regard to the Board of Directors of LSI may have certain anti-takeover effects by preventing or delaying a change in the membership of the Board of Directors of LSI. The LSI Board Provisions are intended to encourage persons who may seek to acquire control of LSI to initiate such an acquisition through negotiations with the Board of Directors of LSI. However, the effect of the LSI Board Provisions may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, LSI. To the extent any potential acquirers are deterred by the LSI Board Provisions, the LSI Board Provisions may have the effect of preserving incumbent management in office.

  BCS

     The Board of Directors of BCS may range in size from three to nine members, serving as a single class. Currently, six members serve on the Board of Directors. Directors of BCS serve until the annual stockholders meeting following their election and until their successors are elected and qualified. Directors of BCS may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of BCS Common Stock then outstanding.

STOCKHOLDER MEETINGS

  LSI

     Georgia law provides that a special meeting of shareholders must be called by the corporation's board of directors or any person authorized to do so by the articles of incorporation or bylaws upon the written demand of the holders of at least 25% (or any greater or lesser percentage as may be provided in the articles of incorporation or bylaws) of the outstanding shares entitled to vote on the issue to be considered at the special meeting. The LSI Bylaws provide that the Board of Directors, the Chairman or the President may call special meetings of the shareholders, but shareholders may not. The LSI Bylaws provide for annual meetings of shareholders to be held during April or May of each year and for special meetings to be held on call of the Board of Directors, Chairman or President. Shareholders entitled to vote are entitled to written notice stating the place, date, hour and, in the case of a special meeting, the purpose of the meeting not less than 10 nor more than 60 days before the date of the meeting. Unless the articles of incorporation or the GBCC provides otherwise, the presence, in person or represented by proxy, of a majority of the votes entitled to be cast on the matter by the voting group (i.e., all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders) constitutes a quorum. When a quorum is present at a meeting, an action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of the bylaws validly adopted by the shareholders or the GBCC requires a greater number of affirmative votes. If the articles of incorporation or the GBCC provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each voting group counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, and assuming a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election. Under Georgia law, shareholders may act without a meeting by unanimous written consent or, if the articles of incorporation so authorize, subject to certain limitations, by the written consent of the holders having not less than the percentage of stock required to authorize the action taken at a meeting at which all shares entitled to vote thereon were present. The LSI Bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, are signed by all of the shareholders entitled to vote on the action.

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

  BCS

     Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The BCS Bylaws provide for annual meetings to be held on the third Wednesday of October each year and for special meetings to be held at the request of a majority of the Board of Directors or the CEO. Stockholders entitled to vote are entitled to written notice stating the place, date, hour and purpose of the meeting, and in cases other than annual meetings, the notice shall also state that it is being issued by or at the direction of the person calling the meeting, not less than 10 nor more than 60 days before the date of the meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power, present in person or by proxy, can approve any resolution properly brought before the meeting, except: (i) that a plurality of the stock having the voting power to elect a member of the Board of Directors shall be sufficient to elect such member to the Board of Directors, or (ii) where a greater vote is required by the certificate of incorporation or the DGCL. As permitted by the DGCL, stockholders of BCS may not take any action by written consent in lieu of a meeting.

STOCKHOLDER PROPOSALS

  LSI

     The LSI Bylaws do not contain any analogous provision to the BCS provision regarding shareholder proposals set forth below.

  BCS

     At an annual meeting of the stockholders of BCS, or at any meeting in which a stockholder shall nominate a person to be elected director, the BCS Bylaws require stockholders to provide advance notice of proposals of business or nominations for director. For business proposals to be properly brought before an annual meeting, a stockholder must deliver written notice to the principal executive offices of BCS not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary of intention to bring forth a business proposal shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on BCS's books, of the stockholder proposing such business; (iii) the class and number of shares of BCS which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. To be in proper written form, a stockholder's notice to the Secretary of intention to nominate a director shall set forth in writing: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, (x) the name and address, as they appear on BCS's books, of the stockholder proposing such business, and (y) the class and number of shares of BCS which are beneficially owned by the stockholder.

STOCKHOLDER INSPECTION RIGHTS

  LSI

     Under the GBCC, a shareholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the records of the corporation provided such

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

shareholder gives to the corporation written notice of demand at least five days in advance of the date such shareholder wishes to inspect and copy. As permitted by the GBCC, the LSI Bylaws provide that the right of inspection shall not be available to any shareholder owning 2% or less of the outstanding shares without the prior approval of the board of directors, in its discretion.

  BCS

     Under the DGCL, any stockholder upon written demand under oath stating the purpose thereof may inspect the books and records of a corporation and make copies or extracts thereof, so long as such inspection is for a proper purpose reasonably related to such persons interest as a stockholder, and provided that such inspection request is made, in good faith and for such proper purpose.

ANTI-TAKEOVER PROVISIONS

  LSI

     LSI's Articles and Bylaws contain various provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination or an attempt to obtain control of LSI that is not approved by the Board of Directors. These provisions include (i) the right of the Board of Directors to issue shares of unissued and unreserved LSI Common Stock without shareholder approval, (ii) the right of the Board of Directors to issue shares of LSI Preferred Stock in one or more series and to designate the number of shares of each such series and the relative rights and preferences of such series, including voting rights, terms of redemption, redemption prices and conversion rights, without further shareholder approval,
(iii) the division of the Board of Directors into three classes, (iv) prohibitions on the right of shareholders to remove directors other than for cause and at a shareholders meeting for which notice of such purpose was given,
(v) prohibitions on the right of shareholders to call a special meeting of shareholders or from acting by less than unanimous written consent in lieu of a meeting, (vi) the right of the Board of Directors to consider the interests of various constituencies, including employees, customers, suppliers and creditors of LSI, as well as the communities in which LSI is located, in addition to the interests of LSI and its shareholders, in discharging their duties and determining what is in LSI's best interests, and (vii) a provision making applicable to LSI provisions authorized by the GBCC relating to certain business combinations.

     As noted above, the LSI Bylaws make applicable to LSI provisions authorized by the GBCC relating to business combinations with interested shareholders ("Corporate Takeover Provisions"). The Corporate Takeover Provisions are designed to encourage any person, before acquiring 10% of LSI's voting shares, to seek approval of the Board of Directors for the terms of any contemplated business combination. The Corporate Takeover Provisions will prevent for five years certain business combinations with an interested shareholder unless (i) prior to the time such shareholder became an interested shareholder the Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting shares of LSI excluding, however, shares owned by LSI's officers, directors, affiliates, subsidiaries and certain employee stock plans, or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder becoming the owner of at least 90% of LSI's outstanding voting shares and the business combination is approved by the holders of a majority of LSI's voting shares, excluding from said vote the stock owned by the interested shareholder or by LSI's officers, directors, affiliates, subsidiaries and certain employee stock plans.

     Shareholders of LSI who became interested shareholders prior to the time of the adoption of the Corporate Takeover Provisions are not subject to such provisions.

  BCS

     BCS's Certificate and Bylaws contain several provisions that may make more difficult the acquisition of control of BCS by means of a tender offer, open market purchases, proxy fight or otherwise.

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

     Section 203 of the Delaware Law. In BCS's Certificate, BCS has expressly elected to be governed by Section 203 of the DGCL. Section 203 of the DGCL prevents an "interested stockholder" (defined in Section 203 generally as a person owning 15% or more of a corporation's outstanding voting stock), from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote and not by written consent of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The BCS Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of stockholders of BCS (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of BCS. The requirements as to the form and timing of that notice are specified in the BCS Bylaws. If the election inspectors determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of BCS. The requirements as to the form and timing of that notice are specified in the BCS Bylaws. If the Chairman or other officer presiding at a meeting determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the BCS Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the BCS Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of BCS, even if the conduct of such solicitation or such attempt might be beneficial to BCS and its stockholders.

     Additional Common Stock. The Board of Directors is authorized to provide for the issuance of additional shares of Common Stock. BCS believes that the availability of the additional Common Stock will provide it with increased flexibility in structuring possible future financings and in meeting other corporate needs which might arise.

AMENDMENT OF THE ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

  LSI

     Georgia law permits certain provisions of the articles of incorporation of a corporation to be amended by action of its board of directors without shareholder approval. New bylaws may be adopted and old bylaws may be amended or repealed by the Board of Directors of LSI. Furthermore, the shareholders of LSI may adopt, amend or repeal bylaws and provide that such adopted, repealed or amended bylaws cannot be repealed,

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amended or re-enacted by the board of directors. Nevertheless, any new bylaws, or any amendment or repeal of an existing bylaw, containing any provision inconsistent in any manner with the provisions contained in Articles Six, Seven, Eight, Nine and Ten of the LSI Articles or Sections 2.3, 2.12, 3.2, 3.3, 3.4,
9.1 through 9.18 and 12.1 of the LSI Bylaws (having to do with director liability, constituency consideration, the election of directors, the right of shareholders to call special meetings, amendment of the LSI Bylaws, shareholder action without a meeting and the like) shall be effected only by that procedure required under Georgia law for amendment of articles of incorporation.

  BCS

     The BCS Certificate provides that any provision of the BCS Certificate can be amended, altered, changed or repealed as provided by the Delaware law. The DGCL requires the affirmative vote of the holders of a majority of the shares entitled to vote to amend the BCS Certificate.

     The BCS Bylaws may be amended at any time at a meeting of stockholders or directors, so long as such proposals of amendment are described in the notices of such meetings.

DISSENTERS' RIGHTS

  LSI

     Subject to the exception provided below, under the GBCC, shareholders who comply with the procedures of enforcing dissenters' rights may exercise such rights, under certain circumstances, upon (i) the merger of a corporation, (ii) the consummation of a plan of share exchange to which the corporation is the acquired party, (iii) the sale or other disposition of all or substantially all the corporate assets, (iv) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares in ways specified in the GBCC, or (v) any corporate action taken pursuant to a shareholder vote to the extent that the close corporation section of the GBCC or the articles of incorporation, the bylaws or a resolution of the board of directors provides that shareholders are entitled to dissenters' rights. However, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless: (1) in the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or (2) the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

  BCS

     Like the GBCC, the DGCL provides for stockholder appraisal rights in connection with mergers and consolidations generally, but does not permit appraisal rights for holders of any class or series of stock that, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an inter dealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 holders, so long as stockholders received shares of the surviving corporation or another corporation whose shares are so listed or designated or held of record by more than 2,000 holders.

STOCKHOLDER APPROVAL OF MERGERS AND ASSET SALES

  LSI

     Under Georgia law, unless the articles of incorporation specify otherwise, action by the shareholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger, and (iii) the number and kinds of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger. The NASD, however, requires shareholder approval as a prerequisite to listing shares to be issued in certain mergers or other merger transactions, such as where the transaction would result in the present or potential increase of 20% or more in the outstanding shares of common stock of the acquiring corporation.

  BCS

     Under Delaware law, the Merger must be adopted by a majority of all the votes entitled to be cast on the Merger by all of the shares of BCS capital stock entitled to vote on the Merger.

                                    EXPERTS

     The consolidated financial statements of LSI at December 31, 1995, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in LSI's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated therein and incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of BCS at June 25, 1995, and for each of the years in the three-year period ended June 25, 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

     Representatives of KPMG Peat Marwick LLP will be present at the Meetings and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 LEGAL MATTERS

     The legality of the shares of LSI Common Stock being offered hereby is being passed upon for LSI by Alston & Bird, Atlanta, Georgia. Alston & Bird, counsel for LSI, also will opine as to certain federal income tax consequences of the Merger. See "The Merger -- Certain Federal Income Tax Consequences."

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, LSI's and BCS's Board of Directors know of no matters that will be presented for consideration at the LSI Meeting or the BCS Meeting, respectively other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter shall come before such Meetings or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Board of Directors.

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

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        BUGABOO CREEK STEAK HOUSE, INC.,

                            WHIP MERGER CORPORATION

                                      AND

                             LONGHORN STEAKS, INC.

                           DATED AS OF JUNE 14, 1996

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 14, 1996, by and among BUGABOO CREEK STEAK HOUSE, INC. ("BCS"), a Delaware corporation having its principal office located in East Providence, Rhode Island; WHIP MERGER CORPORATION ("Sub"), a Georgia corporation having its principal office located in Atlanta, Georgia; and LONGHORN STEAKS, INC. ("LSI"), a Georgia corporation having its principal office located in Atlanta, Georgia.

                                    PREAMBLE

     The Boards of Directors of BCS, Sub and LSI are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of BCS by LSI pursuant to the merger of Sub with and into BCS. At the effective time of such merger, the outstanding shares of the capital stock of BCS shall be converted into the right to receive shares of the common stock of LSI (except as provided herein). As a result, shareholders of BCS shall become shareholders of LSI and BCS shall continue to conduct its business and operations as a wholly-owned subsidiary of LSI. The transactions described in this Agreement are subject to the approvals of the shareholders of BCS, the shareholders of LSI, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Sub shall be merged with and into BCS in accordance with the provisions of Section 252 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL and Section 1107 of the GBCC and with the effect provided in Sections 1106 and 1107 of the GBCC (the "Merger"). BCS shall be the Surviving Corporation resulting from the Merger and shall become a wholly-owned Subsidiary of LSI and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BCS, Sub and LSI and by LSI, as the sole shareholder of Sub.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware and the Certificate of Merger reflecting the Merger become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of BCS and LSI approve this Agreement to the extent such approval is required by applicable Law.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 Charter. The Certificate of Incorporation of BCS in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of BCS in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3 Directors and Officers. The directors of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of BCS in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of LSI, BCS, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of LSI Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Sub Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of BCS Common Stock.

          (c) Each share of BCS Common Stock excluding shares held by any BCS Company or any LSI Company issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple of a share of LSI Common Stock (the "Exchange Ratio") obtained by dividing $10.250 (the "Per Share Purchase Price") by the Base Period Trading Price (defined to mean the average of the daily last sale prices for the shares of LSI Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the fifth trading day immediately preceding the Closing Date) and rounded to the third decimal place; provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $27.250 in the event the Base Period Trading Price is greater than $27.250 or (ii) $24.000 in the event the Base Period Trading Price is less than $24.000 (collectively, $27.250 and $24.000 are referred to as the "Base Period Trading Price Limitations").

     3.2 Anti-dilution Provisions. In the event LSI changes the number of shares of LSI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, (i) the Base Period Trading Price Limitations shall be adjusted to appropriately adjust the ratio under which shares of BCS Common Stock will be converted into shares of LSI Common Stock pursuant to Section 3.1(c) of this Agreement, (ii) the Minimum Trading Price shall be appropriately adjusted to reflect such change in the number of shares of LSI Common Stock outstanding, and (iii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Base Period Trading Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

     3.3 Shares Held by BCS or LSI. Each of the shares of BCS Common Stock held by any BCS Company or by any LSI Company shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of BCS Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of LSI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of LSI Common Stock multiplied by the market value of one share of LSI Common Stock at the Effective Time. The market value of one share of LSI Common Stock at the Effective Time shall be the last sale price of LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.5 Conversion of Stock Options. (a) At the Effective Time, each option or other right to purchase shares of BCS Common Stock pursuant to stock options or stock appreciation rights ("BCS Options") granted by BCS under the BCS Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to LSI Common Stock, and LSI shall assume each BCS Option, in accordance with the terms of the BCS Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) LSI and its Stock Option Committee shall be substituted for BCS and the Committee of BCS's Board of Directors (including, if applicable, the entire Board of Directors of BCS) administering such BCS Stock Plan, (ii) each BCS Option assumed by LSI may be exercised solely for shares of LSI Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of LSI Common Stock subject to such BCS Option shall be equal to the number of shares of BCS Common Stock subject to such BCS Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) the per share exercise price under each such BCS Option shall be adjusted by dividing the per share exercise price under each such BCS Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, LSI shall not be obligated to issue any fraction of a share of LSI Common Stock upon exercise of BCS Options and any fraction of a share of LSI Common Stock that otherwise would be subject to a converted BCS Option shall represent the right to receive a cash payment upon exercise of such converted BCS Option equal to the product of such fraction and the difference between the market value of one share of LSI Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of LSI Common Stock at the time of exercise of an Option shall be the last sale price of the LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the date of exercise. In addition, notwithstanding the clauses (iii) and (iv) of the first sentence of this Section 3.5, each BCS Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. BCS agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5, including using its reasonable efforts to obtain from each holder of a BCS Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.5.

     (b) As soon as practicable after the Effective Time, LSI shall deliver to the participants in each BCS Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such BCS Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and LSI shall comply with the terms of each BCS Stock Plan to ensure, to the extent required by, and subject to the provisions of, such BCS Stock Plan, that BCS Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, LSI shall take all corporate action necessary to reserve for issuance sufficient shares of LSI Common Stock for delivery upon exercise of BCS Options assumed by it in accordance with this
Section 3.5. As soon as practicable after the Effective Time, LSI shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of LSI Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, LSI shall administer the BCS Stock Plan assumed pursuant to this
Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the BCS Stock Plan complied with such rule prior to the Effective Time.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, LSI and BCS shall cause the exchange agent selected by LSI (the "Exchange Agent") to mail to the former shareholders of BCS appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BCS Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of BCS Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of BCS Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of LSI Common Stock to which such holder may be otherwise entitled (without interest). LSI shall not be obligated to deliver the consideration to which any former holder of BCS Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of BCS Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of BCS Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither LSI, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of BCS Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of BCS shall constitute ratification of the appointment of the Exchange Agent.

     4.2 Rights of Former BCS Shareholders. At the Effective Time, the stock transfer books of BCS shall be closed as to holders of BCS Common Stock immediately prior to the Effective Time and no transfer of BCS Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BCS Common Stock (other than shares to be canceled pursuant to Sections 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by BCS in respect of such shares of BCS Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by LSI on the LSI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of LSI Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of LSI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BCS Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BCS Common Stock certificate, both the LSI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BCS

BCS hereby represents and warrants to LSI as follows:

     5.1 Organization, Standing, and Power. BCS is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. BCS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS.

     5.2 Authority; No Breach By Agreement. (a) BCS has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BCS, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of BCS Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BCS. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BCS, enforceable against BCS in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by BCS, nor the consummation by BCS of the transactions contemplated hereby, nor compliance by BCS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BCS's Certificate of Incorporation or Bylaws, or (ii) except as disclosed in Section 5.2 of the BCS Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BCS Company under, any Contract or Permit of any BCS Company, except for any such Default, Consent or Lien that would not have a Material Adverse Effect on BCS or on any restaurant owned or operated by BCS, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BCS Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BCS of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock. (a) The authorized capital stock of BCS consists of 20,000,000 shares of BCS Common Stock, of which 5,225,000 shares are issued and outstanding as of the date of this Agreement and not more than 5,225,000 shares, plus any shares issued as the result of an exercise of an option existing as of the date of this Agreement, will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of BCS are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of BCS has been issued in violation of any preemptive rights of the current or past shareholders of BCS. BCS has reserved 600,000 shares of BCS Common Stock for issuance under the BCS Stock Plans, pursuant to which options to purchase not more than 452,194 shares of BCS Common Stock are outstanding.

     (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the BCS Disclosure Memorandum, there are no shares of capital stock or other equity securities of BCS outstanding and no outstanding Rights relating to the capital stock of BCS.

     5.4 BCS Subsidiaries. BCS has disclosed in Section 5.4 of the BCS Disclosure Memorandum all of the BCS Subsidiaries (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership). Except as disclosed in Section
5.4 of the BCS Disclosure Memorandum, BCS or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each BCS Subsidiary. No capital stock (or other equity interest) of any BCS Subsidiary is or may become required to be issued (other than to another BCS Company) by reason of any Rights, and there are no Contracts by which any BCS Subsidiary is bound to issue (other than to another BCS Company) additional shares of its capital stock (or other equity interests) or Rights or by which any BCS Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any BCS Subsidiary (other than to another BCS Company). There are no Contracts relating to the rights of any BCS Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any BCS Subsidiary. All of the shares of capital stock (or other equity interests) of each BCS Subsidiary held by a BCS Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BCS Company free and clear of any Lien. Except as disclosed in Section
5.4 of the BCS Disclosure Memorandum, each BCS Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BCS Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS. The minute book and other organizational documents for each BCS Subsidiary have been made available to LSI for its review, and, except as disclosed in Section 5.4 of the BCS Disclosure Memorandum, are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 SEC Filings; Financial Statements. (a) BCS has timely filed and made available to LSI all SEC Documents required to be filed by BCS since December 31, 1992 or such later date as BCS first filed, or was first obligated to file, such SEC Documents (the "BCS SEC Reports"). The BCS SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BCS SEC Reports or necessary in order to make the statements in such BCS SEC Reports, in light of the circumstances under which they were made, not misleading. No BCS Subsidiary is required to file any SEC Documents.

     (b) Each of the BCS Financial Statements (including, in each case, any related notes) contained in the BCS SEC Reports, including any BCS SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of BCS and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and any pro forma financial information contained in the BCS

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Financial Statements is not necessarily indicative of the consolidated financial position of BCS and the BCS Subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     5.6 Absence of Undisclosed Liabilities. No BCS Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS, except Liabilities which are accrued or reserved against in the consolidated balance sheets of BCS as of June 25, 1995 and March 31, 1996, included in the BCS Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, or as disclosed in Section 5.6 of the BCS Disclosure Memorandum. No BCS Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities (i) discussed in
Section 5.6 of the BCS Disclosure Memorandum or (ii) incurred or paid (A) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS or (B) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the BCS Disclosure Memorandum, no BCS Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person, other than another BCS Company, for any amount in excess of $25,000.

     5.7 Absence of Certain Changes or Events. Since June 25, 1995, except as disclosed in the BCS Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the BCS Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS, and (ii) there has not been: (A) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of any BCS Company that has resulted in a Material Adverse Effect on BCS, (B) any material change by any BCS Company in its accounting methods, principles or practices; (C) any declaration, setting aside or payment of any dividends or distributions in respect of shares of BCS Common Stock or the shares of stock of any BCS Subsidiary or any redemption, repurchase or other reacquisition of any of BCS's equity securities or any of the equity securities of any BCS Subsidiary; (D) any material increase in the benefits under, or the establishment or amendment of, any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any material increase in the compensation payable or to become payable to directors, officers or employees of any BCS Company, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice and the granting of stock options as reflected in Section 5.3 hereof.

     5.8 Tax Matters. (a) Except for such matters as would not have a Material Adverse Effect on BCS, all Tax Returns required to be filed by or on behalf of any of the BCS Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 25, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all Material respects. All Taxes shown to be payable on filed Tax Returns have been paid. To the knowledge of BCS, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the BCS Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the BCS Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the BCS Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the BCS Companies for the period or periods through and including the date of the respective BCS Financial Statements that has been made and is reflected on such BCS Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the BCS Companies have been provided for in accordance with GAAP.

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

     (e) None of the BCS Companies is a party to any Tax allocation or sharing agreement and none of the BCS Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was BCS) or has any Liability for Taxes of any Person (other than BCS and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the BCS Companies is in compliance in all material respects with records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (g) Except as disclosed in Section 5.8 of the BCS Disclosure Memorandum, none of the BCS Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the BCS Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after June 25, 1995.

     5.9 Assets. Except as disclosed in Section 5.9 of the BCS Disclosure Memorandum or as disclosed or reserved against in the BCS Financial Statements delivered prior to the date of this Agreement, the BCS Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the BCS Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BCS's past practices. All items of inventory of the BCS Companies reflected on the most recent balance sheet included in the BCS Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the BCS Companies are a part. All Assets which are material to BCS's business on a consolidated basis, held under leases or subleases by any of the BCS Companies, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.
Section 5.9 of the BCS Disclosure Memorandum sets forth the scope of coverage of all of BCS's insurance policies as of the date of this Agreement, the term of each such policy and the premiums relating thereto. None of the BCS Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the BCS Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices of denial of any material claim have been received by any BCS Company under such policies. The Assets of the BCS Companies include all Assets required to operate the business of the BCS Companies as presently conducted.

     5.10 Intellectual Property. Section 5.10 of the BCS Disclosure Memorandum sets forth a complete and accurate list of, and a brief description of all governmental registrations or applications for governmental registrations of, all Intellectual Property owned, used or licensed by or to BCS which are used in or necessary for the conduct of BCS's business, except as to which the absence of which would not have a Material Adverse Effect on BCS ("BCS Intellectual Property"). No Person has asserted a claim in writing to BCS that BCS has abandoned any BCS Intellectual Property and, to the Knowledge of BCS, BCS has not abandoned any BCS Intellectual Property. Except as disclosed in Section 5.10 of the BCS Disclosure Memorandum, an BCS Company owns or has the lawful right to use the BCS Intellectual Property. All BCS Intellectual Property licensed to any BCS Company is identified as "licensed" in Section 5.10 of the BCS Disclosure Memorandum. Except as disclosed in Section 5.10 of the BCS Disclosure Memorandum, use of the BCS Intellectual Property by any of the BCS Companies has not to the Knowledge of BCS misappropriated or infringed on any rights held or owned by any third party, nor has any third party asserted any such claim. No BCS Company is obligated to pay any royalties to any Person (other than another BCS Company) with respect to any BCS

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

Intellectual Property. Except as disclosed in Section 5.10 of the BCS Disclosure Memorandum, every officer or management employee of any BCS Company is a party to a Contract which requires such officer or management employee to keep confidential any trade secrets, proprietary data, customer information, or other business information of a BCS Company, and, to the Knowledge of BCS, no officer is party to, nor to the Knowledge of BCS has BCS received any notice of any other management employee being a party to, any Contract with any Person other than a BCS Company which requires such officer or management employee to assign any interest in any Intellectual Property to any Person other than a BCS Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a BCS Company. Except as disclosed in Section 5.10 of the BCS Disclosure Memorandum, to the Knowledge of BCS, no officer of any BCS Company is party to, nor to the Knowledge of BCS has BCS received any notice of any other management employee being a party to, any Contract which restricts or prohibits such officer or management employee from engaging in activities competitive with any Person, including any BCS Company.

     5.11 Environmental Matters. (a) Except as would not have a Material Adverse Effect on BCS, each BCS Company, its Participation Facilities, and its Operating Properties are, and have been during the period of any BCS Company's ownership or operation, in compliance with all Environmental Laws.

     (b) There is no Litigation pending or, to the Knowledge of BCS, threatened before any court, governmental agency, or authority or other forum in which any BCS Company or any of its Operating Properties or Participation Facilities (or BCS in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any BCS Company or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of BCS, is there any reasonable basis for any Litigation of a type described in this sentence.

     (c) During the period of (i) any BCS Company's ownership or operation of any of their respective current properties, (ii) any BCS Company's participation in the management of any Participation Facility, or (iii) any BCS Company's holding of a security interest in an Operating Property, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or to the Knowledge of BCS reasonably likely to affect) such properties, except as would not have a Material Adverse Effect on BCS. Prior to the period of (i) any BCS Company's ownership or operation of any of their respective current properties, (ii) any BCS Company's participation in the management of any Participation Facility, or (iii) any BCS Company's holding of a security interest in a Operating Property, to the Knowledge of BCS, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except as would not have a Material Adverse Effect on BCS.

     5.12 Compliance with Laws. Each BCS Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where the failure to possess such Permit or the occurrence of a Default would not have a Material Adverse Effect on BCS or the restaurant to which the Permit relates. Except as disclosed in Section 5.12 of the BCS Disclosure Memorandum, none of the BCS Companies:

          (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for any Default that would not have a Material Adverse Effect on BCS or any restaurants owned or operated by BCS; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BCS Company is in Material non-compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces which have not been resolved,

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

     (ii) threatening to revoke any Permits, or (iii) requiring any BCS Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to LSI.

     5.13 Labor Relations. Except as disclosed in Section 5.13 of the BCS Disclosure Memorandum, no BCS Company is the subject of any Litigation asserting that it or any other BCS Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BCS Company to bargain with any labor organization as to wages or conditions of employment, nor is any BCS Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any BCS Company, pending or threatened, or to the Knowledge of BCS, is there any activity involving any BCS Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans. (a) BCS has disclosed in Section 5.14 of the BCS Disclosure Memorandum, and has delivered or made available to LSI prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BCS Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "BCS Benefit Plans"). Any of the BCS Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "BCS ERISA Plan."

     (b) All BCS Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS. Each BCS ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BCS is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No BCS Company has engaged in a transaction with respect to any BCS Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BCS Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

     (c) No BCS ERISA Plan is, and no BCS Company has ever maintained or contributed to, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or a multiemployer plan within the meaning of Section 3(37) of ERISA. No BCS Company has provided, or is required to provide, security to any defined benefit plan or any single-employer plan of any entity which is considered one employer with BCS under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any BCS Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No BCS Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BCS Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.14 of the BCS Disclosure Memorandum, no BCS Company has any Liability for retiree health and life benefits under any of the BCS Benefit Plans and there are no restrictions on the rights of such BCS Company to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

     (f) Except as disclosed in Section 5.14 of the BCS Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BCS Company from any BCS Company under any BCS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BCS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BCS Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the BCS Financial Statements to the extent required by and in accordance with GAAP.

     5.15 Material Contracts. Except as disclosed in Section 5.15 of the BCS Disclosure Memorandum or otherwise reflected in the BCS Financial Statements, none of the BCS Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for payments to any Person, except for Contracts referred to in Section 5.14(a) of this Agreement and unwritten Contracts with respect to the employment of hourly personnel terminable at will or upon statutorily required notice, (ii) any Contract relating to the borrowing of money by any BCS Company or the guarantee by any BCS Company of any such obligation (other than Contracts for purchase money indebtedness in an aggregate amount not exceeding $50,000, Contracts evidencing trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any BCS Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among BCS Companies, (v) any Contract involving Intellectual Property, (vi) any lease of real property as lessee or lessor, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and that are either (x) terminable by each BCS Company that is a party thereto upon not more than sixty (60) days notice without payment or penalty or (y) has a remaining term of not more than six months from the date of this Agreement and involves payments not in excess of $20,000 per year), and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by BCS with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.9 and 5.14(a) of this Agreement, the "BCS Contracts"). With respect to each BCS Contract and except as disclosed in Section 5.15 of the BCS Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no BCS Company is in Default thereunder except for any such Default as would not have a Material Adverse Effect on BCS; (iii) no BCS Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of BCS, in Default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.15 of the BCS Disclosure Memorandum, all of the indebtedness of any BCS Company for money borrowed is prepayable at any time by such BCS Company without penalty or premium.

     5.16 Legal Proceedings. Except as disclosed in Section 5.16 of the BCS Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of BCS, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BCS Company, or against any director (limited, as to directors, to Litigation with respect to which BCS would have an indemnification obligation under its Certificate of Incorporation or Bylaws) or employee benefit plan of any BCS Company, or against any Asset, interest, or right of any of them, nor, except for matters which would not have a Material Adverse Effect on BCS, are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BCS Company. Section 5.16 of the BCS Disclosure Memorandum contains a summary of all instituted or pending Litigation as of the date of this Agreement to which any BCS Company is a party and which names a BCS Company as a defendant or cross-defendant.

     5.17 Reports. Since January 1, 1992, or the date of organization if later, each BCS Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BCS. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that to the extent that the foregoing relates to facts or omission regarding Persons other than BCS and its Affiliates, such representation and warranty is made to BCS's Knowledge.

     5.18 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any BCS Company or any Affiliate thereof to LSI pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BCS has furnished LSI with copies of all written BCS Contracts, and such copies are true and correct copies of the written BCS Contracts as such exist on the date of this Agreement. None of the information supplied or to be supplied by any BCS Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by LSI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BCS Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a BCS Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of BCS and LSI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any BCS Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Accounting, Tax and Regulatory Matters. No BCS Company or, to the Knowledge of BCS, any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.20 State Takeover Laws. Each BCS Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 203 of the DGCL.

     5.21 Charter Provisions. Each BCS Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation,

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

Bylaws or other governing instruments of any BCS Company or restrict or impair the ability of LSI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BCS Company that may be directly or indirectly acquired or controlled by it.

     5.22 Shareholders' Agreement. Edward P. Grace, III has executed and delivered to LSI an agreement in substantially the form of Exhibit 1.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF LSI

LSI hereby represents and warrants to BCS as follows:

     6.1 Organization, Standing, and Power. LSI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. LSI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

     6.2 Authority; No Breach By Agreement. (a) LSI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of LSI, subject to the approval of the holders of a majority of the shares of LSI Common Stock present and voting at a special meeting of LSI shareholders at which a quorum is present, which is the only shareholder vote required for approval of this Agreement and consummation of the merger by LSI. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of LSI, enforceable against LSI in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by LSI, nor the consummation by LSI of the transactions contemplated hereby, nor compliance by LSI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of LSI's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any LSI Company under, any Contract or Permit of any LSI Company or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any LSI Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by LSI of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. (a) The authorized capital stock of LSI consists of (i) 25,000,000 shares of LSI Common Stock, of which 8,466,350 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of LSI Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of LSI Capital Stock are, and all of the shares of LSI Common Stock to be issued in exchange for shares of BCS Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of LSI Capital Stock has been, and none of the shares of LSI Common Stock to be issued in exchange for shares of BCS Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of LSI. LSI has reserved 2,018,350 shares of LSI Common Stock for issuance under the LSI

Stock Plans, pursuant to which options to purchase no more than 1,238,031 shares of LSI Common Stock are outstanding.

     (b) Except as set forth in Section 6.3(a) of this Agreement or as disclosed in Section 6.3 of the LSI Disclosure Memorandum, there are no shares of capital stock or other equity securities of LSI outstanding and no outstanding Rights relating to the capital stock of LSI.

     6.4 SEC Filings; Financial Statements. (a) LSI has timely filed and made available to BCS all SEC Documents required to be filed by LSI since December 31, 1992 or such later date as LSI first filed, or was first obligated to file, such SEC Documents (the "LSI SEC Reports"). The LSI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such LSI SEC Reports or necessary in order to make the statements in such LSI SEC Reports, in light of the circumstances under which they were made, not misleading. No LSI Subsidiary is required to file any SEC Documents.

     (b) Each of the LSI Financial Statements (including, in each case, any related notes) contained in the LSI SEC Reports, including any LSI SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of LSI and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and any pro forma financial information contained in the LSI Financial Statements is not necessarily indicative of the consolidated financial position of LSI and the LSI Subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the period indicated.

     6.5 Absence of Undisclosed Liabilities. No LSI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of LSI as of December 31, 1995 and March 31, 1996, included in the LSI Financial Statements or reflected in the notes thereto, or as disclosed in the LSI Disclosure Memorandum. No LSI Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities
(i) disclosed in the LSI Disclosure Memorandum or (ii) incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

     6.6 Absence of Certain Changes or Events. Since December 31, 1995, except as disclosed in the LSI Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.6 of the LSI Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, and (ii) the LSI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of LSI contained in Article 7 of this Agreement.

     6.7 Compliance with Laws. Each LSI Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted except where the failure to possess such Permit would not have a Material Adverse Effect on LSI or the restaurant to which the Permit relates. Except as disclosed in Section 6.7 of the LSI Disclosure Memorandum, no LSI Company:

          (a) is in Default of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for any Default that would not have a Material Adverse Effect on LSI or any restaurants owned or operated by LSI; or

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

          (b) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any LSI Company is in Material non-compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces which have not been resolved, or (iii) requiring any LSI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review (other than a review by the Securities and Exchange Commission of a public offering of equity securities by LSI) or enforcement action by a federal or state securities authority have been made available to BCS.

     6.8 Legal Proceedings. Except as disclosed in Section 6.16 of the LSI Disclosure Memorandum there is no Litigation instituted or pending, or, to the Knowledge of LSI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any LSI Company, or against any director, employee or employee benefit plan of any LSI Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any LSI Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI.

     6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any LSI Company or any Affiliate thereof to BCS pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any LSI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by LSI with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any LSI Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any LSI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of BCS and LSI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any LSI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.10 Authority of Sub. Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly-owned Subsidiary of LSI. The authorized capital stock of Sub shall consist of 1,000 shares of Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by LSI free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms.

     6.11 Reports. Since January 1, 1992, or the date of organization if later, each LSI Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on LSI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of BCS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of LSI shall have been obtained, and except as otherwise expressly contemplated herein, BCS shall and shall cause each of its Subsidiaries to (a) operate its business in the usual, regular, and ordinary course, (b) use its reasonable efforts preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of BCS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, BCS covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of LSI, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any BCS Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness under BCS's existing credit line or indebtedness of a BCS Company to another BCS Company) in excess of an aggregate of $50,000 (for the BCS Companies on a consolidated basis) except in the ordinary course of the business of BCS Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any BCS Company of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the BCS Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BCS Company, or declare or pay any dividend or make any other distribution in respect of BCS's capital stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof or granted after the date hereof pursuant to the General Manager Stock Incentive Program (the "GM Program") and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the BCS Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BCS Common Stock or any other capital stock of any BCS Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any BCS Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BCS Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any BCS Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BCS Company) or any Asset having a book value in excess of $10,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned BCS Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any BCS Company, except in accordance with past practice as disclosed in Sections 5.14 and 5.15 of the BCS Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 5.15 of the BCS Disclosure Memorandum; and enter into or amend any severance agreements with officers of any BCS Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any BCS Company except in accordance with past practice disclosed in Sections 5.14 and 5.15 of the BCS Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any BCS Company and any Person (unless such amendment is required by Law and except for increases in compensation or benefits in accordance with past practice as disclosed in Section 5.15 of the BCS Disclosure Memorandum) that the BCS Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time or upon statutorily required notice;

          (i) adopt any new employee benefit plan of any BCS Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any BCS Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any BCS Company for Material money damages or restrictions upon the operations of any BCS Company; or

          (l) enter into, terminate or materially modify or amend any Contract involving the payment of $50,000 or more, or waive, release, compromise or assign any material rights or claims, except for: (i) purchases of inventory in the ordinary course of business under existing Contracts without alteration or amendment or pursuant to individual purchase orders for one time, spot purchases; and (ii) Contracts in connection with the construction of restaurants which are within the BCS capital plan for restaurant expansion as disclosed in Section 7.2 of the BCS Disclosure Memorandum.

     7.3 Covenants of LSI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, LSI covenants and agrees that it shall (x) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the LSI Common Stock and the business prospects of the LSI Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the LSI Companies' core businesses and goodwill with their respective employees and the communities they serve, (y) not declare or pay any dividend or make any distribution in respect of LSI Common Stock, and (z) take no action which would
(i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any LSI Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of LSI, desirable in the conduct of the business of LSI and its Subsidiaries. LSI further covenants and agrees that it will not, without the prior written consent of the chief executive officer of BCS, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of LSI, in each case, in any manner adverse to the holders of BCS Common Stock as compared to rights of holders of LSI Common Stock generally as of the date of this Agreement.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement, LSI shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of LSI Common Stock upon consummation of the Merger. BCS shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as LSI may reasonably request in connection with such action. BCS shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement and such other related matters as it deems appropriate. LSI shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) BCS and LSI shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of BCS and LSI shall recommend to their respective shareholders the adoption or approval of this Agreement (subject to the Board of Directors of BCS, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to BCS's shareholder under applicable law), and (iv) the Board of Directors and officers of BCS and LSI shall use their reasonable efforts to obtain such shareholders' adoption or approval (subject to the Board of Directors of BCS, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to BCS's shareholder under applicable law). LSI and BCS shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Exchange Listing. LSI shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of LSI Common Stock to be issued to the holders of BCS Common Stock pursuant to the Merger, and LSI shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Applications; Antitrust Notification. LSI shall prepare and file, and BCS shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will within fifteen business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, BCS shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware and the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     8.7 Press Releases. Prior to the Effective Time, BCS and LSI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no BCS Company nor any Affiliate thereof nor any Representatives thereof retained by any BCS Company shall directly or indirectly solicit any Acquisition Proposal by any Person. No BCS Company nor any Affiliate or Representative thereof shall furnish any non-public information that is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, provided, however, that prior to such time as the shareholders of BCS shall have adopted and approved this Agreement in accordance with DGCL, nothing in this Section 8.8 shall prohibit the Board of Directors form (i) furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal if and only to the extent that (A) the Board of Directors of BCS, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that such actions would be required to comply with its fiduciary duties to BCS's shareholder under applicable Law, and (B) after having consulted with and considered the advice of outside counsel and BCS's financial advisor, BCS's Board of Directors reasonably determines in good faith that the potential Acquiror is highly qualified, or
(ii) communicating information about such an Acquisition Proposal to is shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel (included, without limitation, its obligations under Rule 14e-2 promulgated under the 1934 Act.) BCS shall promptly advise LSI following the receipt of any Acquisition Proposal and the details thereof, and advise LSI of any developments with respect to such Acquisition Proposal, including but not limited to, any decision by the Board of Directors to cause any BCS Company to furnish non-public information to the Person making such Acquisition Proposal, promptly upon the occurrence thereof. BCS shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 State Takeover Laws. Each BCS Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Section 203 of the DGCL.

     8.11 Charter Provisions. Each BCS Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any BCS Company or restrict or impair the ability of LSI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BCS Company that may be directly or indirectly acquired or controlled by it.

     8.12 Agreement of Affiliates. BCS has disclosed in Section 8.12 of the BCS Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of BCS for purposes of Rule 145 under the 1933 Act. BCS shall use its reasonable efforts to cause each such Person to deliver to LSI not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BCS Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of LSI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of LSI and BCS have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of LSI Common Stock issued to such affiliates of BCS in exchange for shares of BCS Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of LSI and BCS have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and LSI shall be entitled to place restrictive legends upon certificates for shares of LSI Common Stock issued to affiliates of BCS pursuant to this Agreement to enforce the provisions of this Section 8.12). LSI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of LSI Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, LSI shall provide generally to officers and employees of the BCS Companies employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of LSI Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the LSI Companies to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of LSI retirement plans) benefit accrual under LSI's employee benefit plans, the service of the employees of the BCS Companies prior to the Effective Time shall be treated as service with a LSI Company participating in such employee benefit plans. LSI also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the BCS Disclosure Memorandum to LSI between any BCS Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the BCS Benefit Plans.

     8.14 Indemnification and Insurance. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-laws of BCS on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of Persons who at any time prior to the Effective Time were identified as prospective indemnitees (the "Indemnified Parties") under the Certificate of Incorporation or By-laws of BCS in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

     LSI will not permit the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-laws of any BCS Company on the date of this Agreement to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties under any such Certificate of Incorporation or By-laws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

     (b) LSI hereby guarantees the Surviving Corporation's indemnification obligations pursuant to the Surviving Corporation's Certificate of Incorporation and By-laws.

     (c) LSI shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and BCS shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of five years after the Effective Time BCS's existing directors' and officers' liability insurance policy (provided that LSI may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of BCS given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that neither LSI nor the Surviving Corporation shall be obligated to make aggregate premium payments for such five-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to BCS's directors and officers, 200% of the annual premium payments on BCS's current policy in effect as of the date of this Agreement (the "Maximum Amount").

     (d) This Section 8.14 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on LSI and Sub and the Surviving Corporation and their respective successors and assigns.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approval. The shareholders of BCS and LSI shall have adopted or approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of LSI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, LSI would not, in its reasonable judgment, have entered into this Agreement.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of LSI would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, LSI would not, in its reasonable judgment, have entered into this Agreement.

          (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of LSI Common Stock issuable pursuant to the Merger shall have been received.

          (f) Exchange Listing. The shares of LSI Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

          (g) Tax Matters. Each Party shall have received a written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BCS Common Stock for LSI Common Stock will not give rise to gain or loss to the shareholders of BCS with respect to such exchange (except to the extent of any cash received), and
     (iii) none of BCS, LSI, or Sub will recognize gain or loss as a consequence of the Merger (except for

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

     amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of BCS and LSI reasonably satisfactory in form and substance to such counsel.

     9.2 Conditions to Obligations of LSI. The obligations of LSI to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by LSI pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of BCS set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BCS set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of BCS set forth in Sections 5.19, 5.20, and
     5.21 of this Agreement shall be true and correct in all material respects. There shall not exist (i) inaccuracies in the representations and warranties of the BCS Parties set forth in the Acquisition Agreements (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, and 5.21 of this Agreement) or (ii) breaches of agreements and covenants of the BCS Parties set forth in the Acquisition Agreements, such that the aggregate effect of such inaccuracies or breaches would have or be reasonably likely to have, a Material Adverse Effect on BCS, assuming, for this purpose only, that BCS was the owner of all of the Assets and Liabilities of all of the BCS Parties; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of BCS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

          (c) Certificates. BCS shall have delivered to LSI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.2 of this Agreement as relates to BCS and in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and
     (ii) certified copies of resolutions duly adopted by BCS's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as LSI and its counsel shall request.

          (d) Opinion of Counsel. LSI shall have received an opinion of Hinckley, Allen & Snyder, counsel to BCS, dated as of the Closing, in form reasonably satisfactory to LSI, as to the matters set forth in Exhibit 4.

          (e) Pooling Letters. LSI shall have received letters, a draft dated as of the date of filing of the Registration Statement with the SEC and a final version dated as of the Effective Time, in form and substance reasonably acceptable to LSI, from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. LSI also shall have received letters, a draft dated as of the date of filing of the Registration Statement with the SEC and a final version dated as of the Effective Time, in form and substance reasonably acceptable to LSI, from KPMG Peat Marwick LLP to the effect that such firm is not aware of any matters relating to BCS and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

          (f) Accountant's Letters. LSI shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding BCS, in form and substance reasonably satisfactory to LSI, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard No. 72.

          (g) Affiliates Agreements. LSI shall have received from each affiliate of BCS the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of LSI that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (h) Shareholders' Equity. BCS's shareholders' equity as of the Closing/end of the last fiscal quarter preceding Closing shall not be less than BCS's shareholders' equity as of March 31, 1996, excluding for purposes of the calculation of such shareholders' equity the effects of (i) all costs, fees and charges, including fees and charges of BCS's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the transaction contemplated by this Agreement, and (ii) any reductions in BCS's shareholders' equity resulting from any actions or changes in policies of BCS taken at the request of LSI.

          (i) Fairness Opinion. LSI shall have received from The Robinson-Humphrey Company, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by LSI connection with the Merger is fair, from a financial point of view, to LSI and its shareholders.

          (j) Landlord Estoppel Certificates. BCS shall have provided LSI with an estoppel certificate of the landlord under each lease for the Capital Grille restaurant sites, and at least eighty percent (80%) of the leases for the Bugaboo Creek Steak House restaurant sites, which estoppel certificate shall be dated as close to the date on which the Effective Time occurs as LSI shall reasonably request and shall provide in substance that:
     (i) the lease is in full force and effect; (ii) the landlord is not in Default thereunder; (iii) the landlord has not repudiated or waived any material provision of such lease; and (iv) no party to such lease other than such landlord is, to the knowledge of the landlord, in Default in any respect under such lease or has repudiated or waived any material provision thereunder.

          (k) Title Matters. BCS shall have delivered to LSI one or more title commitments for policies of leasehold title insurance with respect to the leases of restaurant sites to which any of the BCS Subsidiaries is a party and one or more title commitments for policies of owner's title insurance with respect to real property owned by any of the BCS Companies, which leasehold title commitments shall reflect that the landlord of each such site holds title to the site free of any encumbrance securing debt to any Person other than Persons with whom the relevant BCS Company has a non-disturbance and attornment agreement, and no other exception which would have a Material Adverse Effect on the value of the property or BCS's use thereof and which owner's title commitments shall reflect no exceptions to title which would have a Material Adverse Effect on the value of the property or BCS's use thereof. LSI shall notify BCS of any objections to the exceptions reflected in such title commitments within Twenty-One (21) days following the date on which BCS shall deliver to LSI each title commitment, together with copies of all recorded documents listed as title exceptions therein.

          (l) BCS Audit. BCS shall have delivered to LSI the audited consolidated balance sheet (including related notes and schedules, if any) as of June 30, 1996, and the consolidated statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year then ended of BCS and its Subsidiaries together with the report of KPMG Peat Marwick LLP thereon, at least thirty (30) days prior to the Effective Time.

          (m) Stock Options. The compensation or other relevant committee of BCS's Board of Directors shall have taken, or caused to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to effect the conversion of all BCS Options into rights with respect to LSI Common Stock, as contemplated by Section 3.5 hereof, without any other change in the terms of the BCS Options, including, but not limited to, any acceleration (except the automatic acceleration of options granted under the Bugaboo Creek Steak House, Inc. Non-Employee Director Stock Plan) of the vesting of the BCS Options.

          (n) Acquisition Agreements. Each and all of the agreements and covenants of the parties to the Acquisition Agreements to be performed and complied with pursuant to the Acquisition Agreements and the other agreements and covenants contemplated by the Acquisition Agreements shall be duly performed and complied with prior to or substantially simultaneously with the Effective Time.

     9.3 Conditions to Obligations of BCS. The obligations of BCS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BCS pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of LSI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of LSI set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). There shall not exist inaccuracies in the representations and warranties of LSI set forth in this Agreement (including the representations and warranties set forth in Sections 6.3.) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on LSI; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of LSI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

          (c) Certificates. LSI shall have delivered to BCS (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.3 of this Agreement as relates to LSI and in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
     (ii) certified copies of resolutions duly adopted by LSI's Board of Directors and shareholders and Sub's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BCS and its counsel shall request.

          (d) Opinion of Counsel. BCS shall have received an opinion of Alston & Bird, counsel to LSI, dated as of the Effective Time, in form reasonably acceptable to BCS, as to the matters set forth in Exhibit 5.

          (e) Accountant's Letters. BCS shall have received from KPMG Peat Marwick LLP letters dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding LSI, in form and substance reasonably satisfactory to BCS, which letters shall be based upon customary specified procedures undertaken by such firm.

          (f) Fairness Opinion. BCS shall have received from Tucker Anthony Incorporated a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by BCS shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

          (g) Board Representation. LSI and its Board of Directors shall have taken such action as is necessary to elect the Chief Executive Officer of BCS to the LSI Board of Directors effective as of the Effective Time, and further, shall have taken such action as is necessary to elect an additional Person to the LSI Board of Directors, as of the Effective Time, which Person shall be approved by the Chief Executive Officer of BCS.

                                   ARTICLE 10

                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the adoption or approval of this Agreement by the shareholders of BCS and LSI or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of LSI and the Board of Directors of BCS; or

          (b) By the Board of Directors of either Party in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BCS or LSI fail to adopt or approve this Agreement and the transactions contemplated hereby as required by the DGCL and GBCC and the rules of the NASD at the Shareholders' Meetings where the transactions were presented to such shareholders for adoption or approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By LSI, in the event that BCS shall have notified LSI of the receipt of any Acquisition Proposal and the determination of the Board of Directors of BCS to cause any BCS Company to furnish non-public information to the Person making such Acquisition Proposal and, within thirty (30) days following BCS's receipt of such Acquisition Proposal the Board of Directors of BCS shall have failed to reaffirm its approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of BCS; or

          (h) By BCS, if prior to such time as the shareholders of BCS shall have adopted and approved this Agreement in accordance with DGCL, the Board of Directors of BCS shall have recommended to the shareholders of BCS any other Acquisition Proposal or resolved to do so in accordance with Section
     8.8 hereof, or

          (i) By the Board of Directors of either Party in the event that for any five (5) consecutive trading days prior to the Effective Time the last sale price of the LSI Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) shall be less than $21.00 per share (the "Minimum Trading Price").

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.12, 8.13 and 8.14 of this Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Definitions. (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Acquisition Agreements" shall mean this Agreement; the Merger Agreement, dated as of the date hereof, by and among Bentley's Restaurant, Inc. ("BRI"), Whip Pooling Corporation ("WPC") and LSI; the Merger Agreement, dated as of the date hereof, by and among Hemenway's Sea Food, Inc. ("HSF"), WPC and LSI; the Merger Agreement, dated as of the date hereof, by and among Old Grist Mill Tavern, Inc. ("OGM"), WPC and LSI; the Merger Agreement, dated as of the date hereof, by and among GOS Properties L.L.C. ("GOS"), WPC and LSI; and the Purchase Agreement, dated as of the date hereof, by and between Edward P. Grace, III, Samuel L. Orr, Jr. and LSI.

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or a substantial equity interest in, or all or substantially all of the assets of, any of its Subsidiaries.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, schedules and Disclosure Memoranda delivered pursuant hereto and incorporated herein by reference.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BCS Common Stock" shall mean the $.01 par value common stock of BCS.

          "BCS Companies" shall mean, collectively, BCS and all BCS
     Subsidiaries.

          "BCS Disclosure Memorandum" shall mean the written information entitled "Bugaboo Creek Steak House, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to LSI describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters as to which the representation or warranty is given, the inclusion of any matter in the Disclosure Memorandum does not constitute a determination by BCS that such matters are material.

          "BCS Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of BCS as of March 31, 1996, and as of June 25, 1995, June 26, 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the forty weeks ended March 31, 1996, and for each of the three fiscal years ended June 25, 1995, June 26, 1994, June 27, 1993, as filed by BCS in SEC Documents, and (ii) the consolidated balance sheets of BCS (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.

          "BCS Parties" shall mean BCS, BRI, HSF, OGM, GOS, Edward P. Grace, III and Samuel L. Orr, Jr.

          "BCS Stock Plans" shall mean the existing stock option and other stock-based compensation plans of BCS designated as follows: Bugaboo Creek Steak House, Inc. 1994 Stock Plan and Bugaboo Creek Steak House, Inc. Non-Employee Director Stock Plan.

          "BCS Subsidiaries" shall mean the Subsidiaries of BCS, which shall include the BCS Subsidiaries described in Section 5.4 of this Agreement and any corporation or other organization acquired as a Subsidiary of BCS in the future and held as a Subsidiary by BCS at the Effective Time.

          "Business Combination" shall mean any of the following involving BCS or its Subsidiaries: (a) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of BCS and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (c) any purchase of any equity securities involving an acquisition of 20% or more of the outstanding shares of capital stock of BCS, or an aggregate of 20% or more of the outstanding shares of the capital stock of the BCS Subsidiaries, or
     (d) any binding agreement pursuant to which BCS or its Subsidiaries agree to do any of the foregoing.

          "Certificate of Merger" shall mean the Certificate of Merger to be executed by BCS and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1 of this Agreement and/or the Certificate of Merger to be executed by BCS and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated April 7, 1996, between BCS and LSI.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Joint Proxy Statement" shall mean the proxy statement used by BCS and LSI to solicit the adoption or approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of LSI relating to the issuance of the LSI Common Stock to holders of BCS Common Stock.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known in the reasonable exercise of their duties by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, and Vice Presidents of Administration and Real Estate of such Person.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution or demand letter, or notice (written or oral) by any Person of governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding alleging potential Liability, or any Regulatory Authority or other federal, state or local governmental agency or department requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "LSI Capital Stock" shall mean, collectively, the LSI Common Stock, the LSI Preferred Stock and any other class or series of capital stock of LSI.

          "LSI Common Stock" shall mean the no par value common stock of LSI.

          "LSI Companies" shall mean, collectively, LSI and all LSI
     Subsidiaries.

          "LSI Disclosure Memorandum" shall mean the written information entitled "Longhorn Steaks, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to BCS describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "LSI Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of LSI as of March 31, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1996, and for each of the three years ended December 31, 1995, 1994 and 1993, as filed by LSI in SEC Documents, and (ii) the consolidated statements of condition of LSI (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.

          "LSI Preferred Stock" shall mean the no par value preferred stock of LSI.

          "LSI Stock Plans" shall mean the existing stock option and other stock-based compensation plans of LSI designated as follows: Longhorn Steaks, Inc. Amended and Restated 1992 Incentive Plan, Longhorn Steaks, Inc. Stock Option Agreement with Richard E. Rivera and Longhorn Steaks, Inc. 1996 Stock Plan for Outside Directors.

          "LSI Subsidiaries" shall mean the Subsidiaries of LSI and any corporation or other organization acquired as a Subsidiary of LSI in the future and held as a Subsidiary by LSI at the Effective Time.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written Consent of the other Party in contemplation of the transactions contemplated hereby, and (z) the Merger on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq National Market" shall mean the Nasdaq Stock Market's National Market of the National Association of Securities Dealers Automated Quotations System.

          "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either BCS or LSI, and "Parties" shall mean both BCS and LSI.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by LSI under the 1933 Act with respect to the shares of LSI Common Stock to be issued to the shareholders of BCS in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the NASD, the SEC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders' Meetings" shall mean the respective meetings of the shareholders of BCS and LSI to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "Significant Subsidiary" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

          "Sub Common Stock" shall mean the $.01 par value common stock of Sub.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or
     (ii) in the case of partnerships, serves as a general partner.

          "Surviving Corporation" shall mean BCS as the surviving corporation resulting from the Merger.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Base Period Trading Price......................  Section 3.1(c)
          Effective Time.................................  Section 1.3
          Per Share Purchase Price.......................  Section 3.1(c)
          BCS Contracts..................................  Section 5.15
          BCS ERISA Plan.................................  Section 5.14
          BCS Options....................................  Section 3.5
          BCS Benefit Plans..............................  Section 5.14
          Base Period Trading Price Limitations..........  Section 3.1(c)
          Closing........................................  Section 1.2
          ERISA Affiliate................................  Section 5.14(b)
          Exchange Agent.................................  Section 4.1
          Exchange Ratio.................................  Section 3.1(c)
          GM Program.....................................  Section 5.3
          Maximum Amount.................................  Section 8.14
          Merger.........................................  Section 1.1
          BCS Intellectual Property......................  Section 5.10
          Minimum Trading Price..........................  Section 10.1(h)
          SEC............................................  Section 5.4
          Tax Opinion....................................  Section 9.1(h)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses. (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

     (b) Notwithstanding the foregoing, if this Agreement is terminated by LSI pursuant to Section 10.1(g) or by BCS pursuant to Section 10.1(h), then BCS shall promptly pay all the out-of-pocket costs and expenses of LSI, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding $750,000, upon presentation of such supporting documentation as BCS may reasonably request.

     (c) In addition to the foregoing, if, after the date of this Agreement and within ten (10) months following any termination of this Agreement by LSI pursuant to Section 10.1(g) or by BCS pursuant to Section 10.1(h) any third-party shall enter into any Business Combination with BCS or its Subsidiaries, such third-party that is a party to the Business Combination shall pay to LSI, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with BCS relating to such Business Combination, an amount in cash equal to the sum of

          (y) Two Million Dollars ($2,000,000), less

          (z) any amounts previously paid by BCS to LSI pursuant to subsection
          (b) of this Section 11.2,

which sum represents additional compensation for LSI's loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts, the amounts shall be an obligation of BCS and shall be paid by BCS promptly upon notice to BCS by LSI.

     11.3 Brokers and Finders. Except for Tucker Anthony Incorporated as to BCS and except for The Robinson-Humphrey Company, Inc. as to LSI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed on its behalf any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by BCS or LSI, each of BCS and LSI, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.13 and 8.14 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BCS Common Stock, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such shareholders without the further approval of such shareholders.

     11.6 Waivers. (a) Prior to or at the Effective Time, LSI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BCS, to waive or extend the time for the compliance or fulfillment by BCS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of LSI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of LSI.

     (b) Prior to or at the Effective Time, BCS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by LSI, to waive or extend the time for the compliance or fulfillment by LSI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BCS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BCS.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

        BCS:             Bugaboo Creek Steak House, Inc.
                         1275 Wampanoag Trail
                         East Providence, Rhode Island 02915
                         Telecopy Number: (401) 433-5986

                         Attention: Edward P. Grace, III


        Copy to Counsel: Hinckley, Allen & Snyder
                         1500 Fleet Center
                         Providence, Rhode Island 02903
                         Telecopy Number: (401) 277-9600

                         Attention: Margaret D. Farrell

        LSI:             Longhorn Steaks, Inc.
                         8215 Roswell Road, Building 200
                         Atlanta, Georgia 30350
                         Telecopy Number: (770) 399-7796

                         Attention: Richard E. Rivera


        Copy to Counsel: Alston & Bird
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424
                         Telecopy Number: (404) 881-7777

                         Attention: William H. Avery

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                          BUGABOO CREEK STEAK HOUSE, INC.
           /s/  CORINNE A. SYLVIA                     By:     /s/  EDWARD P. GRACE, III
- --------------------------------------------     --------------------------------------------
                 Secretary                                        President
[CORPORATE SEAL]
ATTEST:                                          LONGHORN STEAKS, INC.
                /s/  ANNE D. HUEMME                    By:      /s/  RICHARD E. RIVERA
- --------------------------------------------     --------------------------------------------
                 Secretary                                        President
[CORPORATE SEAL]
ATTEST:                                          WHIP MERGER CORPORATION
          /s/  F. FITZHUGH TAYLOR III                  By:      /s/  RICHARD E. RIVERA
- --------------------------------------------     --------------------------------------------
                 Secretary                                        President
[CORPORATE SEAL]

                                                                       EXHIBIT 1

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of June 14, 1996, by and between Longhorn Steaks, Inc., a Georgia corporation ("LSI"), Bugaboo Creek Steak House, Inc., a Delaware corporation ("BCS"), and the undersigned (the "Stockholder").

     WHEREAS, the Stockholder desires that LSI, Whip Merger Corporation, a wholly owned subsidiary of LSI ("Sub"), and BCS enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Sub with and into BCS (the "Merger"); and

     WHEREAS, the Stockholder and BCS are executing this Agreement as an inducement to LSI to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by LSI and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Stockholder represents and warrants to LSI as follows:

          (a) The Stockholder is the record and beneficial owner of the number of shares (such "Stockholder's Shares") of common stock, $.01 par value, of BCS ("BCS Stock") set forth below such Stockholder's name on the signature page hereof. Except for the Stockholder's Shares and any other shares of BCS Stock subject hereto, the Stockholder is not the record or beneficial owner of any shares of BCS Stock. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable against him in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (c) The Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (e) The Stockholder is not acquiring any LSI Common Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act) that would be in violation of the securities laws of the United States of America or any state thereof. The Stockholder acknowledges that he, she or it (i) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable the Stockholder to understand and evaluate the risks of an investment in the LSI Common Stock to be acquired by the Stockholder and to form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (ii) is an "accredited investor" as defined in Rule 501 of Regulation D under the 1933 Act.

          (f) The Stockholder understands and acknowledges that LSI is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by LSI and Sub.

     2. Voting Agreements. While this Agreement is in effect, the Stockholder agrees with, and covenants to, LSI as follows:

          (a) At any meeting of stockholders of BCS called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by BCS of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of LSI Common Stock or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder.

          (b) At any meeting of stockholders of BCS or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BCS or (ii) any amendment of BCS's Certificate of Incorporation or Bylaws or other proposal or transaction involving BCS or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     3. Covenants. While this Agreement is in effect, the Stockholder agrees with, and covenants to, LSI as follows:

          (a) The Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder; provided, that the Stockholder shall not transfer any of the Stockholder's Shares pursuant to the preceding proviso and shall not transfer any other shares of BCS Stock if any such transfer, either alone or in the aggregate with other transfers by other persons who may be affiliates of BCS, would preclude LSI's ability to account for the business combination to be effected by the Merger as a pooling of interests.

          (b) If a majority of the holders of BCS Stock approve the Merger and the Merger Agreement, the Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

          (c) The Stockholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving BCS or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any voting securities of, or a substantial portion of the assets of BCS or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement and other than any transfer expressly permitted by the proviso to Section 3(a).

     4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) While this Agreement is in effect, the Stockholder hereby irrevocably grants to, and appoints, LSI and Richard E. Rivera, President of LSI, and Anne D. Huemme, Chief Financial Officer of LSI, in their respective capacities as officers of LSI, and any individual who shall hereafter succeed to any such office of LSI, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of LSI Common Stock or otherwise to materially and adversely impair the Stockholder's rights or increase the Stockholder's obligations thereunder, and (ii) against any Competing Transaction.

     (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's shares are not irrevocable, and that any such proxies are hereby revoked.

     (c) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked while this Agreement is in effect. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212 of the Delaware General Corporation Law as long as this Agreement is in effect.

     5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of BCS affecting the BCS Stock, or the acquisition of additional shares of BCS Stock or other voting securities of BCS by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of BCS Stock or other voting securities of BCS issued to or acquired by the Stockholder.

     6. Stop Transfer. BCS agrees with, and covenants to, LSI that BCS shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to LSI or Sub or otherwise in compliance with this Agreement. The Stockholder agrees that, if any certificates representing Stockholder's Shares are released by the pledgee thereof, the Stockholder will tender to BCS, within five business days after the date thereof, any and all certificates representing such Stockholder's Shares and BCS will inscribe upon such certificates the following legend: "The shares of Common Stock, $.01 par value, of Bugaboo Creek Steak House, Inc. represented by this certificate are subject to a Stockholders Agreement dated as of June 14, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Bugaboo Creek Steak House, Inc."

     7. Registration Rights.

          (a) Registration on Request. Subject to the terms and conditions set forth herein, for a period of two years from the Effective Time of the Merger, if Stockholder ceases to be director of LSI, upon written notice of the Stockholder requesting that LSI effect the registration under the Securities Act, of all or part of the LSI Common Stock issued to Stockholder in the Merger ("Registrable Securities") held by Stockholder, which notice shall specify the intended method or methods of disposition of such Registrable Securities, LSI will use its reasonable efforts to effect (at the earliest practicable date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

             (i) if LSI shall have previously effected a registration with respect to Registrable Securities pursuant to Section 7(c) hereof, LSI shall not be required to effect a registration pursuant to this Section 7(a) until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration;

             (ii) if, upon receipt of a registration request pursuant to this
        Section 7(a), LSI is advised in writing by a recognized national independent investment banking firm selected by LSI that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of LSI by LSI (other than in connection with employee benefit and similar plans) or by or on behalf of any shareholder of LSI exercising a demand registration right (collectively, a "LSI Offering") with respect to which LSI has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 7(a), LSI shall not be required to effect a registration pursuant to this Section 7(a) until 90 days after the completion of such LSI Offering;

             (iii) if, while a registration request pursuant to this Section 7(a) is pending, LSI determines in the good faith judgment of the principal securities counsel or outside securities counsel of LSI that the filing of a registration statement would require disclosure of material information which LSI has a bona fide business purpose for preserving as confidential, LSI shall not be required to effect a registration pursuant to this Section 7(a) until the date upon which such material information is disclosed to the public or ceases to be material; and

             (iv) Stockholder shall exercise registration rights pursuant to this Section 7(a) one time only; provided, that a registration will not count as an exercise of registration rights under this Section 7(a) until the registration statement relating to such exercise has become effective; provided, further that the number of shares of LSI Common Stock registered pursuant to a requested pursuant to this Section 7(a) shall be no less than 2% of the total outstanding number of shares of LSI Common Stock outstanding at the time of such request.

             (v) the Company shall only be obligated to effect a registration requested pursuant to this Section 7(a) by the filing of a registration statement on Form S-3 or any successor form which the Company is eligible to use containing similar disclosure items and incorporation by reference provisions, such form to be selected by the Company, after consultation with counsel.

          (b) Registration Expenses. "Registration Expenses" for a request pursuant to this Section 7(a) shall be paid by Stockholder. Registration Expenses shall mean all expenses incident to LSI's performance of or compliance with the registration requirements set forth in this Agreement regardless of whether any such registration becomes effective including, without limitation, the following: (i) all fees, disbursements, and expenses of counsel for LSI (United States and foreign), all reasonable fees, disbursements and expenses of (a) counsel for Stockholder and (b) LSI's independent certified public accountants in connection with the registration of Registrable Securities to be disposed of under the Securities Act; (ii) all fees and expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the

     NASD) and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) all cost of printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of Registrable Securities to be disposed of for offering and sale under state blue sky or securities laws, including the fees and disbursements of counsel or the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) any filing fees incident to securing any required review by the NASD of the terms of the sale of Registrable Securities to be disposed of; and (vi) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof.

          (c) Incidental Registration. For a period of two years from the date of this Agreement, if Stockholder ceases to be a director of Longhorn Steaks, LSI proposes to register any of its common stock for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, LSI will give prompt written notice to Stockholder of its intention to do so, and upon the written request of Stockholder delivered to LSI within 10 business days after the giving of any such notice (which request shall specify the amount of Registrable Securities intended to be disposed of by Stockholder and the intended method of disposition thereof), LSI will use its reasonable efforts to effect, in connection with the registration of the LSI Common Stock, the registration under the Securities Act of all Registrable Securities which LSI has been so requested to register by Stockholder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Registrable Securities so to be registered; provided that:

             (i) if, at any time after giving such written notice of its intention to register any LSI Common Stock and prior to the effective date of the registration statement filed in connection with such registration, LSI shall determine for any reason not to register the LSI Common Stock LSI may, at its election, give written notice of such determination to Stockholder and thereupon LSI shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such LSI Common Stock;

             (ii) LSI shall not be required to effect any registration of Registrable Securities under this Section 7(c) incidental to the registration of any of its securities solely in connection with mergers, acquisitions, exchange offers, recapitalizations, reclassifications, subscription offers, dividend reinvestment plans or stock option or other benefit plans; and

             (iii) in the event that Stockholder requests the registration of Registrable Securities in connection with any underwritten registration of LSI Common Stock and the managing underwriter of such registration informs Stockholder and any other holder of securities of LSI requesting registration in connection with such registration of LSI Common Stock in writing of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters, then LSI may, upon written notice to Stockholder and all such other requesting holders, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such securities, the registration of which shall have been requested by Stockholder and each such other holder so that the resultant aggregate number of such securities so included in such registration shall be equal to the number of securities stated in such managing underwriter's letter.

     No registration of Registrable Securities effected under this Section 7(c) shall relieve LSI of its obligation to effect the one demand registration of Registrable Securities pursuant to Section 7(a).

          (d) Registration Expenses. Stockholder will pay all incremental Registration Expenses in connection with any registration pursuant to
     Section 7(c) that are attributable to Stockholder's participation in such registration, including, specifically, fees and expenses of counsel for Stockholder.

          (e) Registration and Qualification. In connection with the filing of a Registration Statement pursuant to Section 7(a), and in supplementation and not in limitation of the provisions hereof, Longhorn Steaks shall:

             (i) notify the Stockholder as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of such Registration Statement;

             (ii) notify the Stockholder, promptly after Longhorn Steaks shall receive notice thereof, of the time when said Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of such Registration Statement has been prepared or filed and use its reasonable efforts to ensure that the Registration Statement remains effective for 120 days;

             (iii) notify the Stockholder promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

             (iv) prepare and promptly file with the SEC and promptly notify the Stockholder of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to Longhorn Steaks shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, prepare and file with the SEC, promptly upon the Stockholder's written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

             (v) prepare, promptly upon request of the Stockholder or any underwriters for the Stockholder, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of
        Section 10(a)(3) of the Securities Act;

             (vi) advise the Stockholder promptly after LSI shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

             (vii) use its reasonable efforts to qualify, as soon as reasonably practicable, the Registrable Securities for sale under the securities or Blue Sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Stockholder (or any underwriter therefor); provided, that LSI shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

             (viii) furnish the Stockholder (and any underwriter therefor), as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Stockholder (or such underwriters) may, from time to time, reasonably request;

             (ix) if requested by the Stockholder, enter into an agreement with the underwriters of the Registrable Securities being registered containing customary provisions and reflecting the foregoing; and

          (f) Blackout Periods. (a) At any time when a registration statement effected pursuant to Section 7(a) hereunder relating to Registrable Securities is effective, upon written notice from LSI to Stockholder that either:

             (i) LSI has determined to engage in a LSI Offering and has been advised in writing (with a copy to Stockholder) by a recognized national independent investment banking firm selected by LSI that, in such firm's opinion, Stockholder's sale of Registrable Securities pursuant to the registration statement would adversely affect LSI's own immediately planned LSI Offering (a "Transaction Blackout"); or

             (ii) LSI determines in the good faith judgment of the principal securities counsel or outside securities counsel of LSI that Stockholder's sale of Registrable Securities pursuant to the registration statement would require disclosure of material information which LSI has a bona fide business purpose for preserving as confidential (an "Information Blackout"), Stockholder shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

                (X) (i) in the case of a Transaction Blackout, the earlier of
           (A) 30 days after the completion of such LSI Offering, (B) the termination of any "black out" period required by the underwriters to be applicable to Stockholder, if any, in connection with such LSI Offering, (C) promptly after abandonment of such LSI Offering and (D) 60 days after the date of LSI's written notice of Transaction Blackout or

                (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after LSI makes such good faith determination and

                (Y) such time as LSI notifies Stockholder that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of Stockholder until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period"); provided, that LSI may not impose a Transaction Blackout following the printing and distribution of a preliminary prospectus in any underwritten public offering of Registrable Securities until the termination of the distribution of such Registrable Securities.

             (iii) If there is a Transaction Blackout or an Information Blackout, the time period set forth in Section 7(e)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

          (g) Preparation; Reasonable Investigation. In connection with the preparation and filing of a registration statement registering Registrable Securities under the Securities Act, LSI will give Stockholder and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of LSI with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Stockholder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          (h) Non-exclusive Means of Sale. Nothing in this Agreement shall be deemed to preclude Stockholder from selling any Registrable Securities in accordance with the provisions of Rule 144 or Rule 145(d) (or any successor provision thereto) under the Securities Act in accordance with the provisions hereof.

          (i) Lock-ups. Stockholder agrees that for a period of up to 90 days (or such other period, not to exceed 180 days, as LSI may agree with the managing underwriter) after the effective date of any underwritten public offering of LSI Common Stock, Stockholder will not, directly or indirectly, sell, offer to sell or otherwise dispose of any LSI Common Stock other than any of Stockholder's LSI Common Stock included in such public offering unless otherwise consented by the representative of the underwriters in such public offering.

          (j) Term of Registration Rights. The registration rights set forth in this Section 7 shall survive the termination of this Agreement and remain in effect for a period of two years from the Effective Time of the Merger unless this Agreement is terminated as a result of a termination of the Merger Agreement in accordance with its terms.

     8. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

     9. Further Assurances. The Stockholder shall, upon request of LSI, execute and deliver any additional documents and take such further actions as may reasonably be deemed by LSI to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 4 in LSI and the other irrevocable proxies described therein at the expense of LSI.

     10. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the first to occur of (x) the Effective Time of the Merger (except as set forth in Section 7(j) above), or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

     11. Miscellaneous. (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to LSI, to the address set forth in
Section 11.8 of the Merger Agreement; and (ii) if to the Stockholder; to its address shown below its signature on the last page hereof.

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) hereof. Any assignment in violation of the foregoing shall be void.

     (h) The Stockholder agrees that irreparable damage would occur and that LSI would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that LSI shall be entitled to an injunction or injunctions to prevent breaches by the Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (and any appellate courts therefrom), this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of the Chancery Court of the State of Delaware (and any appellate courts therefrom) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than such court.

     (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholders Agreement as of the day and year first above written.

                                          LONGHORN STEAKS, INC.

                                          By:     /s/  RICHARD E. RIVERA
                                            ------------------------------------
                                            President

                                          BUGABOO CREEK STEAK HOUSE, INC.

                                          By:   /s/  EDWARD P. GRACE, III
                                            ------------------------------------
                                            President

                                          STOCKHOLDER:

                                              /s/  EDWARD P. GRACE, III
                                          --------------------------------------
                                          Name: Edward P. Grace, III

                                          Address:      1275 Wampanoag Trail
                                               ---------------------------------

                                                      East Providence,
                                                     Rhode Island 02915
                                               ---------------------------------
                                          Number of Shares
                                          Beneficially Owned:      2,415,000
                                                             -------------------

                                                                       EXHIBIT 2

                              AFFILIATE AGREEMENT

Longhorn Steaks, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350

Attention:
- ------------------------------------------

- ------------------------------------------

Gentlemen:

     The undersigned is a shareholder of Bugaboo Creek Steak House, Inc. ("BCS"), a corporation organized and existing under the laws of the State of Delaware and located in East Providence, Rhode Island and will become a shareholder of Longhorn Steaks, Inc. ("LSI") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of June 14, 1996 (the "Agreement"), by and among LSI, Whip Merger Corporation ("Sub") and BCS. Under the terms of the Agreement, Sub will be merged into and with BCS (the "Merger"), and the shares of the $.01 par value common stock of BCS ("BCS Common Stock") will be converted into and exchanged for shares of the no par value common stock of LSI ("LSI Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and LSI regarding certain rights and obligations of the undersigned in connection with the shares of LSI to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and LSI hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to BCS he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of LSI Common Stock into which his shares of BCS Common Stock are converted upon consummation of the Merger until such time as LSI notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of LSI and BCS. LSI agrees that it will publish such results within 45 days after the end of the first fiscal quarter of LSI containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

          (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of BCS Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of BCS held to approve the Merger.

          (b) The LSI Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

          (c) LSI has informed the undersigned that any distribution by the undersigned of LSI Common Stock has not been registered under the 1933 Act and that shares of LSI Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933

     Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that LSI is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of LSI Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

          (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all shares of BCS Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

          (e) The undersigned is aware that LSI intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as LSI for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those BCS shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the BCS shareholders to sell or otherwise dispose of the LSI Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the BCS Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his LSI Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of LSI Common Stock received by the undersigned pursuant to the Merger will be given to LSI's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Longhorn Steaks, Inc. ("LSI") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of LSI) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of LSI) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for LSI that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing LSI securities issued subsequent to the original issuance of the LSI Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the LSI Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, LSI shall cause the certificates representing the shares of LSI Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the LSI Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), LSI, upon the request of the undersigned, will cause the certificates representing the shares of LSI Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by LSI of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of LSI Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for BCS.

     6. Filing of Reports by LSI. LSI agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of LSI Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of LSI Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for LSI Common Stock together with such additional information as the transfer agent may reasonably request. If LSI's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), LSI shall cause such counsel to provide such opinions as may be necessary to LSI's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of BCS and LSI that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of LSI or becomes a director or officer of LSI upon consummation of the Merger, among other things, any sale of LSI Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9. Miscellaneous. This Affiliate Agreement is the complete agreement between LSI and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

     This Affiliate Agreement is executed as of the      day of             ,
19  .

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Address
                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:
AGREED TO AND ACCEPTED as of
                         , 19
LONGHORN STEAKS, INC.

By:
- --------------------------------------

                                                                       EXHIBIT 3

            MATTERS AS TO WHICH HINCKLEY, ALLEN & SNYDER WILL OPINE

     1. BCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of BCS of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use its Assets.

     2. The authorized capital stock of BCS consists of 20,000,000 shares of BCS Common Stock, of which 5,225,000 shares were issued and outstanding as of
            , 1996. The shares of BCS Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Delaware General Corporation Law. To our knowledge, except as set forth in
Section 5.3(a) of the Merger Agreement or Section 5.3 of the BCS Disclosure Memorandum, there are no options, subscriptions, warrants, calls, rights or commitments obligating BCS to issue any equity securities or acquire any of its equity securities.

     3. BCS owns directly or indirectly all the issued and outstanding shares of the capital stock of the BCS Subsidiaries. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating the BCS Subsidiaries to issue or acquire any of its equity securities.

     4. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the CERTIFICATE OF INCORPORATION or Bylaws of BCS or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract or Order to which BCS is a party or by which BCS is bound.

     5. The Agreement has been duly and validly executed and delivered by BCS and, assuming valid authorization, execution and delivery by LSI and Sub, constitutes a valid and binding agreement of BCS enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

                                                                       EXHIBIT 4

                  MATTERS AS TO WHICH ALSTON & BIRD WILL OPINE

     1. LSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of BCS of the transactions contemplated by the Agreement ("Proxy Statement"), and to own and use its Assets.

     2. Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged as described in the Proxy Statement, and to own and use its Assets.

     3. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of LSI or, to our knowledge but without any independent investigation, any Contract or Order to which LSI is a party or by which LSI is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Sub or, to our knowledge but without any independent investigation, any Contract or Order to which Sub is a party or by which Sub is bound.

     4. The Agreement has been duly and validly executed and delivered by LSI, and assuming valid authorization, execution and delivery by BCS, constitutes a valid and binding agreement of LSI enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     5. The shares of LSI Common Stock to be issued to the shareholders of BCS as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.

                                                                         ANNEX B

             FORM OF OPINION OF THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                          , 1996

Board of Directors
Longhorn Steaks, Inc.
8215 Roswell Road
Building 200
Atlanta, GA 30350

To the Members of the Board:

     We understand that Longhorn Steaks, Inc. and one or more of its subsidiaries (the "Company" or "Longhorn") is considering a proposed agreement and plan of merger between the Company and Bugaboo Creek Steak House, Inc. ("Bugaboo") together with agreements and plans of merger with each of Bentley's Restaurant, Inc. ("BRI"), Hemenway Sea Foods, Inc. ("HSF"), Old Grist Mill Tavern, Inc. ("OGM") and GOS Properties Limited Liability Company ("GOS") and a purchase and sale agreement with Edward P. Grace, III and Samuel J. Orr, Jr. (the "WPC Purchase Parties"). We understand that under these proposed transactions (collectively, the "Proposed Transaction"): (i) each of the issued and outstanding shares of Common Stock of Bugaboo (the "Bugaboo Common Stock") shall be exchanged for between .376 and .427 of a share, subject to certain adjustments, of common stock of Longhorn (the "Longhorn Common Stock"), as described in detail in the Agreement and Plan of Merger dated as of June 14, 1996 among Longhorn, Whip Merger Corporation and Bugaboo (the "BCS Agreement");
(ii) all issued and outstanding shares of common stock of BRI, HSF and OGM, all percentage membership interests in GOS and the ownership of the WPC Purchase Parties in the land being purchased from them shall be converted into or
exchanged for        shares, subject to certain adjustments, of Longhorn Common
Stock, as described in detail in the Agreements and Plans of Merger each dated as of June 14, 1996 among Longhorn, Whip Pooling Corporation and each of BRI, HSF, OGM and GOS and the Purchase and Sale Agreement dated as of June 14, 1996 among Longhorn, Whip Pooling Corporation and the WPC Purchase Parties (collectively, the "WPC Agreements" and together with the BCS Agreement, the "Agreements").

     We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be paid by Longhorn in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreements,
(2) publicly available information concerning the Company and Bugaboo which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company and Bugaboo furnished to us by the Company and Bugaboo, (4) trading histories of the Company Common Stock and the Bugaboo Common Stock, (5) a comparison of the historical financial results and present financial condition of the Company and Bugaboo with those of other companies which we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions which we deemed relevant, and (7) certain historical data relating to percentage premiums paid in acquisitions of publicly traded companies and (8) unaudited financial information provided by the WPC Parties consisting of summary lease terms and summary profit and loss information for each restaurant. In addition, we held discussions with the management of the Company and Bugaboo concerning their businesses and operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. We have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have served as managing underwriter for three public offerings of the Company's securities and have provided other investment banking services for the Company in the past. We have received customary fees for these services. In the ordinary course of our business, we actively trade in the Common Stock of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the stockholders of the Company.

                                        Very truly yours,

                                                                         ANNEX C

                 FORM OF OPINION OF TUCKER ANTHONY INCORPORATED

                                                                          , 1996

Board of Directors
Bugaboo Creek Steak House, Inc.
1275 Wampanoag Trail
East Providence, RI 02915

Gentlemen:

     We understand that Bugaboo Creek Steak House, Inc., a Delaware corporation ("BCS" or the "Company"), is contemplating a merger (the "BCS Merger") with Whip Merger Corporation, a Georgia corporation (the "Merger Sub"), a wholly owned subsidiary of Longhorn Steaks, Inc., a Georgia corporation ("LSI") pursuant to an Agreement and Plan of Merger dated June 14, 1996 (the "BCS Merger Agreement"). We further understand that Edward P. Grace III, the Company's principal stockholder, owns 2,415,000 shares of BCS Common Stock and has entered into an agreement with LSI and the Company dated June 14, 1996 pursuant to which he has agreed, subject to the terms and conditions thereof, to vote in favor of the BCS Merger, and, under separate agreements, to sell three restaurants which are unaffiliated with BCS and two parcels of real estate owned jointly by Mr. Grace with others (the "Stockholder Agreements").

     Pursuant to the BCS Merger Agreement, each share of Common Stock, par value $0.01 of the Company ("BCS Common Stock") shall be converted into and exchanged for the right to receive Common Stock, no par value, of LSI ("LSI Common Stock") initially in an amount equal to $10.25 for each share of BCS Common Stock (equal to .376 shares of LSI Common Stock, based on a maximum price per share of $27.250). This ratio will adjust to ensure that BCS stockholders receive $10.25 worth of LSI Common Stock down to an exchange ratio established by dividing $10.25 by $24.00 or .427 (the "Consideration"). The number of shares received will be determined by the average closing price of LSI Common Stock for the 20 consecutive trading days ending business days prior to closing. If the average closing price of LSI Common Stock is less than $21.00 per share for five consecutive trading days prior to closing, the Company and LSI each have the right to terminate the BCS Merger Agreement. We understand and have assumed that the BCS Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and will be treated as a pooling-of-interests for accounting purposes.

     You have requested our opinion as to whether the Consideration as provided for in the BCS Merger Agreement to be received by the holders of the Company's Common Stock other than its principal stockholder and affiliates (the "BCS Stockholders") is fair, from a financial point of view, to the BCS Stockholders.

     Tucker Anthony Incorporated ("Tucker Anthony"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and for corporate and other purposes. Tucker Anthony has acted as BCS's financial advisor in connection with, and has participated in the negotiations leading to, the BCS Merger. Tucker Anthony will receive fees for rendering this opinion and for acting as financial advisor, a substantial portion of such advisory fee in contingent upon the closing of the BCS Merger. In addition, Tucker Anthony acted as the sole managing underwriter in the Company's initial public offering on April 13, 1994. Tucker Anthony has not provided investment banking services to LSI.

     In arriving at our opinion, we have, among other things:

          (i) Reviewed, as set forth below, the BCS Merger Agreement, including exhibits thereto;

          (ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended June 25, 1995 and for the eleven months ended May 31, 1996, including BCS's Annual Reports on Form 10-K and related publicly available financial information on BCS for the two most recent fiscal years ended June 25, 1995, BCS's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, December 10, 1995 and September 17, 1995 and BCS's Proxy Statement dated September 22, 1995;

          (iii) Reviewed certain historical financial and other information concerning LSI including its Quarterly Report on Form 10-Q for the three months ended March 31, 1996; its Prospectus dated March 26, 1996; its proxy statement dated April 11, 1996 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (iv) Reviewed certain other information, including publicly available information relating to the business, earnings, cash flow, assets and prospects of BCS and LSI, respectively;

          (v) Held discussions with the senior management of the Company and LSI with respect to their past and current business, operations, assets and financial performance, financial condition and future prospects;

          (vi) Reviewed certain internal financial and other information of the Company and LSI including financial projections prepared by their respective managements;

          (vii) Analyzed certain financial information, operating statistics and market trading information of publicly traded companies that we deemed comparable or otherwise relevant to our inquiry, and compared the Company from a financial point of view with these companies; analyzed certain financial information and operating statistics of publicly traded companies that we deemed comparable or otherwise relevant to our inquiry, and compared LSI from a financial point of view with these companies;

          (viii) Compared the Consideration with the consideration received by shareholders in other acquisitions of companies that we deemed comparable or otherwise relevant to our inquiry;

          (ix) Reviewed the market prices, historical trading activity and ownership data of the BCS Common Stock and LSI Common Stock and considered the prospects for price movements; and

          (x) Conducted such other financial studies and analyses and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic and business conditions and certain industry trends and related matters.

     In our review and analysis and in arriving at our opinion hereinafter expressed, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us by the Company and LSI or that is publicly available, and have not attempted to verify any of such information. We have assumed (i) the financial projections of the Company and LSI provided to us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's and LSI's managements as to future financial performance and (ii) that such projections will be realized in the amounts and time periods currently estimated by the respective managements. We did not make or obtain any independent evaluation or appraisals of any assets or liabilities of the Company, LSI or any of their respective subsidiaries. Tucker Anthony's opinion necessarily is based upon conditions as they exist and can be evaluated as of the date hereof.

     For the purposes of the opinion hereinafter expressed, we have not been asked to consider, and we have not considered, the effect of any federal, state or local tax laws on the BCS Stockholders and have confined our review to the receipt by the BCS Stockholders of the Consideration provided for in the BCS Merger Agreement. Further, we have not addressed the terms of the Stockholder Agreements and make no statements as to the fairness of these agreements. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of the BCS Common Stock or any part of the Company.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction. In the past, we have acted as financial advisor to the Company (including acting as sole managing underwriter for the Company's initial public offering) and have received customary fees for our services. We have in the ordinary course of business, provided our clients with research coverage of the Company. In addition, in the ordinary course of our business, we actively trade the securities of the Company for our own account and the securities of the Company and LSI for the accounts of customers and accordingly, may at any time hold a long or short position in such securities. We have not acted as financial advisor to LSI, nor have we acted as manager of any LSI security offering, and have not received any advisory or offering fees from LSI.

     Based upon and subject to the foregoing, and subject to the average trading price being greater than or equal to $21.00, it is our opinion that, as of the date hereof, the Consideration to be received by the BCS Stockholders pursuant to the BCS Merger Agreement is fair, from a financial point of view, to the BCS Stockholders.

     This letter is addressed to the Board of Directors of the Company and may not be relied upon, quoted, or made available to any third party without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit or annex to any proxy or registration statement filed in connection with the BCS Merger. The opinion rendered herein is given as of the date hereof, and is limited in scope and subject matter as set forth herein. No other opinions should be inferred beyond the opinion expressly stated herein.

                                          Very truly yours,

                                                                         ANNEX D

                  CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS
                       OF BUGABOO CREEK STEAK HOUSE, INC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Bugaboo Creek Steak House, Inc.:

     We have audited the accompanying consolidated (combined) balance sheets of Bugaboo Creek Steak House, Inc. and subsidiaries as of June 25, 1995 and June 26, 1994, the related consolidated (combined) statements of income, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended June 25, 1995. These consolidated (combined) financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated (combined) financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated (combined) financial statements referred to above present fairly, in all material respects, the financial position of Bugaboo Creek Steak House, Inc. and subsidiaries as of June 25, 1995 and June 26, 1994, the results of its operations and its cash flows for each of the fiscal years in the three-year period ended June 25, 1995, in conformity with generally accepted accounting principles.

     As discussed in notes 1a and 1l, the entities within the combined Bugaboo Creek Steak House, Inc. at June 27, 1993 changed from S corporation tax status for income tax purposes to C corporation tax status in conjunction with a reorganization, which became effective on January 1, 1994. The consolidated financial statements for the period subsequent to the reorganization reflect income tax expense under the Company's C corporation status.

                                          KPMG PEAT MARWICK LLP

Providence, Rhode Island
August 4, 1995

                                                                         ANNEX D

                     CONSOLIDATED (COMBINED) BALANCE SHEETS

                                                           MARCH 31,     JUNE 25,      JUNE 26,
                                                             1996          1995          1994
                                                          -----------    ----------   -----------
                                                          (UNAUDITED)
                                             ASSETS
Current Assets:
  Cash and cash equivalents.............................  $   965,536   $   727,922   $   733,713
  Marketable securities -- available for sale (notes 2
     and 10)............................................      520,705     1,644,985    12,081,141
  Accounts receivable, trade, less allowance for
     doubtful accounts of $10,000 in 1995 and 1994......      305,328       261,584       150,062
  Construction allowance receivable from landlord.......           --       475,000
  Interest & dividends receivable.......................       37,264        43,955       162,739
  Accounts receivable, affiliates (note 9c).............      110,058       114,815       100,985
  Inventories...........................................    1,818,629     1,203,946       627,168
  Prepaid expenses......................................      631,492       476,390       314,886
  Pre-opening costs.....................................      682,282       714,693       162,019
  Deferred income taxes (note 7)........................      511,529       197,346            --
                                                          -----------   -----------   -----------
          Total current assets..........................    5,582,823     5,860,636    14,332,713
  Net property and equipment (note 3)...................   33,571,558    23,411,455     8,725,663
Other Assets:
  Note receivable from officer (note 9b)................       40,794        41,391        42,000
  Deferred income taxes (note 7)........................           --            --        66,377
  Intangible assets.....................................      431,666       178,542        57,807
                                                          -----------   -----------   -----------
          Total other assets............................      472,460       219,933       166,184
                                                          -----------   -----------   -----------
          Total assets..................................  $39,626,841   $29,492,024   $23,224,560
                                                           ==========    ==========    ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term debt (note 4).......  $        --   $    13,000   $        --
  Debt to stockholders (note 4).........................           --            --        16,795
  Accounts payable......................................    2,472,466     3,791,655       743,935
  Accounts payable, affiliates (note 9d)................           --            --        75,226
  Accrued expenses......................................      921,375       439,049       318,142
  Accrued and withheld taxes............................      308,569        30,023       392,111
  Unredeemed gift certificates..........................    1,042,353       718,074       567,436
                                                          -----------   -----------   -----------
          Total current liabilities.....................    4,744,763     4,991,801     2,113,645
  Long-term debt, excluding current installments (note
     4).................................................    9,600,000       787,000            --
  Deferred rent (note 5)................................      599,122       604,140       414,217
  Deferred income taxes (note 7)........................      155,546       112,528            --
                                                          -----------   -----------   -----------
          Total liabilities.............................   15,099,431     6,495,469     2,527,862
Stockholders' Equity (note 6):
  Common stock..........................................       52,250        52,250        52,250
  Additional paid-in capital............................   20,034,602    20,034,603    20,034,603
  Retained earnings.....................................    4,441,832     2,906,240       735,497
  Net unrealized gain (loss) on marketable securities
     (note 2)...........................................       (1,275)        3,462      (125,652)
                                                          -----------   -----------   -----------
          Total stockholders' equity....................   24,527,410    22,996,555    20,696,698
  Commitments and contingencies (note 10)
                                                          -----------   -----------   -----------
          Total liabilities and stockholders' equity....  $39,626,841   $29,492,024   $23,224,560
                                                           ==========    ==========    ==========

                  CONSOLIDATED (COMBINED) STATEMENTS OF INCOME

                                      FORTY WEEKS ENDED                 FISCAL YEARS ENDED
                                  -------------------------   ---------------------------------------
                                   MARCH 31,     APRIL 2,      JUNE 25,      JUNE 26,      JUNE 27,
                                     1996          1995          1995          1994          1993
                                  -----------   -----------   -----------   -----------   -----------
                                         (UNAUDITED)
Net restaurant sales............  $37,920,589   $21,522,184   $29,939,836   $17,123,747   $10,013,037
Restaurant costs and operating
  expenses:
  Food and beverage costs.......   14,041,662     7,860,743    11,047,693     6,182,985     3,659,613
  Restaurant operating
     expenses...................   16,304,724     8,594,411    12,003,275     6,683,244     4,004,006
  Depreciation and
     amortization...............    2,467,545     1,078,663     1,539,611       692,942       408,346
                                  -----------   -----------   -----------   -----------   -----------
  Total restaurant costs and
     operating expenses.........   32,813,931    17,533,817    24,590,579    13,559,171     8,071,965
                                  -----------   -----------   -----------   -----------   -----------
Earnings from restaurant
  operations....................    5,106,658     3,988,367     5,349,257     3,564,576     1,941,072
Other (income) expense:
  General and administrative
     expense....................    2,664,750     1,792,340     2,527,866     2,151,219     1,597,747
  Other (income) expense, net
     (note 8)...................      (32,789)      (70,755)      (71,728)     (215,288)      (68,703)
  Interest and dividend
     income.....................      (75,756)     (362,640)     (385,949)     (147,197)           --
  Interest expense..............      188,003            --            --       128,217        91,583
                                  -----------   -----------   -----------   -----------   -----------
Earnings before taxes...........    2,362,450     2,629,422     3,279,068     1,647,625       320,445
Provision for income taxes (note
  7)............................      826,858       910,215     1,108,325       495,042         2,940
                                  -----------   -----------   -----------   -----------   -----------
Net income......................  $ 1,535,592   $ 1,719,207   $ 2,170,743   $ 1,152,583   $   317,505
                                   ==========    ==========    ==========    ==========    ==========
Weighted average shares
  outstanding...................    5,225,000     5,225,713     5,226,767
Earnings per share (note 1o)....  $      0.29   $      0.33   $      0.42

                CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS

                                  FORTY WEEKS ENDED                    FISCAL YEARS ENDED
                             ---------------------------   ------------------------------------------
                              MARCH 31,       APRIL 2,       JUNE 25,       JUNE 26,       JUNE 27,
                                 1996           1995           1995           1994           1993
                             ------------   ------------   ------------   ------------   ------------
                                     (UNAUDITED)
Cash flows from operating
  activities:
  Net income...............  $  1,535,592   $  1,719,207   $  2,170,743   $  1,152,583   $    317,505
  Adjustments to reconcile
     net income to cash
     provided by operating
     activities:
     Depreciation and
       amortization........     2,539,367      1,117,304      1,595,106        574,559        379,063
     (Decrease) increase in
       deferred rent.......        (5,018)       126,998        189,923        103,946        155,375
     Loss on sale of
       assets..............            --             --         67,363             --             --
     (Increase) decrease in
       accounts
       receivable..........       (38,987)        13,880       (125,352)       (55,531)       (84,205)
     Decrease (increase) in
       inventories.........      (614,683)      (511,812)      (576,778)      (104,714)      (157,162)
     Decrease (increase) in
       prepaid expenses....      (155,102)      (120,310)      (161,504)      (241,188)       (10,034)
     Decrease (increase) in
       pre-opening costs...      (793,279)      (632,941)    (1,013,681)      (124,845)       (37,174)
     (Increase) decrease in
       deferred income
       taxes...............      (271,165)        66,377        (18,441)       (66,377)            --
     Increase in intangible
       assets..............      (275,656)       (59,463)      (143,159)       (28,302)       (25,141)
     Decrease (increase) in
       officer
       receivable..........           597         42,000            609         88,000       (130,000)
     (Decrease) increase in
       accounts payable and
       accrued expense.....    (1,551,358)     2,121,097      2,735,046          5,666        859,686
     Increase (decrease) in
       accrued and withheld
       taxes...............       278,546       (221,711)      (362,088)       353,433         (8,934)
     Increase in unredeemed
       gift certificates...       324,279        217,456        150,638        161,340        210,588
                             ------------   ------------   ------------   ------------   ------------
          Net cash provided
            by operating
            activities.....  $973,133.....  $  3,878,082   $  4,508,425   $  1,818,570   $  1,469,567

                                  FORTY WEEKS ENDED                    FISCAL YEARS ENDED
                             ---------------------------   ------------------------------------------
                              MARCH 31,       APRIL 2,       JUNE 25,       JUNE 26,       JUNE 27,
                                 1996           1995           1995           1994           1993
                             ------------   ------------   ------------   ------------   ------------
                                     (UNAUDITED)
Cash flows from investing
  activities:
  Purchase of marketable
     securities............  $   (487,663)  $         --   $ (1,800,000)  $(12,206,793)  $         --
  Proceeds from sale of
     marketable
     securities............       511,345      6,529,654     11,875,340             --             --
  Proceeds from maturity of
     marketable
     securities............     1,095,861             --        400,000             --             --
  Decrease (increase) in
     interest and dividends
     receivable............         6,691             --        118,784       (162,739)            --
  Purchase of property and
     equipment.............   (11,851,248)   (10,327,158)   (15,791,091)    (4,417,717)    (2,870,841)
  Proceeds from sale of
     property and
     equipment.............            --             --         16,191             --             --
  Increase in construction
     allowance
     receivable............      (475,000)            --       (475,000)            --             --
                             ------------   ------------   ------------   ------------   ------------
          Net cash used in
            investing
            activities.....   (10,250,014)    (3,797,504)    (5,655,776)   (16,787,249)    (2,870,841)

                                  FORTY WEEKS ENDED                    FISCAL YEARS ENDED
                             ---------------------------   ------------------------------------------
                              MARCH 31,       APRIL 2,       JUNE 25,       JUNE 26,       JUNE 27,
                                 1996           1995           1995           1994           1993
                             ------------   ------------   ------------   ------------   ------------
                                     (UNAUDITED)
Cash flows from financing
  activities:
  Proceeds from common
     stock issuance........            --             --             --     19,475,567        507,994
  Dividends and
     distributions to
     stockholders..........            --             --             --     (1,125,801)      (160,448)
  Proceeds from notes
     payable...............            --             --             --        788,920        170,000
  Repayments of notes
     payable...............            --             --             --       (877,958)      (143,862)
  Proceeds from notes
     payable to
     stockholders..........            --             --             --      1,440,910        922,005
  Repayments of notes
     payable to
     stockholders..........            --        (16,795)       (16,795)    (3,602,331)      (202,520)
  Proceeds from long-term
     debt..................     8,800,000              0      2,100,000      1,150,000        825,000
  Repayment of long-term
     debt..................            --              0     (1,300,000)    (2,223,067)       (92,322)
  Increase in book
     overdrafts............       714,495             --        358,355             --             --
                             ------------   ------------   ------------   ------------   ------------
          Net cash (used
            in) provided by
            financing
            activities.....  9,514,495...        (16,795)     1,141,560     15,026,240      1,825,847
                             ------------   ------------   ------------   ------------   ------------
Net (decrease) increase in
  cash.....................       237,614         63,783         (5,791)        57,561        424,573
Cash and cash equivalents
  at beginning of year.....       727,922        733,713        733,713        676,152        251,579
                             ------------   ------------   ------------   ------------   ------------
Cash and cash equivalents
  at end of year...........  $    965,536   $    797,496   $    727,922   $    733,713   $    676,152
                              ===========    ===========    ===========    ===========    ===========
Supplemental disclosure of
  cash flow information:
          Cash paid for
            interest.......  $    253,626   $         --   $      1,800   $    122,965   $     91,835
          Cash paid for
            income taxes...  $    897,656   $  1,056,031   $  1,579,009   $    257,151   $      3,493

             NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation and Business Activity

     Bugaboo Creek Steak House, Inc. is a Delaware corporation organized in 1993 which owns and operates restaurants through separate subsidiaries organized for each restaurant. The accompanying Consolidated (Combined prior to April 4, 1994) Financial Statements include the accounts of Bugaboo Creek Steak House, Inc., its wholly owned subsidiaries (collectively, the "Operating Entities"), and Phelps Grace Co., Inc., (collectively, the "Company"). Phelps Grace Co., Inc.
(PGCI) was a management company which, prior to April 4, 1994 provided management and purchasing services for the Company and other related companies. The other related companies ("Affiliates") consist of three restaurants located in the greater Providence, Rhode Island area. PGCI has not provided services for the Operating Entities subsequent to April 4, 1994, and is no longer part of the consolidated group.

     Until December 31, 1993, the Operating Entities and PGCI were organized as a series of financially interdependent S corporations with common management and share ownership. Edward P. Grace, III, the Chairman and Chief Executive Officer, and Samuel J. Orr, Jr., a Director of Bugaboo Creek Steak House, Inc., owned between 92% and 100% of the shares of each of the Operating Entities, with the balance owned by executive employees of PGCI. Accordingly, the accompanying Consolidated (Combined) Financial Statements have been presented as if the entities comprising the Company were one entity for all periods presented. All intercompany transactions of the Company have been eliminated in consolidation.

     In a reorganization effective on January 1, 1994, all shares of stock of the Operating Entities were exchanged for shares of stock of Bugaboo Creek Steak House, Inc., so that the Operating Entities became wholly owned subsidiaries of Bugaboo Creek Steak House, Inc. Since the reorganization was a consolidation of entities under common control, it has been accounted for by combining the historical accounts of the Operating Entities (in a manner similar to a pooling of interests).

     On April 4, 1994, Bugaboo Creek Steak House, Inc. acquired substantially all the assets, liabilities and operations of PGCI in exchange for cash. The purchase price was based on the net book value of assets less liabilities as of April 4, 1994, which equaled $181,291.

     On April 8, 1994, the Company declared and issued a 349-for-one stock dividend, raising the number or shares issued and outstanding to 3,500,000. On April 13, 1994, the Company issued 1,500,000 shares of Common Stock of Bugaboo Creek Steak House, Inc. to the public as part of a public stock offering registered with the Securities and Exchange Commission. On May 10, 1994, an additional 225,000 shares were issued upon exercise by the underwriters of their over allotment option. The total shares issued and outstanding at June 25, 1995 and June 26, 1994 were 5,225,000. The proceeds of the stock offerings were used to repay bank and stockholder debt, purchase substantially all the assets, liabilities and operations of PGCI, repay notes to stockholders representing cumulative undistributed earnings of the combined S corporations, and fund new restaurant development.

  (b) Fiscal Year

     The Company's fiscal year consists of thirteen periods of 28 days (four weeks) each, and ends on the last Sunday in June. Fiscal 1995, 1994 and 1993 ended June 25, June 26 and June 27, respectively. Interim reporting periods within each fiscal year consist of four quarters containing three, three, four, and three 28-day periods each. Fiscal 1996, which ends on June 30, 1996, will contain one additional week in the last period of the year resulting in a total of 53 weeks in the fiscal year. Fiscal 1997 will return to a total of 52 weeks.

  (c) Factors Affecting Comparability

     As of June 25, 1995 the Company operated eleven Company-owned restaurants, and provided management services to three Affiliates. Three of the eleven Company owned restaurants were open as of the end of fiscal 1993 and three new restaurants were opened during the year ended June 26, 1994. Five new restaurants were opened during the year ended June 25, 1995, two in the second quarter, one in the third quarter and two in the fourth quarter. Certain prior year balances were reclassified to conform with current year presentation.

  (d) Cash and Cash Equivalents

     The Company maintains a number of bank accounts for the deposit of restaurants' receipts and the payment of obligations. Excess funds (funds not required for immediate use in the operation or development of restaurants) are invested in securities with maturities of three months or less and are classified as Cash Equivalents. The carrying amount of these instruments approximates their fair values. The Company has no requirements for compensating balances. The Company's cash management program utilizes zero-balance accounts. Accordingly, all book overdraft balances have been reclassified to accounts payable.

  (e) Marketable Securities -- Available for Sale

     Effective June 28, 1993, the Company adopted FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Marketable securities consist of debt and equity securities. These securities are classified as available-for-sale and are reported at fair value, with any unrealized gains or losses reflected as a separate component of stockholders' equity.

  (f) Accounts and Notes Receivable

     Accounts receivable, trade represents those amounts due from restaurant customers and suppliers. The accounts receivable, trade balance includes $94,667 and $53,709 of customer accounts receivable, $129,185 and $67,921 of bank card accounts receivable, and $37,732 and $28,432 from suppliers and a limited number of other accounts at June 25, 1995 and June 26, 1994, respectively. The construction allowance receivable from landlord at June 25, 1995 arose in the ordinary course of business and relates to terms in the lease of a Bugaboo Creek Steak House restaurant which calls for a construction allowance payable by the landlord to the Company. Interest and dividends receivable of $43,955 and $162,739 consist of balances due relating to marketable securities as of June 25, 1995 and June 26, 1994, respectively. The note receivable from officer represents a demand interest bearing note receivable from the Executive Vice President of Operations to cover relocation expenses not reimburseable under the Company's relocation policy (see note 9b).

  (g) Inventories

     Inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Total inventories had an aggregate value of $1,203,946 and $627,168, which consisted of inventory held for resale of $1,107,034 and $610,876 and operating supplies of $96,912 and $16,292 at June 25, 1995 and June 26, 1994, respectively.

  (h) Pre-opening Costs

     Pre-opening costs represent certain start-up costs incurred in preparing a restaurant for opening (amortized on a straight-line basis over a one year period). These costs include primarily recruitment, training, pre-opening training meals served without charge to invited guests during the week prior to opening and the purchase of certain supplies not ordinarily inventoried. Certain other pre-opening costs such as rent and utilities represent period expenses which are reported as such and not amortized. At June 25, 1995 and June 26, 1994 gross pre-opening costs were $1,013,681 and $209,137, with accumulated amortization of $298,988 and $47,118, resulting in net pre-opening costs of $714,693 and $162,019, respectively.

  (i) Property and Equipment

     Property and equipment are stated at cost. Depreciation on property and equipment is provided using the straight-line method at rates based on the estimated useful lives of the assets. Furniture and equipment is depreciated over a seven to ten year period. Buildings and improvements are amortized over the lesser of the useful life or the lease period, not exceeding 20 years. Interest costs aggregating $5,000 during the fiscal year ended June 25, 1995 relating to the purchase and construction of long-term assets was capitalized and is being amortized over the related assets' estimated useful lives.

       (j) Intangible Assets

     Intangible assets consist of organization costs representing legal fees incurred in the establishment of the companies (amortized on a straight-line basis over a five-year period) and debt issue costs incurred in connection with the revolving credit line with Citizens Bank (amortized on a straight-line basis over the term of the credit line, with no amortization taken in 1995) (see note
4). The components of intangible assets at June 25, 1995 and June 26, 1994 were as follows:

                                                                         1995       1994
                                                                       --------   --------
    Organization costs...............................................  $178,554   $ 83,434
    Accumulated amortization.........................................   (48,051)   (25,627)
    Net organization costs...........................................   130,503     57,807
    Debt issue costs.................................................    48,039         --
                                                                       --------   --------
    Total intangible assets..........................................  $178,542   $ 57,807
                                                                       ========   ========

  (k) Unredeemed Gift Certificates

     The Company records a liability for outstanding gift certificates at the time they are issued. Upon redemption, sales are recorded and the liability is reduced by the amount of certificates redeemed.

  (l)  Income Taxes

     Effective June 28, 1993 the Company adopted FASB Statement No. 109, Accounting for Income Taxes, which required the asset and liability approach for financial accounting and reporting for income taxes.

     Prior to January 1, 1994, each of the legal entities included in the Company had elected those provisions of the Internal Revenue Code (Subchapter S) and state laws which provide for the income of the Company to be taxed at the stockholder level. Accordingly, the consolidated statement of income for the year ended June 26, 1994 includes a provision for federal and state income taxes on earnings for the period of January 1, 1994 to June 26, 1994. The consolidated statement of income for the year ended June 27, 1993 does not include a provision for federal or state income taxes, except for minimum state tax requirements.

  (m) Postretirement and Postemployment Benefits

     Effective June 28, 1993, the Company adopted the following Statements of Financial Accounting Standards: Statement No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions, and Statement No. 112, Employer's Accounting for Postemployment Benefits. There was no impact of adoption on the Consolidated Financial Statements of the Company for the periods ended June 25, 1995 and June 26, 1994.

  (n) Advertising and Promotion Expenses

     Advertising costs are expensed during the year in which they are incurred. Promotion costs are expensed over the period of the promotional campaign. Advertising expense was $509,018, $321,947 and $187,123 for the years ended June 25, 1995, June 26, 1994 and June 27, 1993, respectively. Included in prepaid assets at June 25, 1995 is $34,118 of printed advertising inserts used in on-going promotional programs.

  (o) Earnings Per Share

     Earnings per share for the year ended June 25, 1995 is based on the weighted average number of shares outstanding during the year and the assumed exercise of dilutive stock options less the number of treasury shares assumed to be purchased from the assumed proceeds using the average market price of the Company's common stock. Prior to April 4, 1994 the Company consisted of a series of financially interdependent S corporations with common management and share ownership, and for the years ended June 26, 1994 and June 27, 1993 earnings per share data is not comparable and therefore is not presented in the Consolidated Financial Statements. Pro forma earnings per share (unaudited), adjusted for factors of comparability such as taxes on income, were $0.29 and $0.09, respectively.

  (p) Unaudited Interim Financial Information

     The accompanying interim consolidated financial statements of Bugaboo Creek Steak House, Inc., and subsidiaries (the "Company") for the forty week periods ended March 31, 1996 and April 2, 1995 have been prepared in accordance with generally accepted accounting principles, and with the instructions to Form 10-Q and Article 10 of Regulation S-X. These financial statements have not been audited by independent public accountants, but include all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial condition, results of operations and cash flows for such periods.

     The results of operations for the interim periods shown in this report are not necessarily indicative of results for any future interim period or for the entire year. These consolidated financial statements do not include all disclosures associated with annual financial statements and accordingly should be read in conjunction with the annual consolidated (combined) financial statements and notes thereto.

(2) MARKETABLE SECURITIES -- AVAILABLE FOR SALE

     All marketable securities held by the Company at June 25, 1995 were classified as current and available-for-sale. As of June 25, 1995, the Company has recorded an unrealized gain as a result of an increase in fair market value above amortized cost of marketable securities in the amount of $3,462. This unrealized gain has been reflected as a separate component of stockholders' equity.

     The components of investments in marketable securities as of June 25, 1995 were as follows:

                                                                       UNREALIZED
                                                          AMORTIZED     HOLDING       MARKET
                                                             COST        GAINS        VALUE
                                                          ----------   ----------   ----------
     Debt securities....................................  $1,641,523     $3,462     $1,644,985
                                                           =========   ========      =========

     Realized gain or loss on the sale of available-for-sale securities is calculated on the specific identification method. Proceeds from the sale of securities during the year ended June 25, 1995 were $11,875,340, and proceeds from the maturity of securities were $400,000. Gross realized losses on those sales were $106,512, with realized gains of $40,123. There were no sales of securities during the year ended June 26, 1994.

     The contractual maturity dates of debt securities as of June 25, 1995 are as follows:

     Maturity within 1 year.................................................  $  603,265
     Maturity after 1 year through 5 years..................................   1,041,720
                                                                              ----------
               Total........................................................  $1,644,985
                                                                               =========

     The Company has pledged marketable securities valued at $1,132,409 as security against a bank letter of credit in the amount of $750,000 (see note
10).

     The components of investments in marketable securities as of June 26, 1994 were as follows:

                                                                     UNREALIZED
                                                        AMORTIZED     HOLDING       MARKET
                                                          COST         LOSSES        VALUE
                                                       -----------   ----------   -----------
     Equity securities...............................  $ 1,500,000   $       --   $ 1,500,000
     Debt securities.................................   10,706,793     (125,652)   10,581,141
                                                       -----------   ----------   -----------
               Total.................................  $12,206,793   $ (125,652)  $12,081,141
                                                        ==========    =========    ==========

(3) PROPERTY AND EQUIPMENT

     Major classes of property and equipment at June 25, 1995 and June 26, 1994 are summarized as follows:

                                                                     1995          1994
                                                                  -----------   ----------
     Land.......................................................  $   871,067   $       --
     Furniture and equipment....................................    8,516,803    3,863,536
                                                                   16,348,869    6,100,303
                                                                  -----------   ----------
                                                                   25,736,739    9,963,839
     Less accumulated depreciation..............................   (2,325,284)  (1,238,176)
                                                                  -----------   ----------
     Net property and equipment.................................  $23,411,455   $8,725,663
                                                                   ==========    =========

(4)  LONG-TERM DEBT AND DEBT TO STOCKHOLDERS

     Long-term debt consists of funds drawn against a $10,000,000 revolving credit facility with Citizens Bank. Debt to stockholders consists of notes payable to the two principal stockholders of the Company. The balance of long-term debt was as follows at June 25, 1995 and June 26, 1994:

                                                                     1995           1994
                                                                   --------       --------
    Debt to stockholders.........................................  $     --       $ 16,795
    Notes payable under terms of a revolving credit line at the
      bank's prime lending rate..................................   800,000             --
    Less current portion.........................................   (13,000)       (16,795)
                                                                   --------       --------
    Long-term debt...............................................  $787,000       $     --
                                                                   ========       ========

     Under the terms of the revolving credit agreement with Citizens Bank dated May 31, 1995, the outstanding balance of the borrowings against the facility may be converted on or before May 31, 1996 to a term loan requiring fixed principal repayments over a five year period. At such time the Company will pay to Citizens Bank an unused facility fee of 0.25% of the unused balance of the facility. A commitment fee of $25,000 was paid by the Company upon execution of the agreement, and is being amortized over the term of the agreement.

     Required principal payments for years ending after June 25, 1995 are as follows; $13,000 in fiscal 1996, $160,000 in fiscal 1997, $160,000 in fiscal
1998, $160,000 in fiscal 1999, $160,000 in fiscal 2000, and $147,000 thereafter.
The prime lending rate of Citizens Bank was 9% on June 25, 1995.

     Outstanding advances are subject to interest at the Company's option, at either the bank's prime lending rate payable monthly, or 150 basis points over the London Interbank Offered Rate (LIBOR). LIBOR contracts are subject to a minimum balance of $1,000,000 per contract. No LIBOR contracts were in effect as of June 25, 1995.

     The agreement includes certain restrictive covenants, the most significant of which provide that the Company meet minimum debt to net worth ratios, debt coverage ratios and a minimum net worth as defined in the agreement. The agreement also provides covenants that restrict the payment of dividends and certain other expenditures. At June 25, 1995 the Company was in compliance with all debt covenants.

     Debt to stockholders of $16,795 at June 26, 1994 represented undistributed S corporation earnings previously taxed to stockholders.

  Unaudited Interim Financial Information

     The Company has entered into a $20,000,000 credit facility with Citizens Bank and Fleet National Bank, both of Providence, Rhode Island, the proceeds of which were used to repay advances outstanding on the existing credit facility and to fund further development of new units. At March 31, 1996, the Company had outstanding long-term debt of $9,600,000 under this line of credit.

(5)  RENTAL EXPENSE AND LEASE COMMITMENTS

     The Company leases restaurant and office facilities under various noncancelable operating leases. The leases include minimum lease payments, reimbursable operating costs, real estate taxes and additional amounts based on sales at the individual locations. Lease terms range from five to twenty years with options for renewal. With the exception of office and warehouse facilities, the Company expects to exercise options to remain at these locations for a minimum of 20 years. Under the terms of the leases there are certain rent holidays and escalations in payments over the lease terms. The effects of the holidays and escalations have been reflected in rent expense on a straight-line basis over the life of the anticipated lease terms. The excess of expense over cash payments has been reflected as deferred rent. Deferred rent will be reduced during the periods when cash payments exceed rent expense. The Company also leases vehicles and equipment under operating leases.

     The Company leases a restaurant facility in Springfield, Virginia from a related limited liability company owned by three directors of the Company (see note 9c). The terms of the lease call for a minimum annual rent payment of $130,000 for the initial term of 10 years, $156,000 for the first 5 year extension and $171,600 for the second 5 year extension. Also payable as rent is a percentage rent factor of 5% of sales in excess of the following minimum sales levels: $2,600,000 per year for the initial term of 10 years, $3,120,000 per year for the first 5 year extension, and $3,432,000 per year for the second 5 year extension. The Company believes the terms of the lease to be representative of the terms generally available from other unrelated landlords in the area.

     Future minimum lease payments under those operating leases with initial or remaining terms of one year or more are summarized as follows:

                                                                  REAL           VEHICLES AND
                                                                PROPERTY          EQUIPMENT
                                                               -----------       ------------
    1996.....................................................  $ 1,749,784         $ 36,750
    1997.....................................................    1,970,909           32,317
    1998.....................................................    1,984,270           30,471
    1999.....................................................    2,014,449            7,623
    2000.....................................................    1,946,701               --
    Thereafter (through 2016)................................   30,115,756               --

     Included in these totals are future minimum lease payments arising from leases signed for three restaurant properties that were not in operation as of June 25, 1995. One of these restaurants has subsequently opened for business, and it is expected that the other two will begin operations in fiscal 1996.

     Rent expense on real property for the years ended June 25, 1995, June 26, 1994 and June 27, 1993 consists of the following:

                                                               1995        1994       1993
                                                            ----------   --------   --------
    Minimum lease payments................................  $1,322,758   $706,780   $565,575
    Additional sales-based rentals........................     172,028    112,662     35,928
                                                            ----------   --------   --------
    Total rent expense....................................  $1,494,786   $819,442   $601,503
                                                             =========   ========   ========

     In addition, lease expense for various vehicles and equipment amounted to $49,433, $36,129 and $59,582 for the years ended June 25, 1995, June 26, 1994 and June 27, 1993, respectively.

(6) STOCKHOLDERS' EQUITY

  (a) Reorganization

     Until December 31, 1993, the Operating Entities and PGCI were organized as a series of financially interdependent S corporations with common management and share ownership. Undistributed earnings of the Company for the period in which it operated as S corporations have been included as additional paid-in capital. These undistributed earnings have been deemed a constructive distribution to stockholders followed by a contribution to the capital of the Company. On January 1, 1994 the shares of stock of the Operating Entities were exchanged for 10,000 shares of common stock of Bugaboo Creek Steak House, Inc. On April 8, 1994, the Company declared and issued a 349-for-one stock dividend, raising the number of shares issued and outstanding to 3,500,000.

  (b) Sale of Common Stock

     On April 13, 1994 the Company sold 1,500,000 shares of Common Stock of Bugaboo Creek Steak House, Inc. to the public as part of a public stock offering registered with the Securities and Exchange Commission. On May 10, 1994 an additional 225,000 shares were sold upon exercise by the underwriters of their over allotment provision. The proceeds of the stock offerings were used to repay bank and stockholder debt, purchase substantially all the assets, liabilities and operations of PGCI, distribute cumulative undistributed earnings of the Company, as combined S corporations, to stockholders and fund new restaurant development.

     The total shares authorized at June 25, 1995 were 20,000,000 at a par value of $0.01. The total shares issued and outstanding at June 25, 1995 were 5,225,000.

  (c) Stock Option Plans

     Effective January 20, 1994 the Company adopted the 1994 Stock Plan providing for the grant of awards covering a maximum of 500,000 shares of Common Stock. At June 25, 1995 options to purchase up to 340,543 shares of Common Stock were granted under the 1994 Stock Plan, of which none had been exercised. In addition, options to purchase a total of 20,000 shares of Common Stock are outstanding under the Director Plan, of which none had been exercised. At June 25, 1995 there were a total of 69,165 exercisable options. All options were granted at prices of between $9.75 and $14.75.

  (d) Phelps Grace Co., Inc.

     PGCI was included in all prior years' Combined Financial Statements of the Company. On April 4, 1994, the Company acquired substantially all assets, liabilities and operations of PGCI (see note 1a). At June 26, 1994, the stockholders' equity of PGCI was not included in the Consolidated Financial Statements, and was treated as an effective distribution to the stockholders of PGCI.

(7) INCOME TAXES

     Prior to January 1, 1994, each of the legal entities included in the Company had elected those provisions of the Internal Revenue Code (Subchapter S) and state laws which provide for the income of the Company to be taxed at the stockholder level. The Company terminated the S corporation elections as of December 31, 1993, and is subject to federal and state income taxes.

     The provision for income taxes attributed to earnings before income tax are:

                                                                 1995        1994      1993
                                                              ----------   --------   ------
    Current
      Federal...............................................  $  915,501   $455,057   $   --
      State.................................................     211,265    106,362    2,940
                                                              ----------   --------   ------
                                                               1,126,766    561,419    2,940
    Deferred
      Federal...............................................     (11,878)   (51,824)      --
      State.................................................      (6,563)   (14,553)      --
                                                              ----------   --------   ------
                                                                 (18,441)   (66,377)      --
                                                              ----------   --------   ------
              Total Provision...............................  $1,108,325   $495,042   $2,940
                                                               =========   ========   ======

     A reconciliation of the statutory United States federal income tax rate to the Company's effective income tax rate is as follows:

                                                                    1995     1994     1993
                                                                    ----     ----     -----
    Federal statutory income tax rate.............................  34.0%    34.0%     34.0%
    State income taxes, net of Federal benefit....................   4.2      3.7       6.8
    Effect of S corporation elections.............................    --     (5.9)    (39.9)
    Tax credits...................................................  (5.0)    (2.1)       --
    Other, net....................................................   0.6      0.3        --
                                                                    ----     ----     -----
    Effective tax rate............................................  33.8%    30.0%      0.9%
                                                                    ====     ====     =====

     All earnings of the Company before tax are from domestic sources. The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 25, 1995 and June 26, 1994 are:

                                                                         1995       1994
                                                                       --------   --------
    ASSETS:
    Deferred rent expense............................................  $245,764   $164,661
    Excess book amortization.........................................   176,722     35,174
    Gift certificates outstanding....................................    31,730     25,495
    Net operating loss carry-forwards................................    45,096         --
    Other............................................................     8,142      3,969
                                                                       --------   --------
    Gross deferred tax assets........................................   507,454    229,299
    Less valuation reserve...........................................   (45,096)        --
                                                                       --------   --------
    Net deferred tax assets..........................................   462,358    229,299
    LIABILITIES:
    Excess tax depreciation..........................................   377,540    162,922
                                                                       --------   --------
    Net deferred tax asset...........................................  $ 84,818   $ 66,377
                                                                       ========   ========

     At June 25, 1995 current deferred tax assets were $197,346, non-current deferred tax assets were $265,012 and non-current deferred tax liabilities were $377,540. At June 26, 1994, non-current deferred tax assets were $66,377. Any unused net operating losses will expire primarily during fiscal 1999. However, based on the Company's history of taxable income and the anticipation of sufficient taxable income in years when the temporary differences are expected to become tax deductions, the Company believes that it will realize the benefit of the net deferred tax assets.

(8) OTHER (INCOME) EXPENSE, NET

     Under the terms of management services agreements dated April 4, 1994, the Company provides purchasing and management services to each Affiliate in return for a management fee of six percent of the Affiliate's sales. Prior to April 4, 1994, these services were performed by PGCI in return for a charge for central services overhead and delivery expenses, both of which were allocated to restaurants based on a percentage of individual restaurant sales to total restaurant sales; and laundry fees, for which costs were allocated to restaurants based upon the linen usage of each restaurant. All revenue and expenses derived from management services provided to the Company restaurants have been eliminated in the accompanying Consolidated Financial Statements.

     Other income, net, consists of the above management fees net of allocated overhead as well as other miscellaneous income from sources such as vending machines and pay phones.

(9) RELATED PARTY TRANSACTIONS

  (a) Debt to Stockholders

     The Company had notes payable to stockholders as of June 26, 1994, representing undistributed S corporation earnings previously taxed or taxable to stockholders in the amount of $16,795.

  (b) Note Receivable from Officer

     The Company held a note receivable from the Executive Vice President of Operations which constituted an advance of relocation expenses not covered by the Company's relocation policy, and is secured by the equity in the officer's former residence. The note is payable upon the sale of the officer's former residence to the extent of the net proceeds of the sale, with the balance payable over the following twenty-four months. The note bears an interest rate of 8%. The note was converted on August 1, 1995 to a second mortgage secured by the officer's equity in two residential homes, with fixed monthly payments over a term of five years.

  (c) Accounts Receivable, Affiliates

     The Company was owed $85,468 and $36,063 from Affiliates arising from the course of normal activities at June 25, 1995, and June 26, 1994, respectively, net of amounts payable. In addition, at June 25, 1995 and June 26, 1994 the Company was owed $29,347 and $64,922 from a related limited liability company relating to the purchase of real estate in Springfield, Virginia for conversion to a Bugaboo Creek Steak House restaurant. All of these receivables were current and were not in default.

  (d) Accounts Payable, Affiliates

     At June 26, 1994, the Company owed $50,000 to an Affiliate relating to cash advances. In addition the Company owed $25,226 to PGCI in relation to the purchase of the assets of PGCI. Both of these amounts were repaid subsequent to June 26, 1994.

(10)  COMMITMENTS AND CONTINGENCIES

     A standby letter of credit in the amount of $750,000 has been issued to secure the Company's obligations under a lease of real estate. Drafts may be presented against this letter of credit in the event that the Company is in default of the terms of the lease, all applicable grace periods have expired and the Company has failed to cure all such defaults. The amount of such drafts may be for the amount presently due and owing by the

Company to the landlord or the full amount of letter of credit if the landlord has notified tenant that it has terminated the lease or has exercised its right to repossess the leased premises.

     As security for this standby letter of credit the Company has pledged marketable securities valued at $1,132,409. If the bank at any time deems its security insufficient or unsatisfactory or if the aggregate amount of the obligations under the letter of credit exceed seventy-five percent (75%) of the market value of the collateral, the Company may be required to provide additional collateral.

     The Company has in the normal course of business entered into agreements with vendors for the purchase of restaurant equipment, furniture, fixtures, buildings and improvements for restaurants that have not yet opened. At June 25, 1995 such commitments totaled $1,696,453.

     The Company maintains an employee health insurance plan that is funded by the Company and by employee contributions, with a stop-loss insurance policy to cover claims in excess of $25,000 per claim and an aggregate maximum claim liability of $293,155.

  Unaudited Interim Financial Information

     On January 2, 1996, the Company entered into a purchasing agreement with Monfort FoodService for the purchase of beef. The agreement requires the Company to purchase quantities of beef at fixed prices between January 1, 1996 and December 31, 1996. The quantities contracted for are based on what management believes to be conservative estimates of actual supplies that will be required during such period.

(11)  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data (in thousands, except per share data) for the years ended June 25, 1995 and June 26, 1994 and the three quarters of fiscal 1996 ended on September 17, 1995, December 10, 1995, and March 31, 1996, is follows:

                                                                     QUARTER ENDED
                                                       ------------------------------------------
                                                       SEPTEMBER 17,    DECEMBER 10,    MARCH 31,
                      FISCAL 1996:                         1995             1995          1996
    -------------------------------------------------  -------------    ------------    ---------
    Net restaurant sales.............................     $ 9,978         $ 11,452       $16,491
    Earnings from restaurant operations..............       1,323            1,624         2,160
    Provision for income taxes.......................         227              291           309
    Net income.......................................         422              541           573
    Earnings per share...............................     $  0.08         $   0.10       $  0.11

                                                                   QUARTER ENDED
                                               -----------------------------------------------------
                                               SEPTEMBER 18,    DECEMBER 11,    APRIL 2,    JUNE 25,
                  FISCAL 1995:                     1994             1994          1995        1995
    -----------------------------------------  -------------    ------------    --------    --------
    Net restaurant sales.....................     $ 5,071          $6,167       $ 10,283     $8,418
    Earnings from restaurant operations......       1,012           1,111          1,866      1,361
    Provision for income taxes...............         264             262            385        198
    Net income...............................         501             498            720        452
    Earnings per share.......................        0.10            0.10           0.14       0.09

                                                                   QUARTER ENDED
                                               -----------------------------------------------------
                                               SEPTEMBER 19,    DECEMBER 12,    APRIL 3,    JUNE 26,
                  FISCAL 1994:                     1993             1993          1994        1994
    -----------------------------------------  -------------    ------------    --------    --------
    Net restaurant sales.....................     $ 3,283          $3,587       $  5,045     $5,209
    Earnings from restaurant operations......         635             771            993      1,166
    Provision for income taxes...............           1              --            126        368
    Net income...............................          93              64            493        503

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The GBCC authorizes a corporation to indemnify a director or officer against loss or expense incurred in connection with any action, suit or proceeding (other than an action by or in the right of a corporation in which the director was adjudged liable to the corporation) if it is determined that the director or officer acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful and, in the case of any adjudicated liability, only if the director or officer did not derive an improper personal benefit. Pursuant to LSI's Bylaws and indemnification agreements between LSI and each of its officers and directors, LSI is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and reasonable expense incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of LSI. LSI is obligated to pay in advance the reasonable expenses of the directors and officers incurred in defending such proceedings if
(i) the indemnified party furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the first sentence above and (ii) the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. A director will not be indemnified if he is adjudged liable to LSI or is subjected to injunctive relief in favor of LSI: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, pursuant to the authority of Georgia law, the Articles of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Georgia law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
- ------       -----------------------------------------------------------------------------------
  2.1    --  Agreement and Plan of Merger, dated as of June 14, 1996, by and among Longhorn
             Steaks, Inc., Bugaboo Creek Steak House, Inc. and Whip Merger Corporation (included in ANNEX A to the Joint Proxy Statement/Prospectus and incorporated by reference herein).
  2.2    --  Agreement and Plan of Merger, dated June 14, 1996, by and among Bentley's
             Restaurant, Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.3    --  Agreement and Plan of Merger, dated June 14, 1996, by and among Hemenway Sea Foods,
             Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.4    --  Agreement and Plan of Merger, dated June 14, 1996, by and among Old Grist Mill
             Tavern, Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.5    --  Agreement and Plan of Merger, dated June 14, 1996, by and among GOS Properties
             Limited Liability Company, Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.6    --  Purchase and Sale Agreement, dated June 14, 1996, by and between Edward P. Grace,
             III and Samuel J. Orr, Jr., as Sellers and Whip Pooling Corporation.
  3.1    --  Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3(a) to Registration Statement on Form S-1, Registration
             Statement No. 33-57942).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
- ------       -----------------------------------------------------------------------------------
  3.2    --  Amended and Restated Bylaws of the Registrant (incorporated by reference from
             Exhibit 3(b) to Registration Statement on Form S-1, Registration Statement
             No.33-45695).
  4.1    --  See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of
             Incorporation and Bylaws of the Registrant defining rights of holders of Common
             Stock of the Registrant.
  5.1    --  Opinion of Alston & Bird.
 *8.1    --  Opinion of Alston & Bird.
 23.1    --  Consent of Alston & Bird.
 23.2    --  Consent of KPMG Peat Marwick LLP.
 23.3    --  Consent of KPMG Peat Marwick LLP.
 23.4    --  Consent of The Robinson-Humphrey Company, Inc.
 23.5    --  Consent of Tucker Anthony Incorporated.
 24.1    --  Powers of Attorney (included on signature page hereof).
 99.1    --  Form of Proxy for BCS Common Stock.
 99.2    --  Form of Proxy for LSI Common Stock.

- ---------------

* To be filed by amendment.

     (b) Financial Statement Schedules

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 12, 1996.

                                          LONGHORN STEAKS, INC.

                                          By:     /s/  RICHARD E. RIVERA
                                            ------------------------------------
                                                     Richard E. Rivera
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard E. Rivera and Anne D. Huemme, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 12, 1996.

                  SIGNATURE                                TITLE                    DATE
- ---------------------------------------------   ---------------------------  -------------------
               /s/  RICHARD E. RIVERA           President, Chief Executive   July 12, 1996
- ---------------------------------------------     Officer (principal
              Richard E. Rivera                   executive officer) and
                                                  Director

                 /s/  ANNE D. HUEMME            Chief Financial Officer and  July 12, 1996
- ---------------------------------------------     Secretary (principal
               Anne D. Huemme                     financial and accounting
                                                  officer)

                                                Chairman of the Board of     July 12, 1996
- ---------------------------------------------     Directors
           George W. McKerrow, Jr.

                 /s/  DON L. CHAPMAN            Director                     July 12, 1996
- ---------------------------------------------
               Don L. Chapman

                                                Director                     July 12, 1996
- ---------------------------------------------
           George W. McKerrow, Sr.

                /s/  JOHN METZ                  Director                     July 12, 1996
- ---------------------------------------------
                  John Metz

                  /s/  JOHN G. PAWLY            Director                     July 12, 1996
- ---------------------------------------------
                John G. Pawly

           /s/  RONALD W. SAN MARTIN            Director                     July 12, 1996
- ---------------------------------------------
            Ronald W. San Martin

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                           DESCRIPTION
- ------       -----------------------------------------------------------------------------------
  2.1     -- Agreement and Plan of Merger, dated as of June 14, 1996, by and among Longhorn
             Steaks, Inc., Bugaboo Creek Steak House, Inc. and Whip Merger Corporation (included in ANNEX A to the Joint Proxy Statement/Prospectus and incorporated by reference herein).
  2.2     -- Agreement and Plan of Merger, dated June 14, 1996, by and among Bentley's
             Restaurant, Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.3     -- Agreement and Plan of Merger, dated June 14, 1996, by and among Hemenway Sea Foods,
             Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.4     -- Agreement and Plan of Merger, dated June 14, 1996, by and among Old Grist Mill
             Tavern, Inc., Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.5     -- Agreement and Plan of Merger, dated June 14, 1996, by and among GOS Properties
             Limited Liability Company, Longhorn Steaks, Inc. and Whip Pooling Corporation.
  2.6     -- Purchase and Sale Agreement, dated June 14, 1996, by and between Edward P. Grace
             III and Samuel J. Orr, Jr., as Sellers and Whip Pooling Corporation.
  5.1     -- Opinion of Alston & Bird.
 23.1     -- Consent of Alston & Bird.
 23.2     -- Consent of KPMG Peat Marwick LLP.
 23.3     -- Consent of KPMG Peat Marwick LLP.
 23.4     -- Consent of The Robinson-Humphrey Company, Inc.
 23.5     -- Consent of Tucker Anthony Incorporated.
 24.1     -- Powers of Attorney (included on signature page hereof).
 99.1     -- Form of Proxy for BCS Common Stock.
 99.2     -- Form of Proxy for LSI Common Stock.